PROSPECTUS SUPPLEMENT
(To Prospectus dated August 18, 1999)

                         $1,000,000,000 (Approximate)
                      EQCC Home Equity Loan Trust 1999-3
                                    Issuer

        EQCC Home Equity Loan Asset Backed Certificates, Series 1999-3

                         EQCC Receivables Corporation
                         EQCC Asset Backed Corporation
                                  Depositors

                       EquiCredit Corporation of America
                                   Servicer

                                a subsidiary of
                          Bank of America Corporation

     Principal and interest payable monthly, beginning in September 1999.


 Carefully           The Trust Will Issue--
 consider the
 risk factors        . Thirteen classes of certificates, of which the
 beginning on          following Class A Certificates are offered by this
 page S-13 of          prospectus supplement and the accompanying prospectus:
 this
 prospectus
 supplement and
 on page 9 in                   Original Principal
 the                    Class        Balance           Principal Type     Interest Type
 accompanying           -----   ------------------     --------------     -------------
 prospectus.
                        Class
  Neither the            A-1F      $350,000,000    Senior, Sequential Pay Fixed Rate
  offered               Class
  certificates           A-2F      $137,000,000    Senior, Sequential Pay Fixed Rate
  nor the               Class
  underlying             A-3F      $160,000,000    Senior, Sequential Pay Fixed Rate
  mortgage loans        Class
  are insured or         A-4F      $ 80,000,000    Senior, Sequential Pay Fixed Rate
  guaranteed by         Class
  any                    A-5F      $ 27,796,013    Senior, Sequential Pay Fixed Rate
  governmental          Class
  agency or              A-6F      $133,000,000    Senior, Lockout        Fixed Rate
  instrumentality.      Class
                         A-7F      $ 74,391,790    Senior, Pass-Through   Fixed Rate
  The offered           Class      $ 37,812,197    Senior, Pass-Through   Floating Rate
  certificates           A-1A
  represent
  interests in           A summary of the initial class balances, pass-through
  the trust only         rates, payment characteristics and ratings of all
  and will not           classes of certificates is set forth on page S-4.
  be obligations
  of or                  The Assets of the Trust Will Include--
  represent
  interests in         . Two groups of fixed-rate and one group of adjustable-
  any other              rate mortgage loans that were originated or acquired
  entity.                by EquiCredit Corporation of America or an affiliate.
                         All of the mortgage loans are secured by first or
  This                   second liens on one- to four-family properties.
  prospectus
  supplement may       . Any money received on the mortgage loans on and after
  be used to             August 1, 1999 (excluding all prepayment penalties and
  offer and sell         premiums under the mortgage loans that are paid to
  the offered            EquiCredit Corporation of America and interest accrued
  certificates           on the mortgage loans prior to August 1, 1999).
  only if it is
  accompanied by       . An irrevocable certificate guaranty insurance policy
  the                    issued by Ambac Assurance Corporation which will
  prospectus.            guarantee timely payments of interest and ultimate
                         payment of principal on the Class A Certificates to the extent described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               ---------------

The Class A Certificates will be purchased by the underwriters and offered by the underwriters to investors at varying prices to be determined at the time of sale. The Depositors expect that the Class A Certificates will be available for delivery to investors in book-entry form through The Depository Trust Company, Cedel Bank, societe anonyme or the Euroclear System on August 26, 1999.

                               ---------------

Banc of America Securities LLC
                                                            Merrill Lynch & Co.
                               ---------------

           The date of this Prospectus Supplement is August 18, 1999

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  The Depositors describe the certificates in two separate documents that progressively provide more detail:

  . the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and

  . this prospectus supplement, which describes the specific terms of your certificates.

  If the description of the terms of your certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

  Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Prospectus Supplement Definitions" beginning on page S-82 in this document and under the caption "Index of Significant Definitions" beginning on page 95 in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                               ----------------

  This prospectus supplement and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Certain Yield and Prepayment Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, the use of forward-looking words such as "expects," "intends," "anticipates," "estimates," "believes," "may" or other comparable words. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Depositors' control. These forward-looking statements speak only as of the date of this prospectus supplement. The Depositors expressly disclaim any obligation or undertaking to update or revise forward-looking statements to reflect any change in the Depositors' expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                         Page
                                                                        -------
SUMMARY INFORMATION....................................................     S-5
RISK FACTORS...........................................................    S-13
 Risks of the Mortgage Loans...........................................    S-13
 Rate of Prepayments May Adversely Affect Average Life or Yield of the
  Certificates.........................................................    S-15
 Credit Enhancement May Be Inadequate for the Class A Certificates.....    S-15
 Interest Payment May Be Insufficient to Create Overcollateralization..    S-15
 Interest Rates on the Certificates are Subject to Limits..............    S-16
 Consumer Protection Laws May Limit Remedies...........................    S-17
 Book-Entry Certificates...............................................    S-17
 Year 2000 Readiness Disclosure........................................    S-17
 Year 2000 Legislation May Affect Timely Exercise of Remedies..........    S-20
DESCRIPTION OF THE MORTGAGE POOL.......................................    S-21
 General...............................................................    S-21
 Fixed Rate Group 1....................................................    S-21
 Fixed Rate Group 2....................................................    S-28
 Adjustable Rate Group.................................................    S-35
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS............................    S-43
THE ORIGINATORS AND THE SERVICER -- ORIGINATION, FORECLOSURE AND LOSS
 EXPERIENCE............................................................    S-55
 General...............................................................    S-55
 Loan Origination History..............................................    S-55
 Underwriting Programs.................................................    S-55
 Servicing Portfolio...................................................    S-56
 Delinquency and Loss Experience.......................................    S-56
 Outstanding Real Estate Owned.........................................    S-57
DESCRIPTION OF THE CERTIFICATES........................................    S-57
 General...............................................................    S-57

                                                                          Page
                                                                         -------
 Book-Entry Registration................................................    S-58
 Distributions..........................................................    S-59
 Over-collateralization.................................................    S-69
 Cross-collateralization................................................    S-70
 Payment of Certain Expenses............................................    S-70
 Advances from the Principal and Interest Account.......................    S-70
 Servicing Compensation.................................................    S-70
 Termination; Purchase of Mortgage Loans................................    S-70
 Amendment..............................................................    S-71
THE TRUSTEE.............................................................    S-72
THE SECURITIES INSURANCE POLICY AND THE INSURER.........................    S-73
 The Insurer............................................................    S-73
 The Securities Insurance Policy........................................    S-74
FEDERAL INCOME TAX CONSEQUENCES.........................................    S-76
 Taxation of Class A Regular Interests..................................    S-76
 Taxation of Basis Risk Arrangements....................................    S-77
 Termination Payments...................................................    S-77
 Application of the Straddle Rules......................................    S-78
ERISA CONSIDERATIONS....................................................    S-78
LEGAL INVESTMENT........................................................    S-79
USE OF PROCEEDS.........................................................    S-79
UNDERWRITING............................................................    S-79
SECONDARY MARKET........................................................    S-80
EXPERTS.................................................................    S-80
RATINGS.................................................................    S-80
LEGAL MATTERS...........................................................    S-81
INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS..............................    S-82
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES........... Annex I

              THE EQCC HOME EQUITY LOAN TRUST 1999-3 CERTIFICATES

                                                                                                 Initial Rating
                                                                                                   of Offered
                                                                                                 Certificates(3)
                                Original       Pass-Through                                      -----------------
Class                     Principal Balance(1)     Rate     Principal Types(2) Interest Types(2)  Moody's   S&P
-----                     -------------------- ------------ ------------------ ----------------- --------- -------
Offered Certificates
Class A-1F..............      $350,000,000      6.548%(4)    Senior,           Fixed Rate              Aaa     AAA
                                                             Sequential Pay
Class A-2F..............      $137,000,000      6.887%(4)    Senior,           Fixed Rate              Aaa     AAA
                                                             Sequential Pay
Class A-3F..............      $160,000,000      7.067%(4)    Senior,           Fixed Rate              Aaa     AAA
                                                             Sequential Pay
Class A-4F..............      $ 80,000,000      7.371%(4)    Senior,           Fixed Rate              Aaa     AAA
                                                             Sequential Pay
Class A-5F..............      $ 27,796,013         (5)(4)    Senior,           Fixed Rate              Aaa     AAA
                                                             Sequential Pay
Class A-6F..............      $133,000,000      7.267%(4)    Senior,           Fixed Rate              Aaa     AAA
                                                             Lockout
Class A-7F..............      $ 74,391,790         (6)(7)    Senior,           Fixed Rate              Aaa     AAA
                                                             Pass-Through
Class A-1A..............      $ 37,812,197            (8)    Senior,           Floating Rate           Aaa     AAA
                                                             Pass-Through
Non-Offered Certificates
Class X.................          (9)(10)          (10)      Subordinated(10)  Interest Only(10)       N/A     N/A
Class R-I...............          (11)             (11)            (11)              (11)              N/A     N/A
Class R-II..............          (11)             (11)            (11)              (11)              N/A     N/A
Class R-III.............          (11)             (11)            (11)              (11)              N/A     N/A
Class R-IV..............          (11)             (11)            (11)              (11)              N/A     N/A

-------
 (1) Approximate. The original principal balances are subject to adjustment as described herein.
 (2) See "Description of the Certificates -- Categories of Classes of Certificates" in the accompanying prospectus for a description of the principal and interest categories listed.
 (3) A description of the ratings of the Certificates offered by this prospectus supplement is set forth under the heading "Rating of Certificates" in the Summary Information and under "Ratings" in the main text of this prospectus supplement.
 (4) During each Accrual Period, interest will accrue on each Class of Fixed Rate Group 1 Certificates at a rate equal to the lesser of (i) such Class's applicable pass-through rate and (ii) the Fixed Rate Group 1 Net Funds Cap Rate. See "Description of the Certificates -- Distributions --
      Interest" in this prospectus supplement.
 (5) For each Distribution Date on or prior to the Optional Purchase Date, the pass-through rate on the Class A-5F Certificates will equal 7.638% per annum. For each Distribution Date following the Optional Purchase Date, the pass-through rate on the Class A-5F Certificates will equal 8.138% per annum.
 (6) For each Distribution Date on or prior to the Optional Purchase Date, the pass-through rate on the Class A-7F Certificates will equal 7.448% per annum. For each Distribution Date following the Optional Purchase Date, the pass-through rate on the Class A-7F Certificates will equal 7.948% per annum.
 (7) During each Accrual Period, interest will accrue on the Class A-7F Certificates at a rate equal to the lesser of (i) such Class's pass-through rate and (ii) the Fixed Rate Group 2 Net Funds Cap Rate. See "Description of the Certificates -- Distributions -- Interest" in this prospectus supplement.
 (8) During each Accrual Period, interest will accrue on the Class A-1A Certificates at a rate equal to the lesser of (i) LIBOR as of the related LIBOR Determination Date plus (a) 0.31% per annum on each Distribution Date on or prior to the Optional Purchase Date and (b) 0.62% per annum on each Distribution Date following the Optional Purchase Date and (ii) the Class A-1A Net Funds Cap Rate. See "Description of the Certificates -- Distributions -- Interest" and "-- Calculation of LIBOR" in this prospectus supplement.
 (9) The Class X Certificates are interest-only certificates and have no principal balance.
(10) On any Distribution Date, the Class X Certificates will be entitled to the amount of excess interest and principal, if any, on the mortgage loans, after the required levels of overcollateralization on the Class A Certificates are reached, as described in the Pooling and Servicing agreement.
(11) The Class R-I, Class R-II, Class R-III and Class R-IV Certificates have no principal balance and will not be entitled to distributions of interest or principal.

                              SUMMARY INFORMATION

  This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire document (the "Prospectus Supplement") and the accompanying prospectus (the "Prospectus") carefully for additional detailed information about the offered certificates.


RELEVANT PARTIES                      RELEVANT DATES

Issuer                                Closing Date

EQCC Home Equity Loan Trust 1999-3    August 26, 1999.
(the "Trust" or the "Trust Fund").

Depositors                            Cut-off Date


EQCC Receivables Corporation and      August 1, 1999.
EQCC Asset Backed Corporation.

Originators                           Distribution Date

EquiCredit Corporation of America     The 25th day of each month (or, if such
("EquiCredit" or the                  day is not a business day, the next
"Representative") and certain         business day). The first distribution
affiliates of EquiCredit.             date is September 27, 1999.

Servicer                              Determination Date

EquiCredit Corporation of America.    The fifth business day prior to each
                                      Distribution Date.

Trustee                               Record Date

U.S. Bank National Association, a     The last calendar day of each month
national banking association.         preceding a Distribution Date.

Insurer

[LOGO]
Ambac Assurance Corporation.

Rating Agencies

Moody's Investors Service, Inc.
("Moody's") and Standard & Poor's
("S&P").

                          DESCRIPTION OF CERTIFICATES

  The EQCC Home Equity Loan Asset Backed Certificates, Series 1999-3 (the "Certificates") will be issued on the Closing Date pursuant to a pooling and servicing agreement to be dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositors, the Servicer and the Trustee.

  The Certificates will consist of:

  . the Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F, Class A-
    6F, Class A-7F and Class A-1A Certificates (collectively, the "Class A Certificates");

  . the Class X Certificates; and

  . the Class R-I, R-II, R-III and R-IV Certificates (collectively, the
    "Residual Certificates").

  Only the Class A Certificates are being offered by this Prospectus Supplement and the Prospectus. The Class X Certificates and the Residual Certificates are not being offered and will initially be held by the Depositors.

  The Class A Certificates will have an approximate aggregate original principal balance of $1,000,000,000. The approximate original principal balance of each class of Class A Certificates is set forth on the front cover and may be increased or decreased by up to 5%.

  The Class A Certificates represent ownership interests in the Trust.

  See page S-4 for more information with respect to each class of Certificates.

THE ASSETS OF THE TRUST

  The assets of the Trust will consist primarily of:

  . a pool of residential mortgage loans comprised of two groups of fixed-rate loans and one group of adjustable- rate loans;

  . any money received on the mortgage loans on and after August 1, 1999
    (excluding all prepayment penalties and premiums under the mortgage loans that are paid to EquiCredit and interest accrued on the mortgage loans prior to August 1, 1999); and

  . an irrevocable certificate guaranty insurance policy issued by the Insurer which will guarantee timely payments of interest and ultimate payment of principal on the Class A Certificates to the extent described in this Prospectus Supplement.

THE MORTGAGE POOL

  The "Mortgage Pool" will consist of fixed-rate and adjustable-rate mortgage loans (the "Mortgage Loans"). The Mortgage Loans will consist of promissory notes (each, a "Mortgage Note") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating first or second liens on one- to four-family properties (each, a "Mortgaged Property"). All of the Mortgage Loans were originated or acquired by the Originators.

  The Mortgage Pool will be divided into three groups of Mortgage Loans (each, a "Mortgage Loan Group"). The Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F and Class A-6F Certificates (collectively, the "Fixed Rate Group 1 Certificates") will have an ownership interest in a group of fixed-rate Mortgage Loans ("Fixed Rate Group 1") and will receive distributions of principal and interest from Fixed Rate Group 1. The Class A-7F Certificates (the "Fixed Rate Group 2 Certificates") will have an ownership interest in a group of fixed-rate Mortgage Loans ("Fixed Rate Group 2") and will receive distributions of principal and interest from Fixed Rate Group 2. The Class A-1A Certificates will have an ownership interest in a group of Mortgage Loans that are subject to periodic interest rate adjustments (the "Adjustable Rate Group") and will receive distributions of principal and interest from the Adjustable Rate Group. Because of the cross-collateralization mechanism described in this Prospectus Supplement, Class A Certificates related to a Mortgage Loan Group may also receive distributions of principal and interest out of excess funds from the other Mortgage Loan Groups.

  The Mortgage Loans will be acquired by the Depositors from the Originators. Each Depositor will then transfer the Mortgage Loans acquired by it to the Trust under the Pooling and Servicing Agreement on the Closing Date. See "Description of the Certificates -- Assignment of the Mortgage Loans" in the Prospectus.

  The Mortgage Pool is expected to have the following approximate characteristics:

                Selected Mortgage Loan Data as of August 1, 1999

                                                  Fixed Rate          Fixed Rate           Adjustable
                            Mortgage Pool          Group 1              Group 2            Rate Group
                          ------------------  ------------------  -------------------  -------------------
Number of Mortgage
 Loans..................              14,352              13,327                  631                  394
Aggregate Unpaid
 Principal Balance......      $1,000,000,144        $887,796,138          $74,391,808          $37,812,197
Range of Unpaid
 Principal Balance......  $1,109 to $354,378  $1,109 to $299,012  $14,857 to $354,378  $16,925 to $309,828
Percentage of First Lien
 Mortgage Loans.........               89.54%              91.53%               60.37%              100.00%
Percentage of Second
 Lien Mortgage Loans....               10.46%               8.47%               39.63%                0.00%
Range of Mortgage
 Interest Rates.........      5.00% to 18.95%     5.00% to 18.95%      8.52% to 15.90%      5.75% to 15.40%
Weighted Average
 Mortgage Interest
 Rate...................               10.31%              10.35%               10.47%                9.06%
Weighted Average
 Combined Loan-to-Value
 Ratio..................               79.98%              79.67%               82.65%               81.95%
Range of Remaining Term
 to Maturity (in
 months)................            8 to 360            8 to 360            46 to 360            82 to 360
Weighted Average
 Remaining Term to
 Maturity (in months)...                 214                 216                  209                  180
Weighted Average
 Original Term to
 Maturity (in months)...                 216                 218                  210                  180
Range of Origination
 Dates..................        6/87 to 7/99        6/87 to 7/99        10/97 to 7/99         2/99 to 7/99
Percentage of Balloon
 Loans..................               46.73%              45.79%               44.12%               73.85%
Range of Minimum
 Mortgage Interest
 Rates..................                 N/A                 N/A                  N/A       5.75% to 15.40%
Weighted Average Minimum
 Mortgage Interest
 Rate...................                 N/A                 N/A                  N/A                 9.06%
Range of Maximum
 Mortgage Interest
 Rates..................                 N/A                 N/A                  N/A      15.25% to 26.05%
Weighted Average Maximum
 Mortgage Interest
 Rate...................                 N/A                 N/A                  N/A                19.11%
Range of Gross Margins..                 N/A                 N/A                  N/A       2.75% to 10.30%
Weighted Average Gross
 Margin.................                 N/A                 N/A                  N/A                 5.80%
Number of States with
 Geographic
 Concentration of
 Mortgaged Properties in
 Excess of 5% of the
 Aggregate Unpaid
 Principal Balance......                   5                   5                    4                    5

Changes to Mortgage Pool

  The Depositors may remove Mortgage Loans from the Mortgage Pool, or may make substitutions for certain Mortgage Loans, in advance of the Closing Date.

  After the issuance of the Certificates, the Depositors may remove certain Mortgage Loans from the Mortgage Pool through repurchase or substitution because of breaches of representations and warranties or defective documentation.

  Additional information about the Mortgage Pool appears under "The Description of the Mortgage Pool" in this Prospectus Supplement.

PRIORITY OF DISTRIBUTIONS

  In general, funds available for distribution from payments and other amounts received on the Mortgage Loans in the related Mortgage Loan Group, less Servicing Fees, will be distributed as follows:

  . first, to the Insurer in an amount equal to its monthly premium with respect to the Class A Certificates in the related Certificate Group;

  . second, to the Class A Certificates in the related Certificate Group to pay interest;

  . third, to the Class A Certificates in the related Certificate Group to pay principal;

  . fourth, to reimburse the Insurer for any payments previously made on the Class A Certificates in the related Certificate Group and not previously reimbursed;

  . fifth, to reimburse the Insurer for any payments previously made on the Class A Certificates in the other Certificate Groups and not previously reimbursed;

  . sixth, to the Class A Certificates in the other Certificate Groups to pay interest and principal shortfalls, if any;

  . seventh, to the Class A Certificates in the related Certificate Group to pay principal until the related overcollateralization target is reached;

  . eighth, to the Class A Certificates in the other Certificate Groups to pay principal until their respective overcollateralization targets are reached;

  . ninth, to the Trustee, in payment of the fee for its services for such Distribution Date, to the extent not previously paid by the Servicer;

  . tenth, to the Servicer and/or the Representative in payment of certain unreimbursed expenses;

  . eleventh, to the Servicer in payment of certain unreimbursed advances;

  . twelfth, to the Class A Certificates in the related Certificate Group to pay any related interest carryover amounts arising from the interest rate caps on the Class A Certificates;

  . thirteenth, to the Class A Certificates in the other Certificate Groups to pay any related interest carryover amounts arising from the interest rate caps on the Class A Certificates;

  . fourteenth, to the Class X Certificates; and

  . fifteenth, to the Residual Certificates, any remaining amounts.

  Additional information on the source and priority of distributions appears under "Description of the Certificates" in this Prospectus Supplement.

INTEREST DISTRIBUTIONS

  Interest on the Fixed Rate Group 1 Certificates and Fixed Rate Group 2 Certificates (collectively, the "Fixed Rate Certificates" and together with the Class A-1A Certificates, each a "Certificate Group") will accrue from and including the first day of each month, commencing August 1, 1999, to and including the last day of such month. Interest on the Class A-1A Certificates will accrue from and including the Closing Date, in the case of the initial Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to, but excluding, the next succeeding Distribution Date. Each period referred to above relating to the accrual of interest is the "Accrual Period" for the related Class of Class A Certificates. Interest with respect to the Fixed Rate Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. Interest with respect to the Class A-1A Certificates will accrue on the basis of the actual number of days in the Accrual Period over a 360-day year.

  The Fixed Rate Group 1 Certificates will accrue interest for each Accrual Period at an annual rate equal to the lesser of (i) the applicable pass-through rate as set forth on page S-4 and (ii) an interest rate cap (the "Fixed Rate Group 1 Net Funds Cap Rate"), the calculation for which is set forth in detail under "Description of the

Certificates -- Distributions -- Interest" in this Prospectus Supplement. If, on any Distribution Date and with respect to any Class of Fixed Rate Group 1 Certificates, the Fixed Rate Group 1 Net Funds Cap Rate is less than the applicable pass-through rate for a Class of Fixed Rate Group 1 Certificates, the amount of any such shortfall plus interest accrued thereon at the applicable pass-through rate for each Class (the "Fixed Rate Group 1 Interest Carryover") will be carried forward and distributed, subject to certain limitations, on such Distribution Date or subsequent Distribution Dates to such Class of Fixed Rate Group 1 Certificates.

  The Fixed Rate Group 2 Certificates will accrue interest for each Accrual Period at an annual rate equal to the lesser of (i) their pass-through rate as set forth on page S-4 and (ii) an interest rate cap (the "Fixed Rate Group 2 Net Funds Cap Rate"), the calculation for which is set forth in detail under "Description of the Certificates -- Distributions -- Interest" in this Prospectus Supplement. If, on any Distribution Date, the Fixed Rate Group 2 Net Funds Cap Rate is less than the pass-through rate, the amount of any such shortfall plus interest accrued thereon at the pass-through rate (the "Fixed Rate Group 2 Interest Carryover") will be carried forward and distributed, subject to certain limitations, on such Distribution Date or subsequent Distribution Dates to the Fixed Rate Group 2 Certificates.

  The Class A-1A Certificates accrue interest for each Accrual Period at an annual rate equal to the lesser of (i) a pass-through rate of LIBOR plus (a) 0.31% for each Distribution Date on or prior to the first date on which the Servicer is entitled to purchase the remaining assets of the Trust (the "Optional Purchase Date") or (b) 0.62% for each Distribution Date following the Optional Purchase Date and (ii) an interest rate cap (the "Class A-1A Net Funds Cap Rate"), the calculation for which is set forth in detail under "Description of the Certificates -- Distributions -- Interest" in this Prospectus Supplement. If, on any Distribution Date, the Class A-1A Net Funds Cap Rate is less than the applicable pass-through rate set forth above, the amount of any such shortfall plus interest accrued thereon at the applicable LIBOR-based rate (the "Class A-1A LIBOR Interest Carryover") will be carried forward and distributed, subject to certain limitations, on subsequent Distribution Dates. Payments of the Fixed Rate Group 1 Interest Carryovers, Fixed Rate Group 2 Interest Carryovers and the Class A-1A LIBOR Interest Carryovers are not covered by the Securities Insurance Policy.

  "LIBOR" is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. In addition, see "Description of the Certificates -- Distributions -- Calculation of LIBOR" in this Prospectus Supplement for a discussion of the determination of LIBOR if that rate does not appear on Dow Jones Telerate page 3750.

  The LIBOR determination date is the second London business day prior to the first day of the related Accrual Period.

  Additional information on the payment of interest appears under "Description of the Certificates -- Distributions-- Interest" in this Prospectus Supplement.

PRINCIPAL DISTRIBUTIONS

  On each Distribution Date, distributions of principal will be made to the Class A Certificates if and to the extent there are funds available on that date for the payment of principal. Monthly principal distributions will generally be a function of principal receipts on the Mortgage Loans in the related Mortgage Loan Group, the availability of excess interest and principal as described under "Description of the Certificates -- Distributions --
 Principal," " -- Overcollateralization" and "--Crosscollateralization" in this Prospectus Supplement and, in the case of the Fixed Rate Group 1 Certificates, the priority of principal distributions among the Classes of Fixed Rate Group 1 Certificates described under "Description of the Certificates--Distributions-- Allocation of Fixed Rate Group 1 Principal Distribution Amount" in this Prospectus Supplement.

  The "Final Scheduled Distribution Date" for each class of Class A Certificates is set forth under "Description of the Certificates -- General" in this Prospectus Supplement.

DENOMINATIONS

  The Class A Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

REGISTRATION OF THE CLASS A CERTIFICATES

  Your certificates will be issued in book-entry form ("Book-Entry Certificates") and registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC").

  You may elect to hold your Certificates through DTC, in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through CEDEL or Euroclear will be made in DTC through the relevant depositaries of CEDEL or Euroclear.

  The Depositors expect that the Book-Entry Certificates will be delivered in book-entry form through the facilities of DTC, CEDEL and Euroclear on or about August 26, 1999.

  Additional information on registration of the Class A Certificates appears under "Description of the Certificates--Book-Entry Registration" in, and in Annex I to, this Prospectus Supplement.

CREDIT ENHANCEMENTS

1. The Securities Insurance Policy

  The certificate guaranty insurance policy (the "Securities Insurance Policy") is issued by the Insurer with respect to the Class A Certificates. Under the Securities Insurance Policy, the Insurer will guarantee timely payments of interest and ultimate payment of principal on the Class A Certificates to the extent described in this Prospectus Supplement. The Insurer will not guarantee any Fixed Rate Group 1 Interest Carryover, Fixed Rate Group 2 Interest Carryover or Class A-1A LIBOR Interest Carryover.

  Additional information on the Securities Insurance Policy appears under "Description of the Certificates--Securities Insurance Policy" and "The Securities Insurance Policy and the Insurer" in this Prospectus Supplement.

2. Overcollateralization

  The Mortgage Loans owned by the Trust bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Class A Certificates and certain fees and expenses of the Trust. A portion of this excess interest will be applied initially to pay principal on the Class A Certificates (until the required level of overcollateralization is reached), which reduces the principal balance of such Certificates at a faster rate than the principal balance on the Mortgage Loans is being reduced. As a result, the aggregate principal balance of the Mortgage Loans is expected to exceed the aggregate principal balance of the Class A Certificates. This feature is referred to as "overcollateralization." The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

  See "Description of the Certificates--Overcollateralization" in this Prospectus Supplement for additional information.

3. Crosscollateralization

  Funds available with respect to one Mortgage Loan Group may be used to make certain distributions to the Class A Certificates relating to the other Mortgage Loan Groups.

  See "Description of the Certificates -- Crosscollateralization" in this Prospectus Supplement for additional information.

ADVANCES

  The Servicer will make cash advances with respect to delinquent payments of interest on the Mortgage Loans from amounts on deposit with the Servicer and held for future remittance to the Trustee. The Servicer generally will not be required to make advances from its own funds. See "Description of the Certificates -- Advances from the Principal and Interest Account" in this Prospectus Supplement.

OPTIONAL TERMINATION OF THE TRUST

  The Servicer may purchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Certificates on any Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of August 1, 1999.

  See "Description of the Certificates -- Termination; Purchase of Mortgage Loans" in this Prospectus Supplement.

RATING OF CERTIFICATES

  The Trust will not issue the Class A Certificates unless they have received at least the ratings set forth under "Ratings" in this Prospectus Supplement from the Rating Agencies.

  . The ratings assigned to the Class A Certificates will be based on the financial strength of the Insurer.

  . The ratings on the Class A Certificates do not address the payment of any Fixed Rate Group 1 Interest Carryover, Fixed Rate Group 2 Interest Carryover or Class A-1A LIBOR Interest Carryover.

  . The ratings of the Rating Agencies are not recommendations to buy, sell or hold the Certificates rated. A rating may be subject to revision or withdrawal at any time by the assigning Rating Agency.

  . If the ratings on your Certificates are downgraded or withdrawn, you may have difficulty selling your Certificates.

  See "Ratings" in this Prospectus Supplement and "Risk Factors" and "Ratings" in the Prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  For federal income tax purposes, elections will be made to treat a portion of the Trust Fund as four separate real estate mortgage investment conduits ("REMIC I," "REMIC II," "REMIC III" and "REMIC IV," respectively, and each a "REMIC").

  . The Class A Certificates and the Class X Certificates will represent regular interests in the Upper-Tier REMIC and such regular interests will be treated as debt instruments for federal income tax purposes.

  . The Class R-I Certificates will be the sole class of residual interest in REMIC I, the Class R-II Certificates will be the sole Class of residual Interest in REMIC II, the Class R-III Certificates will be the sole class of residual interest in REMIC III and the Class R-IV Certificates will be the sole class of residual interest in REMIC IV.

  The rights of the Class A Certificateholders to receive interest shortfalls will not be assets of any of the REMICs, but will be treated as the assets of a grantor trust for federal income tax purposes.

  Interest on the Class A Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

  For additional information see "Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Consequences for REMIC Certificates -- Original Issue Discount" in the Prospectus.

ERISA CONSIDERATIONS

  If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, "Plans"), you should carefully review with your legal advisors whether the purchase or holding of a Class A Certificate could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

  For additional information see "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

LEGAL INVESTMENT

  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Class A Certificates. You should consult your legal, tax and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Class A Certificates.

  . The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

  For additional information see "Legal Investment" in this Prospectus
Supplement.

                                 RISK FACTORS

  . The Class A Certificates are not suitable investments for all investors.

  . The Class A Certificates are complex financial instruments, so you should not purchase any Class A Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

  . You should carefully consider the risk factors discussed below and those discussed under "Risk Factors" in the Prospectus, in addition to the other information contained in this Prospectus Supplement and the Prospectus, before making an investment decision.

  . You should not purchase any Class A Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Class A Certificates.

Risks of the Mortgage Loans

  The following description refers to the Mortgage Loans included in each Mortgage Loan Group. References to percentages of the Mortgage Loans refer to the total Mortgage Pool as of the Cut-off Date. References to percentages of the Mortgage Loans in a Mortgage Loan Group refer to the percentage of the aggregate principal balance of the Mortgage Loans in that Mortgage Loan Group as of the Cut-off Date.

  Geographic Concentration May Increase Risk of Loss. Certain geographic regions of the United States from time to time may experience weaker regional economic conditions and housing markets, and consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans in such regions may present risks in addition to those generally present for similar mortgage-backed securities without such concentration.

  Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans. Any losses may adversely effect the yield to maturity of the Class A Certificates.

  See "Description of the Mortgage Pool" in this Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans in the Mortgage Pool.

  Risk of Loss May Be Greater on Second Lien Mortgage Loans. Approximately 8.47% of the Mortgage Loans in Fixed Rate Group 1 and approximately 39.63% of the Mortgage Loans in Fixed Rate Group 2 are secured by second Mortgages. Mortgage Loans secured by second Mortgages will be entitled to proceeds that remain from the sale of the related mortgaged property after any related first mortgage loans and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy the total amount of the first mortgage loans and prior liens and the Insurer fails to perform its obligations under the Securities Insurance Policy, the Class A Certificates may bear:

  . the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

  . the risk of loss if the deficiency judgment is not realized upon or if a deficiency judgment is not permitted under the applicable law.

  See "Risk Factors -- Risks Associated with the Mortgage Loans -- Risk of Loss May Be Greater on Second Lien Mortgage Loans" in the Prospectus. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

  Defaults May Be More Likely on Newer Loans. A substantial number of the Mortgage Loans in the Mortgage Pool were recently originated. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

  Inclusion of Delinquent Mortgage Loans Increases Risk of Loss. As of the Cut-off Date, approximately 0.18% of the Mortgage Loans were 30 days or more contractually delinquent. As a result, the Mortgage Pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent Mortgage Loan will not ever become current or, if it does become current, that the mortgagor has an above average likelihood of becoming delinquent again.

  See "Description of the Mortgage Pool" in this Prospectus Supplement and "Risk Factors -- Risks Associated with the Mortgage Loans -- Special Risks of Certain Mortgage Loans" in the Prospectus.

  Balloon Mortgage Loans May Have a Greater Default Risk at
Maturity. Approximately 45.79% of the Mortgage Loans in Fixed Rate Group 1, approximately 44.12% of the Mortgage Loans in Fixed Rate Group 2 and approximately 73.85% of the Mortgage Loans in the Adjustable Rate Group provide for a lump-sum payment (a "Balloon Payment") of the unamortized principal balance of the Mortgage Loan at the maturity of the Mortgage Loan ("Balloon Loans"). Balloon Loans involve a greater degree of risk than fully amortizing mortgage loans because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability:

  . to fully refinance the Balloon Loan, or

  . to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the Balloon Payment.

  The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors. See "Certain Yield and Prepayment Considerations" in this Prospectus Supplement and "Description of the Mortgage Pool" and "Risk Factors -- Risks Associated with the Mortgage Loans -- Balloon Mortgage Loans May Have a Greater Default Risk at Maturity" in the Prospectus.

  Assignment of Mortgage Will Only Be Recorded under Limited
Circumstances. Under the terms of the Pooling and Servicing Agreement, during the period that the Certificates are outstanding and so long as the long-term senior unsecured debt of Bank of America Corporation or its successor in interest is rated at least "A-" by S&P and at least "A3" by Moody's, assignments of the Mortgages in favor of the Trustee will be delivered in recordable form but will not be recorded. The failure to record assignments of the Mortgages in favor of the Trustee in many states in which the mortgaged properties are located will have the result of making the sale of the Mortgage Loans potentially ineffective against:

  . any creditors of the Originators or the Depositors who may have been fraudulently or inadvertently induced to rely on the Mortgage Loans as assets of the Originators or the Depositors, or

  . any purchaser (in the event the Originators or the Depositors fraudulently or inadvertently sell a Mortgage Loan to a purchaser) who had no notice of the prior sale to the Trust and such purchaser takes possession of the Mortgage.

  If the long-term senior unsecured debt rating of Bank of America Corporation or its successor in interest does not satisfy the above-described conditions, assignments of the Mortgages in favor of the Trustee will be required to be recorded.

  Mortgaged Properties May Be Located in Areas Affected by Natural
Disaster. Mortgaged properties may be located in states that have recently experienced natural disasters. Neither the Depositors nor the Originators has undertaken the physical inspection of those mortgaged properties. The Originators and the Depositors will represent, for risk allocation purposes, that each mortgaged property has not been damaged by natural disaster which affects adversely the value of such mortgaged property or the use for which such premises were intended. Were a mortgaged property materially adversely affected as a result of such a natural disaster occurring prior to the Closing Date, the Depositors, in accordance with the terms of the Pooling and Servicing Agreement, may either provide qualifying Mortgage Loans in substitution for the related Mortgage Loans or repurchase those Mortgage Loans from the Trust. In the event those Mortgage Loans are repurchased, the effect on the Class A Certificates would be the same as if those Mortgage Loans were prepaid in full. See "Certain Yield and Prepayment Considerations" in this Prospectus Supplement.

Rate of Prepayments May Adversely Affect Average Life or Yield of the
Certificates

  The average life of the Class A Certificates and, if purchased at a price other than par, the yield to maturity of the Class A Certificates, will depend on the rate and timing of principal payments on the Mortgage Loans in the related Mortgage Loan Group, including:

  . the rate of principal prepayments on the Mortgage Loans;

  . liquidations on defaulted Mortgage Loans; and

  . repurchases of Mortgage Loans as a result of defective documentation or breaches of representations and warranties.

  Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility.

  . If prevailing rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase.

  . Conversely, if interest rates on similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

  The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage originators (including EquiCredit or its affiliates), on a general or targeted basis, to encourage refinancing. Any such program refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

  If you are purchasing Class A Certificates at a discount, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate slower than you expected, your yield may be lower than you expected.

  If you are purchasing Class A Certificates at a premium, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate faster than you expected, your yield may be lower than you expected.

  Principal distributions on the Class A-6F Certificates will vary on each Distribution Date in accordance with the Lockout Remittance Amount for such Distribution Date until the Class A-5F Certificates have been paid in full. Upon payment of the Class A-5F Certificates in full, the entire Principal Distribution Amount for Fixed Rate Group 1 will be distributed, to the extent of available funds, to the Class A-6F Certificates, until that Class has been paid in full.

  See "Certain Yield and Prepayment Considerations" in this Prospectus Supplement and in the Prospectus and "Risk Factors -- Risks Associated with the Certificates -- Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates" in the Prospectus.

Credit Enhancement May Be Inadequate for the Class A Certificates

  The credit enhancement features described in this Prospectus Supplement are intended to enhance the likelihood that holders of the Class A Certificates will receive regular payments of interest and principal. However, the applicable credit enhancement may not adequately cover any shortfalls in cash available to pay your Certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, neither the Servicer, the Depositors nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans. However, the Servicer will advance scheduled monthly payments of interest from amounts on deposit in the Principal and Interest Account.

  If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, and the Insurer fails to pay under the Securities Insurance Policy, you may suffer losses.

Interest Payments May Be Insufficient to Create Overcollateralization

  Because the weighted average of the interest rates on the Mortgage Loans is expected to be higher than the weighted average of the interest rates on the Certificates, the Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Certificates as well as certain fees and expenses of the Trust. Any excess interest will first be used to compensate for losses that occur on the Mortgage Loans. Then, any available excess interest will be used to create and maintain overcollateralization in an amount specified by the Insurer. However, the amount of excess interest generated may not be enough to maintain the overcollateralization level. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate.

  . Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

  . Every time a Mortgage Loan is liquidated, excess interest may be reduced because such Mortgage Loans will no longer be outstanding and generating interest.

  . If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay current interest and principal to the Certificateholders.

  . If one-month LIBOR increases, more funds will be needed to pay interest to the holders of the Class A-1A Certificates, so less funds will be available as excess interest.

Interest Rates on the Certificates are Subject to Limits

  The amount of interest available on the Mortgage Loans in the Adjustable Rate Group may be insufficient to make full interest distributions on the Class A-1A Certificates on any Distribution Date because:

  . the index on which interest on the Mortgage Loans in the Adjustable Rate
    Group accrues is based on six-month LIBOR, while the pass-through rate on the Class A-1A Certificates is based on one-month LIBOR;

  . the mortgage interest rates of such Mortgage Loans are subject to periodic and lifetime caps; and

  . the Mortgage Loans in the Adjustable Rate Group may have been originated with "teaser" rates which are lower than the sum of the applicable index plus the related margin, and therefore may produce less interest and be more likely to be limited by a periodic rate cap when the mortgage interest rate is first adjusted.

  If interest on the Mortgage Loans in the Adjustable Rate Group is insufficient to pay interest on the Class A-1A Certificates on a Distribution Date at a LIBOR based pass-through rate, interest on the Class A-1A Certificates will be payable at the lower Class A-1A Net Funds Cap Rate and the difference (together with interest thereon at the related LIBOR based pass-through rate) will constitute a Class A-1A LIBOR Interest Carryover.

  If the Class A-1A Net Funds Cap Rate results in a lower interest payment to the Class A-1A Certificates for a Distribution Date, the value of the Class A-1A Certificates may be temporarily or permanently reduced. Any Class A-1A LIBOR Interest Carryover will be payable only to the extent of certain amounts which would otherwise be available to be distributed to the holders of the Class X Certificates ("Class X Certificateholders") and that Class A-1A LIBOR Interest Carryover may remain unpaid on the final Distribution Date.

  If interest on a Class of Fixed Rate Group 1 Certificates or Fixed Rate Group 2 Certificates on a Distribution Date is limited by the Fixed Rate Group 1 Net Funds Cap Rate or Fixed Rate Group 2 Net Funds Cap Rate for that Distribution Date, the difference between interest which accrues at such Fixed Rate Group 1 Net Funds Cap Rate or Fixed Rate Group 2 Net Funds Cap Rate and interest which would have accrued at the applicable pass-through rate (together with interest thereon at the applicable pass-through rate) will constitute a Fixed Rate Group 1 Interest Carryover or Fixed Rate Group 2 Interest Carryover, as the case may be.

  If the Fixed Rate Group 1 Net Funds Cap Rate or Fixed Rate Group 2 Net Funds Cap Rate results in a lower interest payment to the applicable Class of Fixed Rate Group 1 Certificates or Fixed Rate Group 2 Certificates for a Distribution Date, the value of that Class may be temporarily or permanently reduced. Any Fixed Rate Group 1 Interest Carryover or Fixed Rate Group 2 Interest Carryover will be payable only to the extent of certain amounts which would otherwise be available to be distributed to the Class X Certificateholders and such Fixed Rate Group 1 Interest Carryover or Fixed Rate Group 2 Interest Carryover may remain unpaid on the final Distribution Date.

  The Securities Insurance Policy does not guarantee the payment of any Fixed Rate Group 1 Interest Carryover, Fixed Rate Group 2 Interest Carryover or Class A-1A LIBOR Interest Carryover.

Consumer Protection Laws May Limit Remedies

  There are various federal and state laws, public policies and principles of equity that protect consumers.

  Among other things, these laws, policies and principles:

  . regulate interest rates and other charges;

  . require certain disclosures;

  . require licensing of mortgage loan originators;

  . prohibit discriminatory lending practices;

  . regulate the use of consumer credit information; and

  . regulate debt collection practices.

  Violations of certain provisions of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the mortgagor to a refund of amounts previously paid and may subject the Depositors, the Servicer or the Trust to damages and administrative enforcement. The Depositors will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with such federal and state laws or regulations. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

Book-Entry Certificates

  All of the Class A Certificates will be held through the book-entry system of DTC, CEDEL and Euroclear. Transactions in the Class A Certificates can be effected through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks. As a result:

  . your ability to pledge your Certificates to entities that do not participate in the DTC, CEDEL or Euroclear system, or to otherwise act with respect to your Certificates, may be limited due to the lack of a physical certificate;

  . under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, Cedel and Euroclear, and not directly to you; and

  . the liquidity of your Certificates may be reduced in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

  See "Description of the Certificates -- Book-Entry Registration" in this Prospectus Supplement, "Annex I" attached to this Prospectus Supplement and "Risk Factors -- Risks Associated with the Certificates", "Description of the Certificates -- General" and "-- Registration and Transfer of Certificates" in the Prospectus.

Year 2000 Readiness Disclosure

 General

  The Servicer, the Trustee and the Insurer, like all financial institutions, are faced with the challenge of correctly stating and processing data containing dates from the year 2000 and beyond, i.e. becoming year 2000 ready. Computers programmed with a two-digit field for identifying the year interpret "99" as "1999", but may interpret "00" as "1900" rather than "2000". If not remedied, this problem could create system errors and failures resulting in the disruption of normal business operations. Since the year 2000 is a leap year, there could also be business disruptions as a result of the inability of computer systems to recognize February 29, 2000.

 Servicer

  The Servicer has acquired mortgage servicing application systems that are expected to be year 2000 compliant by January 1, 2000. Based on the Servicer's efforts and those of the vendors from which the application systems were purchased, and assuming the continued availability to the Servicer and to its vendors of staff and other technical resources and no unexpected difficulty in implementing system enhancements, the Servicer believes that it will not incur significant operational disruptions to the servicing operations as a result of the year 2000 problem. The Servicer is preparing contingency plans, which will be implemented, if required, to minimize interruptions to the servicing operations.

  Although the Servicer's remediation efforts are directed at reducing its year 2000 exposure, there can be no assurance that these efforts will fully mitigate the effect of year 2000 issues. In the event the Servicer fails to identify or correct a material year 2000 problem, the Servicer's ability to process payments on the Mortgage Loans on a timely and accurate basis may be impaired. This could lead to payment delays on the Class A Certificates. Additionally, these problems could lead to the occurrence of an event of default under the Pooling and Servicing Agreement. For the remedies available upon the occurrence of an event of default, see "Description of the Certificate -- Removal and Resignation of the Servicer" in the Prospectus.

 Trustee

  The Trustee has financial, technical and staffing resources dedicated to addressing the year 2000 issue. The Trustee adopted a year 2000 plan that was focused on completing major changes to its internal mission critical applications by the end of 1998. The plan consisted of identifying and making the necessary modifications to its systems, testing using current dates, and performing simulated year 2000 tests in a specially designed year 2000 test environment.

  Year 2000 readiness for the Trustee means that its computer systems can correctly receive, process, handle and calculate dates in and beyond the year 2000. The Trustee's efforts are focused on the critical computer hardware and software.

  The Trustee is now in the process of conducting further tests, where interactions and interfaces will be tested. Systems will be tested for the leap year and other critical dates, such as quarter-ends, that occur in year 2000. The Trustee is currently working with the Depository Trust Company to validate and demonstrate its year 2000 readiness. The Trustee is also working with critical vendors and service providers to assess their year 2000 readiness. This testing will continue throughout 1999 to further reduce the possibility of impact on the Trustee's customers.

  Testing is also being conducted in areas beyond traditional systems, such as phone systems, vault and security systems, facilities, end-user computing systems, and automated teller machines. In conjunction with the testing, the Trustee is monitoring new purchases of critical software and hardware for year 2000 readiness prior to bringing the products in-house. Furthermore, the Trustee is tracking the progress of critical service providers such as power and telecommunications companies and continues to refine contingency plans in the event of disruptions to these types of critical services.

  The Trustee expects to be year 2000 compliant by January 1, 2000. Additional information regarding the Trustee's year 2000 efforts is available on the Trustee's web site at www.usbank.com.

  If the Trustee's year 2000 remediation efforts described above are not successful, distributions to Certificateholders could be delayed or otherwise adversely affected.

 Insurer

  The Insurer's parent corporation, Ambac Financial Group, Inc. ("AFGI") is addressing the year 2000 problem. AFGI is assessing the risks to its businesses (including the Insurer) related to the functionality of its own computer systems and those of third parties. Year 2000 readiness disclosure for AFGI is set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations of AFGI's 1998 Annual Report to Shareholders (incorporated by reference into AFGI's Annual Report on Form 10-K for fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission on March 30, 1999). Such information is specifically incorporated by reference herein. AFGI is using internal and external resources and estimated its year 2000 project costs to be $1.1 million, all of which was charged to 1998 operating expense. With respect to the Insurer, a plan addressing the year 2000 problem was completed on March 31, 1999 and consisted of three phases: (1) assessment and impact analysis (including inventory and code scanning), (2) testing and review, and (3) remediation. Although there are no indications that the Insurer's internal systems will be non-compliant, management is in the process of developing contingent procedures in the event its critical systems should fail.

  A potential exposure to the Insurer is the failure by any insured issuer to make debt service payments due to an issuer's systems failure. An issuer's failure to make debt service payments due to year 2000 related systems failures could result in a claim under the Insurer insurance policy. In such event, the Insurer would utilize its sources of liquidity to pay claims. The Insurer would expect full recovery of such claims when year 2000 problems are resolved.

  No assurance is made regarding the ultimate outcome of AFGI's plan, and external failures (such as failures affecting securities exchanges or funds and securities clearing organizations) could have a material adverse impact on the operations of AFGI and its subsidiaries, including the Insurer.

 The Depository Trust Company

  With respect to year 2000 issues, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations (through which certificateholders will hold their offered certificates), as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant and (ii) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

  If problems associated with the year 2000 issue were to occur with respect to DTC and the services described above, distributions to Certificateholders could be delayed or otherwise adversely affected.

 Risks

  If the Servicer, the Trustee, the Insurer or DTC is unable to complete its year 2000 compliance by January 1, 2000, any resulting disruptions in the collection and distribution of receipts on the Mortgage Loans or amounts under the Securities Insurance Policy could negatively affect the Class A Certificates.

  The forward-looking statements contained in this year 2000 readiness disclosure should be read in conjunction with the cautionary statements included in the last paragraph on page S-2 of this Prospectus Supplement.

Year 2000 Legislation May Affect Timely Exercise of Remedies

  In July 1999, Congress approved, and the President signed into law, legislation that limits legal liability for losses due to year 2000 computer-related errors. This legislation, among other things, protects borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in the inability to accurately or timely process their mortgage payments.

  This legislation is not intended to extinguish or otherwise affect a borrower's payment obligations but instead delays the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this legislation must provide timely written notice and documentation to the servicer of the failure of their mortgage payments to be accurately or timely applied. Absent an extension from the servicer, borrowers will then have four weeks to make up late payments on their loans. This legislation does not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. Moreover, this legislation does not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

  This legislation could delay the Servicer's ability to foreclose on some Mortgage Loans during the first quarter of the year 2000. These delays could consequently affect the timing of distributions on the Certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

General

  Unless otherwise noted, the statistical information presented herein concerning the Mortgage Pool is based on the Mortgage Loans included in such pool as of the Cut-off Date. References herein to "Mortgage Loans" and the "Mortgage Pool" refer to the Mortgage Loans included in Fixed Rate Group 1, Fixed Rate Group 2 and the Adjustable Rate Group. In addition, certain loans included in such pool as of the Cut-off Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pool, and thus may not be included in the final pool. The Mortgage Pool consists of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after giving effect to payments received prior to such date, of approximately $1,000,000,144 (such aggregate principal balance as of the Cut-off Date, after giving effect to payments received prior to the Cut-off Date, the "Original Pool Principal Balance"). This section describes generally certain characteristics of the Mortgage Loans. Unless otherwise specified herein, references herein to percentages of Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding principal balances of the Mortgage Loans in the applicable Mortgage Loan Group, in each case as of the Cut-off Date, and giving effect to all payments received prior to the Cut-off Date. The Mortgage Pool consists of fixed-rate and adjustable-rate Mortgage Loans with remaining terms to maturity of not more than 360 months (including both fully amortizing Mortgage Loans and Balloon Loans). All of the Mortgage Loans were originated by or purchased and re-underwritten by the Representative or by a wholly-owned subsidiary of the Representative. The Mortgage Loans have the characteristics set forth below as of the Cut-off Date. Percentages expressed herein based on principal balances and number of Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

  Each Mortgage Loan in the Trust will be assigned to one of three mortgage loan groups ("Fixed Rate Group 1", "Fixed Rate Group 2" and the "Adjustable Rate Group," respectively, and each a "Mortgage Loan Group") comprised of Mortgage Loans which bear fixed interest rates only, in the case of Fixed Rate Group 1 and Fixed Rate Group 2 and Mortgage Loans which bear adjustable interest rates only, in the case of the Adjustable Rate Group. The Fixed Rate Group 1 Certificates and the Fixed Rate Group 2 Certificates represent undivided ownership interests in all Mortgage Loans contained in Fixed Rate Group 1 and Fixed Rate Group 2, respectively, and distributions on the Fixed Rate Group 1 Certificates and Fixed Rate Group 2 Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in Fixed Rate Group 1 and Fixed Rate Group 2, respectively. The Class A-1A Certificates represent undivided ownership interests in all Mortgage Loans contained in the Adjustable Rate Group, and distributions on the Class A-1A Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in the Adjustable Rate Group.

Fixed Rate Group 1

  All of the Mortgage Loans in Fixed Rate Group 1 were originated between June 1987 and July 1999 and have a scheduled maturity date no later than August 15, 2029. No Mortgage Loan in Fixed Rate Group 1 has a remaining term to maturity as of the Cut-off Date of less than 8 months. The weighted average original term to maturity of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date is approximately 218 months. The weighted average remaining term to maturity of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date is approximately 216 months.

  The weighted average Mortgage Interest Rate of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date was approximately 10.35% per annum. All of the Mortgage Loans in Fixed Rate Group 1 had Mortgage Interest Rates as of the Cut-off Date of at least 5.00% per annum but not more than 18.95% per annum. The average principal balance outstanding of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date was approximately $66,616 and the principal balances of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date ranged from approximately $1,109 to $299,012. The original principal balances of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date ranged from $6,550 to $299,250.

  Approximately 8.47% of the Mortgage Loans in Fixed Rate Group 1 are secured by a second Mortgage that is junior to a first mortgage lien (a "First Lien") on the related Mortgaged Property, and approximately 91.53% of the Mortgage Loans in Fixed Rate Group 1 are secured by a First Lien on the related Mortgaged Property. The First Liens related to the Mortgage Loans in Fixed Rate Group 1 secured by second Mortgages may, but are unlikely to, be included in the Mortgage Pool.

  As used in this Prospectus Supplement, the "Combined Loan-to-Value Ratio" of any Mortgage Loan is the ratio (expressed as a percentage) of (i) the sum of
(a) the principal balance of such Mortgage Loan at the Cut-off Date plus (b) the outstanding balance of the First Lien at the date of origination of the Mortgage Loan, if any, divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of the Mortgage Loan and (b) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property. As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in Fixed Rate Group 1 was approximately 79.67%. Approximately 1.73% of the Mortgage Loans in Fixed Rate Group 1 had a Combined Loan-to-Value Ratio in excess of 95.00%.

  Approximately 86.72% of the Mortgage Loans in Fixed Rate Group 1 are secured by fee simple interests in detached single-family dwelling units and townhouses. Approximately 0.61% of the Mortgage Loans in Fixed Rate Group 1 are secured by manufactured housing. With respect to at least approximately 97.93% of the Mortgage Loans in Fixed Rate Group 1, the Mortgagor represented at the time of the origination of the Mortgage Loan that the related Mortgaged Property would be occupied by the Mortgagor as a primary or secondary residence (an "Owner Occupied Mortgaged Property").

  No more than approximately 0.05% of the Mortgage Loans in Fixed Rate Group 1 are secured by Mortgaged Properties located in any one five-digit zip code area in the State of California, and no more than 0.35% of the Mortgage Loans in Fixed Rate Group 1 are secured by Mortgaged Properties located in any one five-digit zip code area outside the State of California. Approximately 12.54%, 9.21%, 9.17%, 7.12% and 5.29% of the Mortgage Loans in Fixed Rate Group 1 are secured by Mortgaged Properties located in New York, Florida, Ohio, Pennsylvania and Illinois, respectively. Except as indicated in the preceding sentence, no more than approximately 4.72% of the Mortgage Loans in Fixed Rate Group 1 are secured by Mortgaged Properties located in any one state.

  Approximately 45.79% of the Mortgage Loans in Fixed Rate Group 1 are Balloon Loans. Approximately 0.04%, 2.24%, 35.68% and 7.81% of the Mortgage Loans in Fixed Rate Group 1 are Balloon Loans based on approximately a 30 year amortization schedule (except for approximately 0.03% of the Mortgage Loans in Fixed Rate Group 1) and a single payment of the remaining loan balance approximately 5, 7, 10 and 15 years after origination, respectively.

  Approximately 0.09% of the Mortgage Loans in Fixed Rate Group 1 are Bankruptcy Mortgage Loans. Approximately 0.19% of the Mortgage Loans in Fixed Rate Group 1 are 30 days or more contractually delinquent.

                MORTGAGE POOL STATISTICS -- FIXED RATE GROUP 1

  The following table sets forth the number and outstanding principal balance as of the Cut-off Date and the percentage of Fixed Rate Group 1 represented by Mortgage Loans in Fixed Rate Group 1 having outstanding principal balances as of the Cut-off Date in the ranges described therein:

                                                          Percent of Fixed Rate
                                            Aggregate     Group 1 by Aggregate
Range of Cut-off Date      Number of      Cut-off Date        Cut-off Date
Principal Balances       Mortgage Loans Principal Balance   Principal Balance
---------------------    -------------- ----------------- ---------------------
$     0.01 to
  20,000.00.............        923      $ 14,329,774.15           1.61%
 20,000.01 to
  30,000.00.............      1,604        41,716,927.17           4.70
 30,000.01 to
  40,000.00.............      1,610        56,875,130.22           6.41
 40,000.01 to
  50,000.00.............      1,714        77,441,820.52           8.72
 50,000.01 to
  60,000.00.............      1,527        84,292,122.24           9.49
 60,000.01 to
  70,000.00.............      1,129        73,525,016.21           8.28
 70,000.01 to
  80,000.00.............        960        71,930,587.98           8.10
 80,000.01 to
  90,000.00.............        723        61,593,857.26           6.94
 90,000.01 to
 100,000.00.............        630        60,129,968.22           6.77
100,000.01 to
 110,000.00.............        543        56,960,205.14           6.42
110,000.01 to
 120,000.00.............        463        53,443,577.51           6.02
120,000.01 to
 130,000.00.............        326        40,846,232.85           4.60
130,000.01 to
 140,000.00.............        274        37,016,737.16           4.17
140,000.01 to
 150,000.00.............        238        34,718,154.20           3.91
150,000.01 to
 160,000.00.............        153        23,811,860.48           2.68
160,000.01 to
 170,000.00.............         91        15,022,691.55           1.69
170,000.01 to
 180,000.00.............        108        18,916,501.15           2.13
180,000.01 to
 190,000.00.............         62        11,495,995.31           1.29
190,000.01 to
 200,000.00.............         95        18,658,472.41           2.10
200,000.01 to
 225,000.00.............         86        18,422,266.22           2.08
225,000.01 to
 250,000.00.............         50        11,783,143.42           1.33
250,000.01 to
 275,000.00.............         13         3,410,844.48           0.38
275,000.01 to
 300,000.00.............          5         1,454,252.53           0.16
                             ------      ---------------         ------
    Total...............     13,327      $887,796,138.38         100.00%
                             ======      ===============         ======

  The following table sets forth the geographic distribution of the Mortgaged Properties related to the Mortgage Loans in Fixed Rate Group 1 by geographic area as of the Cut-off Date:

                                                               Percent of Fixed
                                                                     Rate
                                                                    Group 1
                                                 Aggregate       by Aggregate
                                Number of      Cut-off Date      Cut-off Date
Geographic Area               Mortgage Loans Principal Balance Principal Balance
---------------               -------------- ----------------- -----------------
Alabama......................         26      $    743,888.75         0.08%
Arizona......................        310        25,799,600.63         2.91
Arkansas.....................         12           875,258.52         0.10
California...................        450        26,420,711.20         2.98
Colorado.....................         99         7,340,396.85         0.83
Connecticut..................        476        41,864,814.97         4.72
Delaware.....................         85         5,865,399.39         0.66
District of Columbia.........         21         1,904,319.25         0.21
Florida......................      1,439        81,790,120.43         9.21
Georgia......................        368        22,204,770.28         2.50
Idaho........................         43         2,946,624.05         0.33
Illinois.....................        676        46,962,910.44         5.29
Indiana......................        515        25,615,449.76         2.89
Iowa.........................        145         8,370,875.39         0.94
Kansas.......................         78         4,518,270.66         0.51
Kentucky.....................        200        12,423,939.45         1.40
Louisiana....................        356        17,195,096.01         1.94
Maine........................         10           693,336.47         0.08
Maryland.....................        392        25,136,479.85         2.83
Massachusetts................        463        36,619,217.12         4.12
Michigan.....................        569        37,036,612.38         4.17
Minnesota....................        284        17,946,171.13         2.02
Mississippi..................        158         7,959,485.48         0.90
Missouri.....................        232        13,666,981.18         1.54
Nebraska.....................         54         3,239,355.43         0.36
Nevada.......................         42         3,569,307.77         0.40
New Hampshire................         29         1,843,217.23         0.21
New Jersey...................        171        16,477,834.01         1.86
New Mexico...................         48         3,073,360.71         0.35
New York.....................      1,098       111,311,864.48        12.54
North Carolina...............        282        18,625,715.30         2.10
Ohio.........................      1,228        81,398,450.72         9.17
Oklahoma.....................         71         3,256,950.31         0.37
Oregon.......................         12           558,280.03         0.06
Pennsylvania.................      1,182        63,224,826.00         7.12
Rhode Island.................        281        22,734,794.70         2.56
South Carolina...............        347        20,508,571.61         2.31
South Dakota.................         12           851,072.26         0.10
Tennessee....................        310        19,105,875.93         2.15
Texas........................         97         5,974,759.44         0.67
Utah.........................         30         1,654,649.62         0.19
Vermont......................         18         1,594,449.81         0.18
Virginia.....................        274        15,899,800.50         1.79
Washington...................        131         7,629,331.32         0.86
West Virginia................         92         5,486,161.07         0.62
Wisconsin....................        111         7,876,780.49         0.89
                                  ------      ---------------       ------
    Total....................     13,327      $887,796,138.38       100.00%
                                  ======      ===============       ======

  The following table sets forth the Combined Loan-to-Value Ratios of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date:

                                                             Percent of Fixed Rate
                                               Aggregate     Group 1 by Aggregate
Range of Combined Loan-to-    Number of      Cut-off Date        Cut-off Date
Value Ratios                Mortgage Loans Principal Balance   Principal Balance
--------------------------  -------------- ----------------- ---------------------
 0.01% to   5.00%.........           2      $      3,035.74           0.00%
 5.01% to  10.00%.........           5            60,474.87           0.01
10.01% to  15.00%.........          11           274,213.33           0.03
15.01% to  20.00%.........          18           541,490.75           0.06
20.01% to  25.00%.........          46         1,488,832.83           0.17
25.01% to  30.00%.........          54         1,776,173.16           0.20
30.01% to  35.00%.........          85         2,716,125.00           0.31
35.01% to  40.00%.........         105         3,751,544.35           0.42
40.01% to  45.00%.........         144         6,117,696.35           0.69
45.01% to  50.00%.........         214         8,588,740.37           0.97
50.01% to  55.00%.........         264        13,384,005.78           1.51
55.01% to  60.00%.........         365        18,616,390.87           2.10
60.01% to  65.00%.........         502        28,178,165.15           3.17
65.01% to  70.00%.........         756        47,311,809.06           5.33
70.01% to  75.00%.........       1,352        90,907,747.62          10.24
75.01% to  80.00%.........       3,170       226,353,355.12          25.50
80.01% to  85.00%.........       3,306       238,909,253.02          26.91
85.01% to  90.00%.........       1,789       136,439,806.84          15.37
90.01% to  95.00%.........         721        47,061,921.71           5.30
95.01% to 100.00%.........         418        15,315,356.46           1.73
                                ------      ---------------         ------
    Total.................      13,327      $887,796,138.38         100.00%
                                ======      ===============         ======

  The following table sets forth the Mortgage Interest Rates borne by the Mortgage Notes relating to the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date:

                                            Aggregate Cut-  Percent of Fixed Rate
                                  Number of    off Date     Group 1 by Aggregate
                                  Mortgage     Principal        Cut-off Date
Range of Mortgage Interest Rates    Loans       Balance       Principal Balance
--------------------------------  --------- --------------- ---------------------
 5.000% to  5.250%..............        3   $    394,480.86          0.04%
 5.251% to  5.500%..............        3        338,398.20          0.04
 5.501% to  5.750%..............        3        270,448.23          0.03
 5.751% to  6.000%..............       10      1,045,591.75          0.12
 6.001% to  6.250%..............       10      1,026,223.73          0.12
 6.251% to  6.500%..............       24      1,835,666.62          0.21
 6.501% to  6.750%..............       25      2,468,630.30          0.28
 6.751% to  7.000%..............       58      5,399,228.41          0.61
 7.001% to  7.250%..............       49      4,952,314.25          0.56
 7.251% to  7.500%..............      134     11,786,267.00          1.33
 7.501% to  7.750%..............      119     11,861,715.01          1.34
 7.751% to  8.000%..............      185     18,090,675.52          2.04
 8.001% to  8.250%..............      176     15,173,696.44          1.71
 8.251% to  8.500%..............      328     27,245,810.97          3.07
 8.501% to  8.750%..............      371     32,732,106.11          3.69
 8.751% to  9.000%..............      450     40,581,763.91          4.57
 9.001% to  9.250%..............      415     34,579,624.06          3.89
 9.251% to  9.500%..............      557     46,191,691.23          5.20
 9.501% to  9.750%..............      761     59,253,613.31          6.67
 9.751% to 10.000%..............      873     69,517,431.69          7.83
10.001% to 10.250%..............      685     48,086,169.76          5.42
10.251% to 10.500%..............      811     60,259,389.92          6.79
10.501% to 10.750%..............      967     65,388,310.42          7.37
10.751% to 11.000%..............      933     64,734,032.27          7.29
11.001% to 11.250%..............      707     42,957,546.43          4.84
11.251% to 11.500%..............      706     42,318,645.09          4.77
11.501% to 11.750%..............      658     36,563,610.84          4.12
11.751% to 12.000%..............      631     32,311,862.76          3.64
12.001% to 12.250%..............      407     20,390,848.14          2.30
12.251% to 12.500%..............      375     16,262,383.66          1.83
12.501% to 12.750%..............      368     16,170,851.63          1.82
12.751% to 13.000%..............      356     14,060,498.30          1.58
13.001% to 13.250%..............      213      8,046,138.73          0.91
13.251% to 13.500%..............      190      6,949,932.46          0.78
13.501% to 13.750%..............      162      6,474,688.57          0.73
13.751% to 14.000%..............      160      5,157,409.89          0.58
14.001% to 14.250%..............       77      3,267,638.77          0.37
14.251% to 14.500%..............       76      2,508,137.26          0.28
14.501% to 14.750%..............       40      1,587,459.62          0.18
14.751% to 15.000%..............       57      1,625,687.12          0.18
15.001% to 15.250%..............       23        803,982.15          0.09
15.251% to 15.500%..............       29      1,087,930.07          0.12
15.501% to 15.750%..............       30      1,391,020.06          0.16
15.751% to 16.000%..............       24        923,159.39          0.10
Greater than 16.000%............       88      3,723,427.47          0.42
                                   ------   ---------------        ------
    Total.......................   13,327   $887,796,138.38        100.00%
                                   ======   ===============        ======

  The following table sets forth the range of original months to stated maturity of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date:

                                                                               Percent of Fixed Rate
                                                                 Aggregate     Group 1 by Aggregate
                                                Number of      Cut-off Date        Cut-off Date
Range of Original Months to Stated Maturity   Mortgage Loans Principal Balance   Principal Balance
-------------------------------------------   -------------- ----------------- ---------------------
 37 to  48..................                           1      $     22,000.00           0.00%
 49 to  60..................                          27           782,662.37           0.09
 61 to  72..................                           1            29,000.00           0.00
 73 to  84..................                         281        20,089,268.38           2.26
 85 to  96..................                           5            86,887.97           0.01
109 to 120..................                       4,043       323,257,719.04          36.41
121 to 132..................                           2            92,946.81           0.01
133 to 144..................                           5           170,551.39           0.02
145 to 156..................                           2            47,539.64           0.01
157 to 168..................                           2            56,300.00           0.01
169 to 180..................                       4,319       201,277,860.35          22.67
193 to 204..................                           1            54,160.81           0.01
229 to 240..................                         962        53,720,568.48           6.05
289 to 300..................                          15         1,319,861.97           0.15
349 to 360..................                       3,661       286,788,811.17          32.30
                                                  ------      ---------------         ------
    Total...................                      13,327      $887,796,138.38         100.00%
                                                  ======      ===============         ======

  The following table sets forth the range of remaining months to stated maturity of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date:

                                                                               Percent of Fixed Rate
                                                                 Aggregate     Group 1 by Aggregate
                                                Number of      Cut-off Date        Cut-off Date
Range of Remaining Months to Stated Maturity  Mortgage Loans Principal Balance   Principal Balance
--------------------------------------------  -------------- ----------------- ---------------------
  0 to  12..................                           3      $      8,112.07           0.00%
 13 to  24..................                           2            48,784.68           0.01
 25 to  36..................                          15           606,024.73           0.07
 37 to  48..................                          43         1,533,468.58           0.17
 49 to  60..................                          30           838,004.93           0.09
 61 to  72..................                          14           362,915.69           0.04
 73 to  84..................                         282        20,102,634.55           2.26
 85 to  96..................                          68         1,819,565.61           0.20
 97 to 108..................                         142         4,220,970.53           0.48
109 to 120..................                       3,983       321,115,645.57          36.17
121 to 132..................                           1            27,685.62           0.00
133 to 144..................                           5           183,986.80           0.02
145 to 156..................                           2            47,539.64           0.01
157 to 168..................                           6           160,575.34           0.02
169 to 180..................                       4,092       194,836,821.61          21.95
193 to 204..................                           1            54,160.81           0.01
229 to 240..................                         962        53,720,568.48           6.05
289 to 300..................                          15         1,319,861.97           0.15
325 to 336..................                           1            64,913.68           0.01
337 to 348..................                           3           379,328.44           0.04
349 to 360..................                       3,657       286,344,569.05          32.25
                                                  ------      ---------------         ------         ---
    Total...................                      13,327      $887,796,138.38         100.00%
                                                  ======      ===============         ======

  The following table sets forth the number of months since origination of the Mortgage Loans in Fixed Rate Group 1 as of the Cut-off Date:

                                                                    Percent of Fixed Rate
                                                      Aggregate     Group 1 by Aggregate
                                     Number of      Cut-off Date        Cut-off Date
Range of Months Since Origination  Mortgage Loans Principal Balance   Principal Balance
---------------------------------  -------------- ----------------- ---------------------
1 to  6....................            13,024      $878,255,241.13          98.93%
7 to 12....................                 7           354,034.43           0.04
Greater than 12............               296         9,186,862.82           1.03
                                       ------      ---------------         ------
   Total...................            13,327      $887,796,138.38         100.00%
                                       ======      ===============         ======

Fixed Rate Group 2

  All of the Mortgage Loans in Fixed Rate Group 2 were originated between October 1997 and July 1999 and have a scheduled maturity date no later than August 1, 2029. No Mortgage Loan in Fixed Rate Group 2 has a remaining term to maturity as of the Cut-off Date of less than 46 months. The weighted average original term to maturity of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date is approximately 210 months. The weighted average remaining term to maturity of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date is approximately 209 months.

  The weighted average Mortgage Interest Rate of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date was approximately 10.47% per annum. All of the Mortgage Loans in Fixed Rate Group 2 had Mortgage Interest Rates as of the Cut-off Date of at least 8.52% per annum but not more than 15.90% per annum. The average principal balance outstanding of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date was approximately $117,895 and the principal balances of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date ranged from approximately $14,857 to $354,378. The original principal balances of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date ranged from $15,000 to $354,800.

  Approximately 39.63 % of the Mortgage Loans in Fixed Rate Group 2 are secured by a second Mortgage that is junior to a First Lien on the related Mortgaged Property, and approximately 60.37% of the Mortgage Loans in Fixed Rate Group 2 are secured by a First Lien on the related Mortgaged Property. The First Liens related to the Mortgage Loans in Fixed Rate Group 2 secured by second Mortgages may, but are unlikely to, be included in the Mortgage Pool.

  As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in Fixed Rate Group 2 was approximately 82.65%. Approximately 3.44% of the Mortgage Loans in Fixed Rate Group 2 had a Combined Loan-to-Value Ratio in excess of 95.00%.

  Approximately 95.53% of the Mortgage Loans in Fixed Rate Group 2 are secured by fee simple interests in detached single-family dwelling units and townhouses. None of the Mortgage Loans in Fixed Rate Group 2 are secured by manufactured housing. With respect to at least approximately 99.54% of the Mortgage Loans in Fixed Rate Group 2, the Mortgagor represented at the time of the origination of the Mortgage Loan that the related Mortgaged Property would be an Owner Occupied Mortgaged Property.

  No more than approximately 0.64% of the Mortgage Loans in Fixed Rate Group 2 are secured by Mortgaged Properties located in any one five-digit zip code area in the State of California, and no more than 1.19% of the Mortgage Loans in Fixed Rate Group 2 are secured by Mortgaged Properties located in any one five-digit zip code area outside the State of California. Approximately 21.29%, 18.99%, 9.77% and 5.83% of the Mortgage Loans in Fixed Rate Group 2 are secured by Mortgaged Properties located in New York, California, Florida and Arizona, respectively. Except as indicated in the preceding sentence, no more than approximately 4.35% of the Mortgage Loans in Fixed Rate Group 2 are secured by Mortgaged Properties located in any one state.

  Approximately 44.12% of the Mortgage Loans in Fixed Rate Group 2 are Balloon Loans. Approximately 3.56%, 32.27% and 8.27% of the Mortgage Loans in Fixed Rate Group 2 are Balloon Loans based on approximately a 30 year amortization schedule (except for approximately 0.03% of the Mortgage Loans in Fixed Rate Group 2) and a single payment of the remaining loan balance approximately 7, 10 and 15 years after origination, respectively.

  None of the Mortgage Loans in Fixed Rate Group 2 are Bankruptcy Mortgage Loans. Approximately 0.14% of the Mortgage Loans in Fixed Rate Group 2 are 30 days or more contractually delinquent.

                MORTGAGE POOL STATISTICS -- FIXED RATE GROUP 2

  The following table sets forth the number and outstanding principal balance as of the Cut-off Date and the percentage of Fixed Rate Group 2 represented by Mortgage Loans in Fixed Rate Group 2 having outstanding principal balances as of the Cut-off Date in the ranges described therein:

                                                          Percent of Fixed Rate
                                            Aggregate     Group 2 by Aggregate
Range of Cut-off Date      Number of      Cut-off Date        Cut-off Date
Principal Balances       Mortgage Loans Principal Balance   Principal Balance
---------------------    -------------- ----------------- ---------------------
$     0.01 to
  20,000.00.............        9        $   158,301.21            0.21%
 20,000.01 to
  30,000.00.............       42          1,121,098.69            1.51
 30,000.01 to
  40,000.00.............       69          2,446,067.54            3.29
 40,000.01 to
  50,000.00.............      107          4,919,258.63            6.61
 50,000.01 to
  60,000.00.............       63          3,474,060.38            4.67
 60,000.01 to
  70,000.00.............       43          2,779,991.41            3.74
 70,000.01 to
  80,000.00.............       32          2,417,066.96            3.25
 80,000.01 to
  90,000.00.............       35          2,973,207.34            4.00
 90,000.01 to
 100,000.00.............       15          1,413,478.27            1.90
100,000.01 to
 110,000.00.............       19          1,997,011.90            2.68
110,000.01 to
 120,000.00.............        7            819,141.58            1.10
120,000.01 to
 130,000.00.............       12          1,497,759.67            2.01
130,000.01 to
 140,000.00.............        4            540,154.58            0.73
140,000.01 to
 150,000.00.............        9          1,322,679.54            1.78
150,000.01 to
 160,000.00.............        1            159,603.64            0.21
160,000.01 to
 170,000.00.............        4            663,979.63            0.89
170,000.01 to
 180,000.00.............        1            178,937.23            0.24
180,000.01 to
 190,000.00.............        1            184,154.52            0.25
190,000.01 to
 200,000.00.............        1            199,762.47            0.27
200,000.01 to
 225,000.00.............        1            213,942.08            0.29
225,000.01 to
 250,000.00.............       22          5,399,971.83            7.26
250,000.01 to
 275,000.00.............       42         11,012,895.83           14.80
275,000.01 to
 300,000.00.............       42         12,083,135.59           16.24
300,000.01 to
 325,000.00.............       24          7,493,394.31           10.07
325,000.01 to
 350,000.00.............       25          8,568,375.22           11.52
350,000.01 to
 375,000.00.............        1            354,377.85            0.48
                              ---        --------------          ------
    Total...............      631        $74,391,807.90          100.00%
                              ===        ==============          ======

  The following table sets forth the geographic distribution of the Mortgaged Properties related to the Mortgage Loans in Fixed Rate Group 2 by geographic area as of the Cut-off Date:

                                                          Percent of Fixed Rate
                                            Aggregate     Group 2 by  Aggregate
                           Number of      Cut-off Date        Cut-off Date
Geographic Area          Mortgage Loans Principal Balance   Principal Balance
---------------          -------------- ----------------- ---------------------
Arizona.................       29        $ 4,335,848.17            5.83%
California..............      197         14,125,915.41           18.99
Colorado................        8            567,508.46            0.76
Connecticut.............       26          3,074,192.84            4.13
Delaware................        1             14,856.54            0.02
District of Columbia....        1             42,106.78            0.06
Florida.................       47          7,264,698.79            9.77
Georgia.................        7            700,814.69            0.94
Illinois................       16          3,238,801.39            4.35
Indiana.................        1             26,771.14            0.04
Kansas..................        1             21,800.00            0.03
Kentucky................        1            309,297.42            0.42
Louisiana...............        5            586,341.88            0.79
Maryland................       27          2,440,964.88            3.28
Massachusetts...........       30          3,043,121.26            4.09
Michigan................       13          1,762,793.79            2.37
Minnesota...............       10          1,868,522.50            2.51
Mississippi.............        1            279,878.75            0.38
Missouri................        3            651,705.25            0.88
Nebraska................        1            129,300.00            0.17
Nevada..................        4            738,775.94            0.99
New Jersey..............       18          2,846,686.48            3.83
New Mexico..............        1             41,815.73            0.06
New York................      109         15,837,864.42           21.29
North Carolina..........        1             19,921.73            0.03
Ohio....................        4          1,041,155.53            1.40
Oregon..................        5            239,798.25            0.32
Pennsylvania............        8          1,104,683.25            1.48
Rhode Island............        7          1,273,960.21            1.71
South Carolina..........        3            425,375.98            0.57
Tennessee...............        4            753,695.01            1.01
Texas...................        8          2,096,330.30            2.82
Utah....................        1             21,076.55            0.03
Virginia................       15          1,762,250.55            2.37
Washington..............       17          1,678,178.03            2.26
Wisconsin...............        1             25,000.00            0.03
                              ---        --------------          ------
    Total...............      631        $74,391,807.90          100.00%
                              ===        ==============          ======

  The following table sets forth the Combined Loan-to-Value Ratios of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date:

                                                             Percent of Fixed Rate
                                               Aggregate     Group 2 by Aggregate
Range of Combined Loan-to-    Number of      Cut-off Date        Cut-off Date
Value Ratios                Mortgage Loans Principal Balance   Principal Balance
--------------------------  -------------- ----------------- ---------------------
40.01% to 45.00%..........         2        $   424,768.46            0.57%
45.01% to 50.00%..........         2            386,928.97            0.52
50.01% to 55.00%..........         5            629,982.06            0.85
55.01% to 60.00%..........        11          1,764,388.19            2.37
60.01% to 65.00%..........        11          1,440,240.66            1.94
65.01% to 70.00%..........        16          2,150,734.26            2.89
70.01% to 75.00%..........        44          6,001,082.35            8.07
75.01% to 80.00%..........       128         17,465,662.72           23.48
80.01% to 85.00%..........       118         14,863,941.34           19.98
85.01% to 90.00%..........       158         18,787,807.11           25.26
90.01% to 95.00%..........        96          7,914,601.16           10.64
95.01% to 100.00%.........        40          2,561,670.62            3.44
                                 ---        --------------          ------
    Total.................       631        $74,391,807.90          100.00%
                                 ===        ==============          ======

  The following table sets forth the Mortgage Interest Rates borne by the Mortgage Notes relating to the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date:

                                       Aggregate Cut- Percent of Fixed Rate
                             Number of    off Date    Group 2 by Aggregate
Range of Mortgage Interest   Mortgage    Principal        Cut-off Date
Rates                          Loans      Balance       Principal Balance
--------------------------   --------- -------------- ---------------------
 8.501% to  8.750%..........     18    $ 4,675,892.25          6.29%
 8.751% to  9.000%..........     15      3,127,203.15          4.20
 9.001% to  9.250%..........     16      3,192,125.36          4.29
 9.251% to  9.500%..........     24      4,884,007.85          6.57
 9.501% to  9.750%..........     34      5,964,351.14          8.02
 9.751% to 10.000%..........     42      7,147,228.95          9.61
10.001% to 10.250%..........     31      4,760,866.38          6.40
10.251% to 10.500%..........     49      5,527,161.51          7.43
10.501% to 10.750%..........     70      8,073,321.63         10.85
10.751% to 11.000%..........     52      5,702,519.25          7.67
11.001% to 11.250%..........     41      3,195,269.74          4.30
11.251% to 11.500%..........     44      4,513,995.24          6.07
11.501% to 11.750%..........     49      3,932,962.52          5.29
11.751% to 12.000%..........     44      3,956,825.65          5.32
12.001% to 12.250%..........     21      2,024,513.80          2.72
12.251% to 12.500%..........     22      1,000,164.65          1.34
12.501% to 12.750%..........     18        875,228.94          1.18
12.751% to 13.000%..........     12        480,137.10          0.65
13.001% to 13.250%..........      8        517,700.31          0.70
13.251% to 13.500%..........      4        137,151.65          0.18
13.501% to 13.750%..........      7        321,107.18          0.43
13.751% to 14.000%..........      6        258,440.65          0.35
14.751% to 15.000%..........      2         39,605.92          0.05
15.251% to 15.500%..........      1         21,076.55          0.03
15.751% to 16.000%..........      1         62,950.53          0.08
                                ---    --------------        ------
    Total...................    631    $74,391,807.90        100.00%
                                ===    ==============        ======

  The following table sets forth the range of original months to stated maturity of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date:

                                                                              Percent of Fixed Rate
                                                                Aggregate     Group 2 by Aggregate
                                               Number of      Cut-off Date        Cut-off Date
Range of Original Months to Stated Maturity  Mortgage Loans Principal Balance   Principal Balance
-------------------------------------------  -------------- ----------------- ---------------------
 37 to  48..................                        1        $    38,203.17            0.05%
 49 to  60..................                        1             28,750.00            0.04
 73 to  84..................                       13          2,644,881.87            3.56
109 to 120..................                      113         24,040,128.67           32.32
169 to 180..................                      301         19,662,783.97           26.43
229 to 240..................                      120          8,455,114.65           11.37
289 to 300..................                       12            862,008.20            1.16
349 to 360..................                       70         18,659,937.37           25.08
                                                  ---        --------------          ------
    Total...................                      631        $74,391,807.90          100.00%
                                                  ===        ==============          ======

  The following table sets forth the range of remaining months to stated maturity of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date:

                                                                               Percent of Fixed Rate
                                                                 Aggregate     Group 2 by Aggregate
                                                Number of      Cut-off Date        Cut-off Date
Range of Remaining Months to Stated Maturity  Mortgage Loans Principal Balance   Principal Balance
--------------------------------------------  -------------- ----------------- ---------------------
 37 to  48..................                         1        $    38,203.17            0.05%
 49 to  60..................                         1             28,750.00            0.04
 73 to  84..................                        13          2,644,881.87            3.56
 97 to 108..................                         1             56,659.62            0.08
109 to 120..................                       112         23,983,469.05           32.24
169 to 180..................                       301         19,662,783.97           26.43
229 to 240..................                       120          8,455,114.65           11.37
289 to 300..................                        12            862,008.20            1.16
349 to 360..................                        70         18,659,937.37           25.08
                                                   ---        --------------          ------
    Total...................                       631        $74,391,807.90          100.00%
                                                   ===        ==============          ======

  The following table sets forth the number of months since origination of the Mortgage Loans in Fixed Rate Group 2 as of the Cut-off Date:

                                                                    Percent of Fixed Rate
                                                      Aggregate     Group 2 by Aggregate
                                     Number of      Cut-off Date        Cut-off Date
Range of Months Since Origination  Mortgage Loans Principal Balance   Principal Balance
---------------------------------  -------------- ----------------- ---------------------
1 to  6.....................            623        $73,796,736.40           99.20%
7 to 12.....................              7            538,411.88            0.72
Greater than 12.............              1             56,659.62            0.08
                                        ---        --------------          ------
    Total...................            631        $74,391,807.90          100.00%
                                        ===        ==============          ======

Adjustable Rate Group

  All of the Mortgage Loans in the Adjustable Rate Group were originated between February 1999 and July 1999 and have a scheduled maturity date no later than August 1, 2029. No Mortgage Loan in the Adjustable Rate Group has a remaining term to maturity as of the Cut-off Date of less than 82 months. The weighted average original term to maturity of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date is approximately 180 months. The weighted average remaining term to maturity of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date is approximately 180 months.

  The average principal balance outstanding of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date was approximately $95,970 and the principal balances of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date ranged from approximately $16,925 to $309,828. The original principal balances of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date ranged from approximately $17,000 to $310,250.

  The Mortgage Loans in the Adjustable Rate Group bear interest rates that adjust based on the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR") and accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

  All of the Mortgage Loans in the Adjustable Rate Group are secured by a First Lien on the related Mortgaged Property.

  As of the Cut-off Date the weighted average Mortgage Interest Rate of the Mortgage Loans in the Adjustable Rate Group was approximately 9.06% per annum. The Mortgage Interest Rates of the Mortgage Loans in the Adjustable Rate Group ranged from 5.75% per annum to 15.40% per annum. The Mortgage Loans in the Adjustable Rate Group had a weighted average gross margin as of the Cut-off Date of approximately 5.80% per annum. The gross margin for the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date ranged from 2.75% per annum to 10.30% per annum. All of the Mortgage Loans in the Adjustable Rate Group had periodic adjustment caps of 1.00% as of the Cut-off Date. The Mortgage Loans in the Adjustable Rate Group had a weighted average maximum Mortgage Interest Rate as of the Cut-off Date of approximately 19.11% per annum, with maximum Mortgage Interest Rates (i.e., lifetime caps) that ranged from approximately 15.25% per annum to 26.05% per annum and a weighted average minimum Mortgage Interest Rate as of the Cut-off Date of approximately 9.06% per annum, with minimum Mortgage Interest Rates (i.e., lifetime floors) that ranged from approximately 5.75% per annum to 15.40% per annum.

  As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in the Adjustable Rate Group was approximately 81.95%. Approximately 0.58% of the Mortgage Loans in the Adjustable Rate Group had a Combined Loan-to-Value Ratio in excess of 95.00%.

  Approximately 94.11% of the Mortgage Loans in the Adjustable Rate Group are secured by fee simple interests in detached single-family dwelling units and townhouses. None of the Mortgage Loans in the Adjustable Rate Group are secured by manufactured housing units. With respect to at least approximately 98.54% of the Mortgage Loans in the Adjustable Rate Group, the Mortgagor represented at the time of the origination of the Mortgage Loan that the related Mortgaged Property would be an Owner Occupied Mortgaged Property.

  No more than approximately 0.75% of the Mortgage Loans in the Adjustable Rate Group are secured by Mortgaged Properties located in any one five-digit zip code area in the State of California, and no more than approximately 1.22% of the Mortgage Loans in the Adjustable Rate Group are secured by Mortgaged Properties located in any one five-digit zip code area outside the State of California. Approximately 15.20%, 13.18%, 10.02%, 5.80% and 5.54% of the
Mortgage Loans in the Adjustable Rate Group are secured by Mortgaged Properties located in Ohio, Illinois, Michigan, Georgia and California, respectively. Except as indicated in the preceding sentence, no more than approximately 4.64% of the Mortgage Loans in the Adjustable Rate Group are secured by Mortgaged Properties located in any one state.

  Approximately 73.85% of the Mortgage Loans in the Adjustable Rate Group are Balloon Loans. Approximately 9.26%, 59.96% and 4.63% of the Mortgage Loans in the Adjustable Rate Group are Balloon Loans based on approximately a 30 year amortization schedule and a single payment of the remaining loan balance approximately 7, 10 and 15 years after origination, respectively.

  None of the Mortgage Loans in the Adjustable Rate Group are Bankruptcy Mortgage Loans. None of the Mortgage Loans in the Adjustable Rate Group are contractually delinquent 30 or more days.

               MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE GROUP

  The following table sets forth the number and outstanding principal balance as of the Cut-off Date and the percentage of the Adjustable Rate Group represented by Mortgage Loans in the Adjustable Rate Group having outstanding principal balances as of the Cut-off Date in the ranges described therein:

                                                              Percent of Adjustable Rate
                                                Aggregate         Group by Aggregate
Range of Cut-                  Number of      Cut-off Date           Cut-off Date
off Date Principal Balances  Mortgage Loans Principal Balance     Principal Balance
---------------------------  -------------- ----------------- --------------------------
$      0.01 to  20,000.00..         3        $    54,529.88               0.14%
  20,000.01 to  30,000.00..         6            158,652.44               0.42
  30,000.01 to  40,000.00..        23            817,621.93               2.16
  40,000.01 to  50,000.00..        28          1,264,198.66               3.34
  50,000.01 to  60,000.00..        39          2,144,795.91               5.67
  60,000.01 to  70,000.00..        36          2,355,126.01               6.23
  70,000.01 to  80,000.00..        45          3,370,298.97               8.91
  80,000.01 to  90,000.00..        35          2,992,892.89               7.92
  90,000.01 to 100,000.00..        28          2,673,654.97               7.07
 100,000.01 to 110,000.00..        24          2,520,741.29               6.67
 110,000.01 to 120,000.00..        27          3,130,430.15               8.28
 120,000.01 to 130,000.00..        25          3,136,971.87               8.30
 130,000.01 to 140,000.00..        12          1,607,419.06               4.25
 140,000.01 to 150,000.00..        17          2,490,991.69               6.59
 150,000.01 to 160,000.00..         6            936,211.17               2.48
 160,000.01 to 170,000.00..         6            996,052.45               2.63
 170,000.01 to 180,000.00..        10          1,748,431.99               4.62
 180,000.01 to 190,000.00..         4            739,370.92               1.96
 190,000.01 to 200,000.00..         4            791,992.61               2.09
 200,000.01 to 225,000.00..         6          1,256,053.43               3.32
 225,000.01 to 250,000.00..         4            965,754.64               2.55
 250,000.01 to 275,000.00..         3            773,241.78               2.04
 275,000.01 to 300,000.00..         2            576,934.62               1.53
 300,000.01 to 325,000.00..         1            309,828.02               0.82
                                  ---        --------------             ------
    Total..................       394        $37,812,197.35             100.00%
                                  ===        ==============             ======

  The following table sets forth the geographic distribution of the Mortgaged Properties in the Adjustable Rate Group by geographic area as of the Cut-off
Date:

                                                     Percent of Adjustable Rate
                                       Aggregate         Group by Aggregate
                      Number of      Cut-off Date           Cut-off Date
Geographic Area     Mortgage Loans Principal Balance     Principal Balance
---------------     -------------- ----------------- --------------------------
Arizona............        2        $   164,050.00               0.43%
California.........       12          2,093,992.65               5.54
Colorado...........        1            103,980.00               0.27
Connecticut........       12          1,533,508.47               4.06
Delaware...........        3            195,000.00               0.52
Florida............       18          1,685,815.35               4.46
Georgia............       25          2,192,292.69               5.80
Idaho..............        1            117,860.65               0.31
Illinois...........       48          4,982,435.24              13.18
Indiana............       10            890,453.57               2.35
Iowa...............        4            451,290.02               1.19
Kansas.............        3            278,369.44               0.74
Kentucky...........       13          1,142,632.54               3.02
Louisiana..........        7            705,617.02               1.87
Maryland...........       12          1,188,258.67               3.14
Massachusetts......        5            558,853.83               1.48
Michigan...........       36          3,789,207.57              10.02
Minnesota..........        6            792,736.03               2.10
Mississippi........        1             74,400.00               0.20
Missouri...........       20          1,558,588.46               4.12
Nevada.............        1            147,283.00               0.39
New Jersey.........        2            252,064.38               0.67
New York...........        6            708,683.19               1.87
North Carolina.....       18          1,752,690.95               4.64
Ohio...............       74          5,746,187.66              15.20
Oklahoma...........        3             90,005.00               0.24
Pennsylvania.......        4            434,650.00               1.15
Rhode Island.......        7            803,436.01               2.12
South Carolina.....       13          1,077,024.99               2.85
Tennessee..........        7            448,624.03               1.19
Utah...............        2            363,500.00               0.96
Vermont............        1            149,462.51               0.40
Virginia...........        5            365,547.32               0.97
Washington.........        3            356,800.00               0.94
West Virginia......        1             92,800.00               0.25
Wisconsin..........        8            524,096.11               1.39
                         ---        --------------             ------
    Total..........      394        $37,812,197.35             100.00%
                         ===        ==============             ======

  The following table sets forth the Combined Loan-to-Value Ratios of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date:

                                                             Percent of Adjustable Rate
                                               Aggregate         Group by Aggregate
Range of Combined Loan-to-    Number of      Cut-off Date           Cut-off Date
Value Ratios                Mortgage Loans Principal Balance     Principal Balance
--------------------------  -------------- ----------------- --------------------------
20.01% to  25.00%.........         1        $    59,464.65               0.16%
30.01% to  35.00%.........         2            152,000.00               0.40
35.01% to  40.00%.........         1             50,000.00               0.13
40.01% to  45.00%.........         1             37,800.00               0.10
45.01% to  50.00%.........         1             54,971.49               0.15
50.01% to  55.00%.........         3            332,844.44               0.88
55.01% to  60.00%.........         4            435,016.37               1.15
60.01% to  65.00%.........        13          1,150,561.33               3.04
65.01% to  70.00%.........        10            715,998.67               1.89
70.01% to  75.00%.........        38          3,274,695.45               8.66
75.01% to  80.00%.........       120         10,419,147.25              27.55
80.01% to  85.00%.........       103          9,891,773.31              26.16
85.01% to  90.00%.........        71          7,936,976.43              20.99
90.01% to  95.00%.........        23          3,081,993.02               8.15
95.01% to 100.00%.........         3            218,954.94               0.58
                                 ---        --------------             ------
    Total.................       394        $37,812,197.35             100.00%
                                 ===        ==============             ======

  The following table sets forth the Mortgage Interest Rates borne by the Mortgage Notes relating to the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date:

                                                                   Percent of Adjustable Rate
                                                     Aggregate         Group by Aggregate
                                    Number of      Cut-off Date           Cut-off Date
Range of Mortgage Interest Rates  Mortgage Loans Principal Balance     Principal Balance
--------------------------------  -------------- ----------------- --------------------------
 5.501% to  5.750%..........             1        $    51,836.35               0.14%
 6.251% to  6.500%..........             1            144,637.23               0.38
 6.501% to  6.750%..........             1            143,874.46               0.38
 6.751% to  7.000%..........             3            520,019.44               1.38
 7.001% to  7.250%..........             5            595,062.51               1.57
 7.251% to  7.500%..........            14          1,525,632.23               4.03
 7.501% to  7.750%..........            24          2,430,784.38               6.43
 7.751% to  8.000%..........            30          3,539,299.09               9.36
 8.001% to  8.250%..........            35          4,212,073.29              11.14
 8.251% to  8.500%..........            37          3,830,297.47              10.13
 8.501% to  8.750%..........            36          3,867,920.21              10.23
 8.751% to  9.000%..........            22          2,176,134.22               5.76
 9.001% to  9.250%..........            19          1,711,851.25               4.53
 9.251% to  9.500%..........            30          2,870,668.82               7.59
 9.501% to  9.750%..........            18          1,501,037.00               3.97
 9.751% to 10.000%..........            17          1,386,303.30               3.67
10.001% to 10.250%..........            11            853,487.67               2.26
10.251% to 10.500%..........            15          1,241,499.79               3.28
10.501% to 10.750%..........            15          1,277,417.14               3.38
10.751% to 11.000%..........            11            949,334.88               2.51
11.001% to 11.250%..........             6            345,411.25               0.91
11.251% to 11.500%..........             2            114,180.40               0.30
11.501% to 11.750%..........             4            168,376.00               0.45
11.751% to 12.000%..........             4            228,301.60               0.60
12.251% to 12.500%..........             2            160,595.00               0.42
12.501% to 12.750%..........             2            113,600.00               0.30
12.751% to 13.000%..........             2            213,600.00               0.56
13.001% to 13.250%..........             2            111,750.00               0.30
13.251% to 13.500%..........             7            361,021.80               0.95
13.501% to 13.750%..........             6            564,400.00               1.49
13.751% to 14.000%..........             3            219,985.08               0.58
14.001% to 14.250%..........             4            211,992.07               0.56
14.501% to 14.750%..........             3             98,613.42               0.26
15.001% to 15.250%..........             1             37,600.00               0.10
15.251% to 15.500%..........             1             33,600.00               0.09
                                       ---        --------------             ------
    Total...................           394        $37,812,197.35             100.00%
                                       ===        ==============             ======

  The following table sets forth the range of original months to stated maturity of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off
Date:

                                                                              Percent of Adjustable Rate
                                                                Aggregate         Group by Aggregate
                                               Number of      Cut-off Date           Cut-off Date
Range of Original Months to Stated Maturity  Mortgage Loans Principal Balance     Principal Balance
-------------------------------------------  -------------- ----------------- --------------------------
 73 to  84..................                       34        $ 3,501,787.71               9.26%
109 to 120..................                      231         22,730,948.24              60.12
169 to 180..................                       23          1,950,679.46               5.16
229 to 240..................                        4            231,818.11               0.61
349 to 360..................                      102          9,396,963.83              24.85
                                                  ---        --------------             ------
    Total...................                      394        $37,812,197.35             100.00%
                                                  ===        ==============             ======

  The following table sets forth the range of remaining months to stated maturity of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off
Date:

                                                                               Percent of Adjustable Rate
                                                                 Aggregate         Group by Aggregate
                                                Number of      Cut-off Date           Cut-off Date
Range of Remaining Months to Stated Maturity  Mortgage Loans Principal Balance     Principal Balance
--------------------------------------------  -------------- ----------------- --------------------------
 73 to  84..................                        34        $ 3,501,787.71               9.26%
109 to 120..................                       231         22,730,948.24              60.12
169 to 180..................                        23          1,950,679.46               5.16
229 to 240..................                         4            231,818.11               0.61
349 to 360..................                       102          9,396,963.83              24.85
                                                   ---        --------------             ------
    Total...................                       394        $37,812,197.35             100.00%
                                                   ===        ==============             ======

  The following table sets forth the number of months since origination of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date:

                                                                    Percent of Adjustable Rate
                                                      Aggregate         Group by Aggregate
                                     Number of      Cut-off Date           Cut-off Date
Range of Months Since Origination  Mortgage Loans Principal Balance     Principal Balance
---------------------------------  -------------- ----------------- --------------------------
1 to  6.....................            393        $37,774,613.25              99.90%
7 to 12.....................              1             37,584.10               0.10
                                        ---        --------------             ------
    Total...................            394        $37,812,197.35             100.00%
                                        ===        ==============             ======

  The following table sets forth the maximum Mortgage Interest Rates borne by the Mortgage Notes relating to the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date:

                                                                           Percent of Adjustable Rate
                                                             Aggregate         Group by Aggregate
                                            Number of      Cut-off Date           Cut-off Date
Range of Maximum Mortgage Interest Rates  Mortgage Loans Principal Balance     Principal Balance
----------------------------------------  -------------- ----------------- --------------------------
15.001% to 15.500%..........                     2        $   185,058.31               0.49%
15.501% to 16.000%..........                     1             51,836.35               0.14
16.001% to 16.500%..........                     5            622,448.48               1.65
16.501% to 17.000%..........                    14          1,914,576.93               5.06
17.001% to 17.500%..........                    16          2,191,493.28               5.80
17.501% to 18.000%..........                    33          4,102,104.84              10.85
18.001% to 18.500%..........                    53          5,026,810.54              13.29
18.501% to 19.000%..........                    62          6,031,931.14              15.95
19.001% to 19.500%..........                    36          3,207,934.48               8.48
19.501% to 20.000%..........                    42          4,435,932.47              11.73
20.001% to 20.500%..........                    29          2,842,397.53               7.52
20.501% to 21.000%..........                    41          3,141,930.09               8.31
21.001% to 21.500%..........                    29          2,340,078.03               6.19
21.501% to 22.000%..........                    16            942,190.57               2.49
22.001% to 22.500%..........                     3            172,363.65               0.46
22.501% to 23.000%..........                     5            297,122.23               0.79
23.001% to 23.500%..........                     1             31,922.08               0.08
23.501% to 24.000%..........                     1             35,000.00               0.09
24.001% to 24.500%..........                     1             37,584.10               0.10
24.501% to 25.000%..........                     1             26,728.60               0.07
25.501% to 26.000%..........                     2            120,853.65               0.32
Greater than 26.000%........                     1             53,900.00               0.14
                                               ---        --------------             ------
    Total...................                   394        $37,812,197.35             100.00%
                                               ===        ==============             ======

  The following table sets forth the minimum Mortgage Interest Rates borne by the Mortgage Notes relating to the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date:

                                                                           Percent of Adjustable Rate
                                                             Aggregate         Group by Aggregate
                                            Number of      Cut-off Date           Cut-off Date
Range of Minimum Mortgage Interest Rates  Mortgage Loans Principal Balance     Principal Balance
----------------------------------------  -------------- ----------------- --------------------------
  Less than6.501%...........                     2        $   196,473.58               0.52%
 6.501% to  6.750%..........                     1            143,874.46               0.38
 6.751% to  7.000%..........                     3            520,019.44               1.38
 7.001% to  7.250%..........                     5            595,062.51               1.57
 7.251% to  7.500%..........                    14          1,525,632.23               4.03
 7.501% to  7.750%..........                    24          2,430,784.38               6.43
 7.751% to  8.000%..........                    30          3,539,299.09               9.36
 8.001% to  8.250%..........                    35          4,212,073.29              11.14
 8.251% to  8.500%..........                    37          3,830,297.47              10.13
 8.501% to  8.750%..........                    36          3,867,920.21              10.23
 8.751% to  9.000%..........                    22          2,176,134.22               5.76
 9.001% to  9.250%..........                    19          1,711,851.25               4.53
 9.251% to  9.500%..........                    30          2,870,668.82               7.59
 9.501% to  9.750%..........                    18          1,501,037.00               3.97
 9.751% to 10.000%..........                    17          1,386,303.30               3.67
10.001% to 10.250%..........                    11            853,487.67               2.26
10.251% to 10.500%..........                    15          1,241,499.79               3.28
10.501% to 10.750%..........                    15          1,277,417.14               3.38
10.751% to 11.000%..........                    11            949,334.88               2.51
11.001% to 11.250%..........                     6            345,411.25               0.91
11.251% to 11.500%..........                     2            114,180.40               0.30
11.501% to 11.750%..........                     4            168,376.00               0.45
11.751% to 12.000%..........                     4            228,301.60               0.60
12.251% to 12.500%..........                     2            160,595.00               0.42
12.501% to 12.750%..........                     2            113,600.00               0.30
12.751% to 13.000%..........                     2            213,600.00               0.56
13.001% to 13.250%..........                     2            111,750.00               0.30
13.251% to 13.500%..........                     7            361,021.80               0.95
13.501% to 13.750%..........                     6            564,400.00               1.49
13.751% to 14.000%..........                     3            219,985.08               0.58
14.001% to 14.250%..........                     4            211,992.07               0.56
14.501% to 14.750%..........                     3             98,613.42               0.26
Greater than 14.750%........                     2             71,200.00               0.19
                                               ---        --------------             ------
    Total...................                   394        $37,812,197.35             100.00%
                                               ===        ==============             ======

  The following table sets forth the gross margins borne by the Mortgage Notes relating to the Mortgage Loans in the Adjustable Rate Group as of the Cut-off
Date:

                                                          Percent of Adjustable Rate
                                            Aggregate         Group by Aggregate
                           Number of      Cut-off Date           Cut-off Date
Range of Gross Margins   Mortgage Loans Principal Balance     Principal Balance
----------------------   -------------- ----------------- --------------------------
Less than 3.501%........        2        $   200,836.35               0.53%
3.501% to  3.750%.......        3            391,581.66               1.04
3.751% to  4.000%.......        8            836,176.53               2.21
4.001% to  4.250%.......       12          1,654,570.14               4.38
4.251% to  4.500%.......       20          2,714,004.09               7.18
4.501% to  4.750%.......       24          3,048,839.96               8.06
4.751% to  5.000%.......       24          2,552,386.27               6.75
5.001% to  5.250%.......       34          3,111,446.15               8.23
5.251% to  5.500%.......       51          5,218,159.84              13.80
5.501% to  5.750%.......       34          3,618,061.29               9.57
5.751% to  6.000%.......       22          2,028,355.02               5.36
6.001% to  6.250%.......       18          1,533,196.68               4.05
6.251% to  6.500%.......       20          1,897,415.88               5.02
6.501% to  6.750%.......       22          1,934,327.73               5.12
6.751% to  7.000%.......        5            253,850.00               0.67
7.001% to  7.250%.......        9            623,266.50               1.65
7.251% to  7.500%.......       14          1,311,331.02               3.47
7.501% to  7.750%.......       25          2,171,880.79               5.74
7.751% to  8.000%.......        3            155,095.00               0.41
8.001% to  8.250%.......        7            273,465.50               0.72
8.251% to  8.500%.......        2            211,200.00               0.56
8.501% to  8.750%.......        3            296,450.00               0.78
8.751% to  9.000%.......       15            989,228.13               2.62
9.251% to  9.500%.......        2            116,785.08               0.31
9.751% to 10.000%.......        9            474,520.67               1.25
Greater than 10.000%....        6            195,767.07               0.52
                              ---        --------------             ------
    Total...............      394        $37,812,197.35             100.00%
                              ===        ==============             ======

  The following table sets forth the month of the next Mortgage Interest Rate change for each of the Mortgage Notes relating to the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date:

                                                                               Percent of Adjustable Rate
                                                                 Aggregate         Group by Aggregate
                                                Number of      Cut-off Date           Cut-off Date
 Month of Next Mortgage Interest Rate Change  Mortgage Loans Principal Balance     Principal Balance
 -------------------------------------------  -------------- ----------------- --------------------------
 September 1999..............                        1        $   117,860.65               0.31%
  October 1999...............                        1             51,836.35               0.14
 December 1999...............                       78          7,863,715.31              20.80
  January 2000...............                      163         15,526,921.42              41.06
 February 2000...............                      150         14,214,279.52              37.59
   June 2000.................                        1             37,584.10               0.10
                                                   ---        --------------             ------
     Total...................                      394        $37,812,197.35             100.00%
                                                   ===        ==============             ======

  The months shown in the preceding table are the months in which the Mortgage Interest Rates on the related Mortgage Loans were scheduled to be adjusted. In the case of a Mortgage Loan which was delinquent in the month in which such adjustment was scheduled to occur, such adjustment will not occur until such Mortgage Loan has become current.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

  The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on the Class A Certificates and the yield to maturity of such Certificates are related to the rate and timing of payments of principal on the Mortgage Loans in the related Mortgage Loan Group, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second mortgage loans. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to the Class A Certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans.

  The rate of principal payments on a Class of Class A Certificates will also be affected by the amount of excess interest and, after the targeted overcollateralization is achieved, excess principal, available from the related Mortgage Loan Group or other Mortgage Loan Groups to make principal payments on such Class.

  In addition, the Servicer may, at its option, purchase from the Trust all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the Class A Certificates, on any Distribution Date on or following the first Distribution Date on which the Pool Principal Balance (as defined herein) as of the last day of the related Due Period is less than 10% of the Original Pool Principal Balance. See "Description of the
Certificates --Termination; Purchase of Mortgage Loans" herein.

  As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in Fixed Rate Group 1 and Fixed Rate Group 2 is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage interest rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No assurance can be given as to the level of prepayments that the Mortgage Loans in Fixed Rate Group 1 and Fixed Rate Group 2 will experience.

  The yield on the Fixed Rate Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans in Fixed Rate Group 1 and Fixed Rate Group 2 during each month will not be passed through to Certificateholders until the 25th day of the following month (or if such 25th day is not a business day, the following business day).

  Investors in the Class A-1A Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Class A-1A Certificate.

  All of the Mortgage Loans in the Adjustable Rate Group are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans such as the Mortgage Loans in the Adjustable Rate Group could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans in the Adjustable Rate Group will experience. The Mortgage Loans in the Adjustable Rate Group bear interest rates that adjust based on Six-Month LIBOR, which may differ from the rate of LIBOR used to calculate interest on the Class A-1A Certificates.

  To the extent that the rate at which interest accrues on a Class of Fixed Rate Certificates or the Class A-1A Certificates is limited to the applicable Fixed Rate Group 1 Net Funds Cap Rate, the Fixed Rate Group 2 Net Funds Cap Rate or the Class A-1A Net Funds Cap Rate for such Distribution Date, Fixed Rate Group 1 Interest Carryovers, Fixed Rate Group 2 Interest Carryovers and Class A-1A LIBOR Interest Carryovers may occur in respect of the applicable Class of Fixed Rate Certificates or the Class A-1A Certificates. Although the holders of the applicable Class of Fixed Rate Certificates or the Class A-1A Certificates are entitled to be reimbursed for any such shortfalls as and to the extent described herein, the yield to such holders on the applicable Class of Fixed Rate Certificates or the Class A-1A Certificates may be adversely affected by the occurrence of such shortfalls. See "Risk Factors -- Risks Associated with the Mortgage Loans" herein.

  No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Mortgage Loans. See "Certain Yield and Prepayment Considerations" in the Prospectus.

  Greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans in the related Mortgage Loan Group and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties in such Mortgage Loan Group.

  Principal distributions on the Class A-6F Certificates will vary on each Distribution Date in accordance with the Lockout Remittance Amount for such Distribution Date until the Class A-5F Certificates have been paid in full. Upon payment of the Class A-5F Certificates in full, the entire Fixed Rate Group 1 Principal Distribution Amount will be distributed to the Class A-6F Certificates, until such Class has been paid in full.

  The Balloon Loans in the Trust Fund will not be fully amortizing over their terms to maturity, and will, in most cases, require substantial principal payments at their stated maturity. Balloon Loans involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make the final payment due upon maturity of a Balloon Loan (a "Balloon Payment") typically will depend upon its ability either to fully refinance the Balloon Loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the Balloon Payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, tax laws, prevailing general conditions and the availability of credit for loans secured by residential property. Because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to refinance the Balloon Loan or to sell the related Mortgaged Property, there is a risk that the Balloon Loans may default at maturity. Any defaulted Balloon Payment that extends the maturity of a Balloon Loan may delay distributions of principal on the related Class A Certificates and thereby extend the weighted average life of such Class A Certificates and, if such Class A Certificates were purchased at a discount, reduce the yield thereon.

  The "weighted average life" of a Class A Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans in the related Mortgage Loan Group, including Balloon Payments.

  Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to the Mortgage Loans in Fixed Rate Group 1 and Fixed Rate Group 2 (the "Prepayment Vector"), represents an assumed rate of prepayment on the Mortgage Loans in Fixed Rate Group 1 and Fixed Rate Group 2. 100% Prepayment Vector assumes a constant prepayment rate ("CPR") of 4% per annum of the outstanding principal balance of the Mortgage Loans in Fixed Rate Group 1 and Fixed Rate

Group 2 in the first month of the life of such Mortgage Loans and an additional approximate 1.8182% per annum in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of such Mortgage Loans, a CPR of 24% per annum each month is assumed. As used in the table below, 0% Prepayment Vector assumes a CPR of 0% on the outstanding principal balance of the Mortgage Loans in Fixed Rate Group 1 and Fixed Rate Group 2. Correspondingly, 50% Prepayment Vector assumes a CPR of 2% per annum on the outstanding principal balance of the Mortgage Loans in Fixed Rate Group 1 and Fixed Rate Group 2 in the first month of the life of such Mortgage Loans and an additional approximate 0.9091% per annum in each month thereafter until the twelfth month, and each month thereafter a CPR of 12%. The model used in this Prospectus Supplement with respect to the Mortgage Loans in the Adjustable Rate Group is CPR. Neither the Prepayment Vector nor CPR purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositors believe that no existing statistics of which they are aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

  Since the tables were prepared on the basis of the assumptions in the preceding and the following paragraphs, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

                             Prepayment Scenarios

                          Scenario 1 Scenario 2 Scenario 3 Scenario 4 Scenario 5 Scenario 6 Scenario 7
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
Fixed Rate Group 1
 Mortgage Loans(/1/)....       0%        50%        75%       100%       125%       150%       200%
Fixed Rate Group 2
 Mortgage Loans(/1/)....       0%        50%        75%       100%       125%       150%       200%
Adjustable Rate Mortgage
 Loans(/2/).............       0%        12%        18%        24%        30%        33%        48%

--------
(1)  As a percentage of the Prepayment Vector.
(2)  As a percentage of CPR.

  The tables below were prepared on the basis of the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Loans of each Mortgage Loan Group consist of loans with the weighted average characteristics and amortization methodologies set forth below, (ii) the Closing Date for the Class A Certificates is August 26, 1999, (iii) distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered to the Servicer each month (with no defaults), (v) the annual rate of interest on each Mortgage Loan (the "Mortgage Interest Rate") in the Adjustable Rate Group is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) an assumed level of Six-Month LIBOR (which remains constant at 5.8775% per annum) and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap, maximum interest rate and minimum interest rate),
(vi) LIBOR remains constant at 5.2575% per annum, (vii) all prepayments are prepayments in full received on the last day of each month (commencing August
1999) and include 30 days' interest thereon, (viii) optional termination is not exercised by the Servicer on the Optional Purchase Date (except in determining the weighted average life to the Optional Purchase Date), (ix) each Class of Class A Certificates will have the respective pass-through rate ("Pass-Through Rate"), without regard to the operation of any cap, and original principal balance ("Original Principal Balance") as set forth on page S-4 of this Prospectus Supplement, (x) the numbers under the "Months to Rate Change" heading for the Adjustable Rate Group table below indicate the number of months from the Cut-off Date to the first interest rate change date for the applicable pools of loans and (xi) no Mortgage Loan is repurchased or substituted for as a result of defective documentation or the breach of a representation and warranty.

Fixed Rate Group 1

                                              Original    Original    Remaining
                                  Mortgage  Amortization    Term        Term
Amortization         Principal    Interest      Term     to Maturity to Maturity
Methodology           Balance       Rate      (months)    (months)    (months)
------------      --------------- --------  ------------ ----------- -----------
Level Pay........ $    471,348.56 11.1359%       59           59          59
Level Pay........    6,865,219.64 10.1722       118          118         114
Level Pay........  132,028,468.47 10.3812       180          180         175
Level Pay........   53,774,729.29 10.1557       240          240         239
Level Pay........    1,319,861.97  9.6951       300          300         300
Level Pay........  286,788,811.17 10.3254       360          360         359
Balloon..........      174,495.38 12.7904       180          178         156
Balloon..........       74,913.36 11.0000       240          180         179
Balloon..........  406,298,290.54 10.3900       360          128         128

Fixed Rate Group 2

                                              Original    Original    Remaining
                                  Mortgage  Amortization    Term        Term
Amortization         Principal    Interest      Term     to Maturity to Maturity
Methodology           Balance       Rate      (months)    (months)    (months)
------------       -------------- --------  ------------ ----------- -----------
Level Pay......... $    66,953.17 12.4509%       53           53          52
Level Pay.........      34,240.02 11.0000       120          120         118
Level Pay.........  13,488,447.48 10.9729       180          180         178
Level Pay.........   8,455,114.65 11.0460       240          240         238
Level Pay.........     862,008.20 11.5763       300          300         296
Level Pay.........  18,659,937.37 10.0496       360          360         358
Balloon...........      19,921.73 13.8000       180          178         176
Balloon...........  32,805,185.28 10.3213       360          128         127

Adjustable Rate Group

                                                                            Periodic    Original    Original    Remaining
                               Months  Mortgage         Maximum   Minimum     Rate    Amortization    Term        Term
Amortization       Principal   to Rate Interest Gross   Interest  Interest Adjustment     Term     to Maturity to Maturity
Methodology         Balance    Change    Rate   Margin    Rate      Rate      Cap       (months)    (months)    (months)
------------     ------------- ------- -------- ------  --------  -------- ---------- ------------ ----------- -----------
Level Pay....... $  507,254.60     4    8.7284% 5.3487% 18.2094%   8.7284%   1.000%       354          354         352
Level Pay.......  1,750,115.34     5    9.0073  5.4903  18.2795    9.0073    1.000        341          341         340
Level Pay.......  7,630,620.93     6    9.9242  6.1483  19.1170    9.9242    1.000        354          354         354
Balloon.........    117,860.65     2    8.5000  5.6000  18.7500    8.5000    1.000        360          120         116
Balloon.........     51,836.35     3    5.7500  2.7500  15.7500    5.7500    1.000        360          120         117
Balloon.........  1,915,901.39     4    8.0287  4.9749  18.0203    8.0287    1.000        360          115         113
Balloon.........  6,977,252.07     5    8.7458  5.6925  18.8878    8.7458    1.000        360          119         118
Balloon......... 18,861,356.02     6    8.9532  5.8395  19.4215    8.9532    1.000        360          120         120

  Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each Class of Class A Certificates indicated, and set forth the percentages of the Original Principal Balance of each such Class of Class A Certificates that would be outstanding after each of the dates shown under various prepayment scenarios based on the assumptions described above.

            Percent of Original Principal Balance Outstanding under
                    the Following Prepayment Scenarios(/1/)

                                                         Class A-1F
                                             ----------------------------------
Distribution Date in                          0%  50%  75%  100% 125% 150% 200%
--------------------                         ---- ---- ---- ---- ---- ---- ----
Initial Percentage..........................  100  100  100  100  100  100  100
August 25, 2000.............................   90   71   61   51   41   31   10
August 25, 2001.............................   87   40   18    0    0    0    0
August 25, 2002.............................   84   14    0    0    0    0    0
August 25, 2003.............................   80    0    0    0    0    0    0
August 25, 2004.............................   77    0    0    0    0    0    0
August 25, 2005.............................   73    0    0    0    0    0    0
August 25, 2006.............................   69    0    0    0    0    0    0
August 25, 2007.............................   66    0    0    0    0    0    0
August 25, 2008.............................   63    0    0    0    0    0    0
August 25, 2009.............................   59    0    0    0    0    0    0
August 25, 2010.............................    0    0    0    0    0    0    0
August 25, 2011.............................    0    0    0    0    0    0    0
August 25, 2012.............................    0    0    0    0    0    0    0
August 25, 2013.............................    0    0    0    0    0    0    0
August 25, 2014.............................    0    0    0    0    0    0    0
August 25, 2015.............................    0    0    0    0    0    0    0
August 25, 2016.............................    0    0    0    0    0    0    0
August 25, 2017.............................    0    0    0    0    0    0    0
August 25, 2018.............................    0    0    0    0    0    0    0
August 25, 2019.............................    0    0    0    0    0    0    0
August 25, 2020.............................    0    0    0    0    0    0    0
August 25, 2021.............................    0    0    0    0    0    0    0
August 25, 2022.............................    0    0    0    0    0    0    0
August 25, 2023.............................    0    0    0    0    0    0    0
August 25, 2024.............................    0    0    0    0    0    0    0
August 25, 2025.............................    0    0    0    0    0    0    0
August 25, 2026.............................    0    0    0    0    0    0    0
August 25, 2027.............................    0    0    0    0    0    0    0
August 25, 2028.............................    0    0    0    0    0    0    0
August 25, 2029.............................    0    0    0    0    0    0    0
Weighted Average Life (Years)(/2/).......... 8.10 1.77 1.30 1.06 0.91 0.80 0.67
Weighted Average Life (Years)(/2/)(/3/)..... 8.10 1.77 1.30 1.06 0.91 0.80 0.67

--------
(1) As a percentage of the Prepayment Vector. This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and the Prepayment Scenarios and should be read in conjunction therewith.
(2) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the highest Principal Balance of the Class A Certificate.
(3) To the Optional Purchase Date.

            Percent of Original Principal Balance Outstanding under
                    the Following Prepayment Scenarios(/1/)

                                                        Class A-2F
                                            -----------------------------------
Distribution Date in                         0%   50%  75%  100% 125% 150% 200%
--------------------                        ----- ---- ---- ---- ---- ---- ----
Initial Percentage.........................   100  100  100  100  100  100  100
August 25, 2000............................   100  100  100  100  100  100  100
August 25, 2001............................   100  100  100   93   43    0    0
August 25, 2002............................   100  100   59    0    0    0    0
August 25, 2003............................   100   82    0    0    0    0    0
August 25, 2004............................   100   36    0    0    0    0    0
August 25, 2005............................   100    2    0    0    0    0    0
August 25, 2006............................   100    0    0    0    0    0    0
August 25, 2007............................   100    0    0    0    0    0    0
August 25, 2008............................   100    0    0    0    0    0    0
August 25, 2009............................   100    0    0    0    0    0    0
August 25, 2010............................    43    0    0    0    0    0    0
August 25, 2011............................    30    0    0    0    0    0    0
August 25, 2012............................    14    0    0    0    0    0    0
August 25, 2013............................     0    0    0    0    0    0    0
August 25, 2014............................     0    0    0    0    0    0    0
August 25, 2015............................     0    0    0    0    0    0    0
August 25, 2016............................     0    0    0    0    0    0    0
August 25, 2017............................     0    0    0    0    0    0    0
August 25, 2018............................     0    0    0    0    0    0    0
August 25, 2019............................     0    0    0    0    0    0    0
August 25, 2020............................     0    0    0    0    0    0    0
August 25, 2021............................     0    0    0    0    0    0    0
August 25, 2022............................     0    0    0    0    0    0    0
August 25, 2023............................     0    0    0    0    0    0    0
August 25, 2024............................     0    0    0    0    0    0    0
August 25, 2025............................     0    0    0    0    0    0    0
August 25, 2026............................     0    0    0    0    0    0    0
August 25, 2027............................     0    0    0    0    0    0    0
August 25, 2028............................     0    0    0    0    0    0    0
August 25, 2029............................     0    0    0    0    0    0    0
Weighted Average Life (Years)(/2/)......... 11.48 4.77 3.21 2.45 2.00 1.70 1.32
Weighted Average Life (Years)(/2/)(/3/).... 11.48 4.77 3.21 2.45 2.00 1.70 1.32

--------
(1) As a percentage of the Prepayment Vector. This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and the Prepayment Scenarios and should be read in conjunction therewith.
(2) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the highest Principal Balance of the Class A Certificate.
(3) To the Optional Purchase Date.

            Percent of Original Principal Balance Outstanding under
                    the Following Prepayment Scenarios(/1/)

                                                        Class A-3F
                                            -----------------------------------
Distribution Date in                         0%   50%  75%  100% 125% 150% 200%
--------------------                        ----- ---- ---- ---- ---- ---- ----
Initial Percentage.........................   100  100  100  100  100  100  100
August 25, 2000............................   100  100  100  100  100  100  100
August 25, 2001............................   100  100  100  100  100   97   24
August 25, 2002............................   100  100  100   94   47    6    0
August 25, 2003............................   100  100   99   43    0    0    0
August 25, 2004............................   100  100   59    6    0    0    0
August 25, 2005............................   100  100   32    0    0    0    0
August 25, 2006............................   100   78   12    0    0    0    0
August 25, 2007............................   100   70   10    0    0    0    0
August 25, 2008............................   100   59    1    0    0    0    0
August 25, 2009............................   100   46    0    0    0    0    0
August 25, 2010............................   100    0    0    0    0    0    0
August 25, 2011............................   100    0    0    0    0    0    0
August 25, 2012............................   100    0    0    0    0    0    0
August 25, 2013............................    98    0    0    0    0    0    0
August 25, 2014............................    86    0    0    0    0    0    0
August 25, 2015............................    79    0    0    0    0    0    0
August 25, 2016............................    72    0    0    0    0    0    0
August 25, 2017............................    64    0    0    0    0    0    0
August 25, 2018............................    55    0    0    0    0    0    0
August 25, 2019............................    46    0    0    0    0    0    0
August 25, 2020............................    39    0    0    0    0    0    0
August 25, 2021............................    31    0    0    0    0    0    0
August 25, 2022............................    23    0    0    0    0    0    0
August 25, 2023............................    13    0    0    0    0    0    0
August 25, 2024............................     3    0    0    0    0    0    0
August 25, 2025............................     0    0    0    0    0    0    0
August 25, 2026............................     0    0    0    0    0    0    0
August 25, 2027............................     0    0    0    0    0    0    0
August 25, 2028............................     0    0    0    0    0    0    0
August 25, 2029............................     0    0    0    0    0    0    0
Weighted Average Life (Years)(/2/)......... 19.63 9.11 5.67 3.95 3.07 2.51 1.86
Weighted Average Life (Years)(/2/)(/3/).... 19.63 9.11 5.67 3.95 3.07 2.51 1.86

--------
(1) As a percentage of the Prepayment Vector. This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and the Prepayment Scenarios and should be read in conjunction therewith.
(2) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the highest Principal Balance of the Class A Certificate.
(3) To the Optional Purchase Date.

            Percent of Original Principal Balance Outstanding under
                    the Following Prepayment Scenarios(/1/)

                                      Class A-4F
                         -------------------------------------
Distribution Date in      0%    50%   75%  100% 125% 150% 200%
--------------------     ----- ----- ----- ---- ---- ---- ----
Initial Percentage......   100   100   100  100  100  100  100
August 25, 2000.........   100   100   100  100  100  100  100
August 25, 2001.........   100   100   100  100  100  100  100
August 25, 2002.........   100   100   100  100  100  100    0
August 25, 2003.........   100   100   100  100   97   28    0
August 25, 2004.........   100   100   100  100   34    0    0
August 25, 2005.........   100   100   100   69    6    0    0
August 25, 2006.........   100   100   100   42    0    0    0
August 25, 2007.........   100   100   100   42    0    0    0
August 25, 2008.........   100   100   100   35    0    0    0
August 25, 2009.........   100   100    82   20    0    0    0
August 25, 2010.........   100    70    12    0    0    0    0
August 25, 2011.........   100    52     *    0    0    0    0
August 25, 2012.........   100    35     0    0    0    0    0
August 25, 2013.........   100    21     0    0    0    0    0
August 25, 2014.........   100    10     0    0    0    0    0
August 25, 2015.........   100     2     0    0    0    0    0
August 25, 2016.........   100     0     0    0    0    0    0
August 25, 2017.........   100     0     0    0    0    0    0
August 25, 2018.........   100     0     0    0    0    0    0
August 25, 2019.........   100     0     0    0    0    0    0
August 25, 2020.........   100     0     0    0    0    0    0
August 25, 2021.........   100     0     0    0    0    0    0
August 25, 2022.........   100     0     0    0    0    0    0
August 25, 2023.........   100     0     0    0    0    0    0
August 25, 2024.........   100     0     0    0    0    0    0
August 25, 2025.........    82     0     0    0    0    0    0
August 25, 2026.........    57     0     0    0    0    0    0
August 25, 2027.........    27     0     0    0    0    0    0
August 25, 2028.........     0     0     0    0    0    0    0
August 25, 2029.........     0     0     0    0    0    0    0
Weighted Average Life
 (Years)(/2/)........... 27.20 12.47 10.55 7.65 4.88 3.76 2.54
Weighted Average Life
 (Years)(/2/)(/3/)...... 26.26 10.91 10.43 7.01 4.88 3.76 2.54

--------
(1) As a percentage of the Prepayment Vector. This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and the Prepayment Scenarios and should be read in conjunction therewith.
(2) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the highest Principal Balance of the Class A Certificate.
(3) To the Optional Purchase Date.
 *   Less than 0.5%, but greater than zero.

            Percent of Original Principal Balance Outstanding under
                    the Following Prepayment Scenarios(/1/)

                                                      Class A-5F
                                        --------------------------------------
Distribution Date in                      0%   50%   75%  100%  125% 150% 200%
--------------------                    ----- ----- ----- ----- ---- ---- ----
Initial Percentage.....................   100   100   100   100  100  100  100
August 25, 2000........................   100   100   100   100  100  100  100
August 25, 2001........................   100   100   100   100  100  100  100
August 25, 2002........................   100   100   100   100  100  100   53
August 25, 2003........................   100   100   100   100  100  100    0
August 25, 2004........................   100   100   100   100  100   42    0
August 25, 2005........................   100   100   100   100  100    6    0
August 25, 2006........................   100   100   100   100   81    4    0
August 25, 2007........................   100   100   100   100   81    4    0
August 25, 2008........................   100   100   100   100   80    4    0
August 25, 2009........................   100   100   100   100   63    4    0
August 25, 2010........................   100   100   100    51   12    0    0
August 25, 2011........................   100   100   100    32    3    0    0
August 25, 2012........................   100   100    73    18    0    0    0
August 25, 2013........................   100   100    51     8    0    0    0
August 25, 2014........................   100   100    35     1    0    0    0
August 25, 2015........................   100   100    24     0    0    0    0
August 25, 2016........................   100    86    16     0    0    0    0
August 25, 2017........................   100    69     8     0    0    0    0
August 25, 2018........................   100    53     3     0    0    0    0
August 25, 2019........................   100    40     0     0    0    0    0
August 25, 2020........................   100    31     0     0    0    0    0
August 25, 2021........................   100    22     0     0    0    0    0
August 25, 2022........................   100    15     0     0    0    0    0
August 25, 2023........................   100     8     0     0    0    0    0
August 25, 2024........................   100     2     0     0    0    0    0
August 25, 2025........................   100     0     0     0    0    0    0
August 25, 2026........................   100     0     0     0    0    0    0
August 25, 2027........................   100     0     0     0    0    0    0
August 25, 2028........................    81     0     0     0    0    0    0
August 25, 2029........................     0     0     0     0    0    0    0
Weighted Average Life (Years)(/2/)..... 29.34 19.80 14.62 11.70 9.80 5.29 3.08
Weighted Average Life
 (Years)(/2/)(/3/)..................... 26.41 11.00 10.66  8.33 6.58 5.01 3.08

--------
(1) As a percentage of the Prepayment Vector. This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and the Prepayment Scenarios and should be read in conjunction therewith.
(2) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the highest Principal Balance of the Class A Certificate.
(3)  To the Optional Purchase Date.

            Percent of Original Principal Balance Outstanding under
                    the Following Prepayment Scenarios(/1/)

                                                         Class A-6F
                                             ----------------------------------
Distribution Date in                          0%  50%  75%  100% 125% 150% 200%
--------------------                         ---- ---- ---- ---- ---- ---- ----
Initial Percentage..........................  100  100  100  100  100  100  100
August 25, 2000.............................  100  100  100  100  100  100  100
August 25, 2001.............................  100  100  100  100  100  100  100
August 25, 2002.............................  100  100  100  100  100  100  100
August 25, 2003.............................   99   94   91   88   85   81   57
August 25, 2004.............................   99   87   82   77   72   66   28
August 25, 2005.............................   97   78   69   61   53   46   13
August 25, 2006.............................   95   67   56   46   37   27    5
August 25, 2007.............................   88   42   29   22   19   16    1
August 25, 2008.............................   81   26   14    9    6    8    0
August 25, 2009.............................   74   16    7    3    2    4    0
August 25, 2010.............................    0    0    0    0    0    0    0
August 25, 2011.............................    0    0    0    0    0    0    0
August 25, 2012.............................    0    0    0    0    0    0    0
August 25, 2013.............................    0    0    0    0    0    0    0
August 25, 2014.............................    0    0    0    0    0    0    0
August 25, 2015.............................    0    0    0    0    0    0    0
August 25, 2016.............................    0    0    0    0    0    0    0
August 25, 2017.............................    0    0    0    0    0    0    0
August 25, 2018.............................    0    0    0    0    0    0    0
August 25, 2019.............................    0    0    0    0    0    0    0
August 25, 2020.............................    0    0    0    0    0    0    0
August 25, 2021.............................    0    0    0    0    0    0    0
August 25, 2022.............................    0    0    0    0    0    0    0
August 25, 2023.............................    0    0    0    0    0    0    0
August 25, 2024.............................    0    0    0    0    0    0    0
August 25, 2025.............................    0    0    0    0    0    0    0
August 25, 2026.............................    0    0    0    0    0    0    0
August 25, 2027.............................    0    0    0    0    0    0    0
August 25, 2028.............................    0    0    0    0    0    0    0
August 25, 2029.............................    0    0    0    0    0    0    0
Weighted Average Life (Years)/2/)........... 9.96 7.63 6.99 6.56 6.24 5.99 4.54
Weighted Average Life (Years)(/2/)(/3/)..... 9.96 7.63 6.99 6.41 5.62 4.91 3.76

--------
(1) As a percentage of the Prepayment Vector. This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and the Prepayment Scenarios and should be read in conjunction therewith.
(2) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the highest Principal Balance of the Class A Certificate.
(3)  To the Optional Purchase Date.

            Percent of Original Principal Balance Outstanding under
                    the Following Prepayment Scenarios(/1/)

                                                        Class A-7F
                                            -----------------------------------
Distribution Date in                          0%  50%  75%  100% 125% 150% 200%
--------------------                        ----- ---- ---- ---- ---- ---- ----
Initial Percentage.........................   100  100  100  100  100  100  100
August 25, 2000............................    97   88   84   80   76   72   63
August 25, 2001............................    93   74   65   57   49   42   28
August 25, 2002............................    91   63   52   42   34   27   15
August 25, 2003............................    90   54   41   31   23   17    8
August 25, 2004............................    88   46   33   23   16   11    4
August 25, 2005............................    86   40   27   17   11    7    2
August 25, 2006............................    84   34   21   13    7    4    1
August 25, 2007............................    82   29   17   10    5    2    *
August 25, 2008............................    80   25   14    7    3    1    0
August 25, 2009............................    77   21   11    5    2    1    0
August 25, 2010............................    35    9    4    2    *    0    0
August 25, 2011............................    33    7    3    1    *    0    0
August 25, 2012............................    30    6    2    1    0    0    0
August 25, 2013............................    27    5    1    *    0    0    0
August 25, 2014............................    24    4    1    0    0    0    0
August 25, 2015............................    22    3    1    0    0    0    0
August 25, 2016............................    21    2    *    0    0    0    0
August 25, 2017............................    19    2    *    0    0    0    0
August 25, 2018............................    17    1    0    0    0    0    0
August 25, 2019............................    15    1    0    0    0    0    0
August 25, 2020............................    14    1    0    0    0    0    0
August 25, 2021............................    13    *    0    0    0    0    0
August 25, 2022............................    12    *    0    0    0    0    0
August 25, 2023............................    11    *    0    0    0    0    0
August 25, 2024............................     9    0    0    0    0    0    0
August 25, 2025............................     8    0    0    0    0    0    0
August 25, 2026............................     6    0    0    0    0    0    0
August 25, 2027............................     4    0    0    0    0    0    0
August 25, 2028............................     2    0    0    0    0    0    0
August 25, 2029............................     0    0    0    0    0    0    0
Weighted Average Life (Years)(/2/)......... 12.45 5.70 4.31 3.41 2.80 2.35 1.74
Weighted Average Life (Years)(/2/)(/3/).... 12.32 5.33 4.18 3.24 2.61 2.19 1.63

--------
(1) As a percentage of the Prepayment Vector. This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and the Prepayment Scenarios and should be read in conjunction therewith.

(2) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the highest Principal Balance of the Class A Certificate.

(3)  To the Optional Purchase Date.

 *  Less than 0.5%, but greater than zero.

            Percent of Original Principal Balance Outstanding under
                    the Following Prepayment Scenarios(/1/)

                                                        Class A-1A
                                            -----------------------------------
Distribution Date in                          0%  12%  18%  24%  30%  33%  48%
--------------------                        ----- ---- ---- ---- ---- ---- ----
Initial Percentage.........................   100  100  100  100  100  100  100
August 25, 2000............................    96   84   78   73   67   64   49
August 25, 2001............................    89   66   56   47   38   34   16
August 25, 2002............................    88   57   44   34   27   24    9
August 25, 2003............................    88   48   35   26   19   16    6
August 25, 2004............................    87   41   29   20   13   10    3
August 25, 2005............................    86   36   23   15    9    7    1
August 25, 2006............................    85   31   19   11    6    5    *
August 25, 2007............................    85   27   15    8    4    3    *
August 25, 2008............................    84   24   12    6    3    2    0
August 25, 2009............................    19    5    3    1    *    0    0
August 25, 2010............................    19    5    2    1    0    0    0
August 25, 2011............................    19    4    2    *    0    0    0
August 25, 2012............................    18    3    1    *    0    0    0
August 25, 2013............................    18    3    1    0    0    0    0
August 25, 2014............................    17    3    1    0    0    0    0
August 25, 2015............................    17    2    *    0    0    0    0
August 25, 2016............................    16    2    *    0    0    0    0
August 25, 2017............................    16    1    *    0    0    0    0
August 25, 2018............................    15    1    0    0    0    0    0
August 25, 2019............................    14    1    0    0    0    0    0
August 25, 2020............................    13    1    0    0    0    0    0
August 25, 2021............................    12    *    0    0    0    0    0
August 25, 2022............................    11    *    0    0    0    0    0
August 25, 2023............................    10    *    0    0    0    0    0
August 25, 2024............................     8    0    0    0    0    0    0
August 25, 2025............................     7    0    0    0    0    0    0
August 25, 2026............................     5    0    0    0    0    0    0
August 25, 2027............................     3    0    0    0    0    0    0
August 25, 2028............................     1    0    0    0    0    0    0
August 25, 2029............................     0    0    0    0    0    0    0
Weighted Average Life (Years)(2)........... 11.22 5.03 3.76 2.93 2.36 2.13 1.33
Weighted Average Life (Years)(2)(3)........ 11.12 4.78 3.69 2.82 2.22 1.95 1.25

--------
(1) As a percentage of the CPR. This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and the Prepayment Scenarios and should be read in conjunction therewith.

(2) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the highest Principal Balance of the Class A Certificate.

(3)  To the Optional Purchase Date.

 *  Less than 0.5%, but greater than zero.

               THE ORIGINATORS AND THE SERVICER -- ORIGINATION,
                        FORECLOSURE AND LOSS EXPERIENCE

General

  For a general discussion of the Depositors, the Servicers and the Originators, see "The Depositors, the Servicer, the Representative and the Originators" in the Prospectus. In the discussion that follows, references to the "Company" include EquiCredit Corporation, EquiCredit Corporation of America ("EquiCredit") and its subsidiaries (including the other Originators) and EquiCredit's predecessor in interest, OSCC-Florida.

  On January 9, 1998, Barnett Banks, Inc., the parent and sole stockholder of EquiCredit Corporation, merged with NationsBank Corporation. On September 25, 1998, NationsBank Corporation was merged with and into NationsBank (DE) Corporation, a subsidiary of NationsBank Corporation, with the latter entity surviving. As the surviving corporation in the merger, NationsBank (DE) Corporation was renamed NationsBank Corporation. On September 30, 1998, BankAmerica Corporation was merged with and into NationsBank Corporation, with the latter entity surviving. Upon completion of the merger, NationsBank Corporation changed its name first to BankAmerica Corporation and then to Bank of America Corporation. As a result, EquiCredit is now an indirect wholly-owned subsidiary of Bank of America Corporation.

  As of June 30, 1999, the Company had a total of 1,410 employees; 547 employees at its Jacksonville, Florida headquarters and an additional 863 employees in 131 branch offices located nationwide. As of June 30 the total stockholder's equity of the Company was approximately $420 million. Copies of the audited financial statements of the Company for the fiscal years ended December 31, 1998, 1997 and 1996, prepared on the basis of generally accepted accounting principles, may be obtained upon request from EquiCredit Corporation of America, 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256, Attention: Controller, or by telephoning (904) 457-5788.

Loan Origination History

  At June 30, 1999, the Company conducted loan origination and/or wholesale operations in a number of geographic areas, including but not limited to Arizona, California, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia and Wisconsin.

  The dollar amounts of first and second lien mortgage loans originated or purchased and re-underwritten by the Company during the years ended December 31, 1996, 1997 and 1998 were approximately $2 billion, approximately $2.9 billion and approximately $3.7 billion, respectively. The dollar amount of first and second lien mortgage loans originated or purchased and re-underwritten by the Company during the six months ended June 30, 1999 was approximately $1.6 billion.

Underwriting Programs

  Beginning in November 1998, the Company revised its underwriting criteria (the "New Underwriting Guidelines") to utilize credit bureau risk scores to assist it in evaluating the credit quality of borrowers and to simplify the origination process. Prior to November 1998, the Company originated and purchased loans under various underwriting programs that generally assigned credit grades to mortgage loans based on the borrowers' credit histories (i.e., mortgage and other credit delinquencies and deficiencies), loan-to-value ratios and debt-to-income ratios. See "The Depositors, the Servicer, the Representative and the Originators -- Specific Underwriting Criteria" in the Prospectus for a discussion of the Company's New Underwriting Guidelines.

  The New Underwriting Guidelines generally were fully implemented by the Company by March 1999. Although some of the Mortgage Loans originated prior to that time were originated under the Company's prior underwriting guidelines, over 97% (by principal balance as of the Cut-off Date) of the Mortgage Loans in the Mortgage Pool were originated under the New Underwriting Guidelines.

  The following table sets forth the distribution of the Mortgage Loans among the credit grades assigned by the Company under the prior underwriting guidelines or the New Underwriting Guidelines as of the date of their origination.

                                                            Percent of Mortgage
                             Number of                            Pool by
Company Credit Grade*      Mortgage Loans Principal Balance  Principal Balance
---------------------      -------------- ----------------- -------------------
A.........................      7,250     $  538,643,292.78        53.86%
B.........................      4,656        311,106,088.54        31.11
C.........................      2,431        149,640,945.50        14.96
D.........................         15            609,816.81         0.06
                               ------     -----------------       ------
    Total.................     14,352     $1,000,000,143.63       100.00%
                               ======     =================       ======

--------
* Class A refers collectively to the Class A+ and Class A credit grades, Class B refers collectively to the Class B+ and Class B credit grades, Class C refers collectively to the Class C+ and Class C credit grades and Class D refers to the Class D credit grade.

Servicing Portfolio

  At December 31, 1998 and June 30, 1999, the Company serviced a total portfolio of 138,123 and 162,689 mortgage loans, respectively, having aggregate unpaid principal balances of approximately $7 billion and approximately $9 billion, respectively, for itself and others.

Delinquency and Loss Experience

  The following table sets forth the Company's delinquency and charge-off experience at the dates indicated on mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings, but excluding loans serviced by the Company that were not originated or acquired and re-underwritten by the Company (such portfolio, excluding such loans, the "Primary Servicing Portfolio").

                          At or for the Year Ended December 31,      Six Months
                          ----------------------------------------      Ended
                              1996          1997          1998      June 30, 1999
                          ------------  ------------  ------------  -------------
                                         (Dollars in Thousands)
Portfolio Unpaid
 Principal
 Balance(/1/)...........  $  3,513,223  $  5,192,936  $  6,961,735   $9,052,159
Average Portfolio Unpaid
 Principal Balance......  $  2,930,903  $  4,353,080  $  6,077,336   $8,019,964
Period of
 Delinquency(/2/):
  30-59 Days............          1.89%         2.28%         2.60%        3.72%
  60-89 Days............          0.89%         0.96%         1.11%        1.10%
  90 Days or More.......          2.80%         3.57%         4.56%        4.73%
  Total Delinquencies...          5.58%         6.81%         8.27%        9.55%
  Total Credit
   Losses(/3/)..........  $     14,418  $     22,590  $     36,979   $   26,778
  Total Credit Losses as
   a Percent of Average
   Portfolio Unpaid
   Principal Balance....          0.49%         0.52%         0.61%        0.67%(/4/)

--------
(1) Portfolio Unpaid Principal Balance is the net amount of principal to be paid on each mortgage loan, excluding unearned finance charges and other charges, and excludes the principal balance of each mortgage loan as to which the related mortgaged property has been previously acquired through foreclosure.

(2) Delinquency percentages are calculated as the dollar amount of mortgage loan principal delinquent as a percent of the Portfolio Unpaid Principal Balance. Delinquency percentages include the principal balance of all mortgage loans in foreclosure proceedings. Generally, all Mortgage Loans in foreclosure proceedings are 90 days or more delinquent. Delinquency percentages do not include the principal balance of mortgage loans which are real estate owned.

(3) Total Credit Losses includes (a) charge-offs of principal, net of subsequent recoveries, relating to mortgage loans written off as uncollectible or charge-offs relating to properties securing any mortgage loans which have been foreclosed upon and for which, in the opinion of management, liquidation proceeds would not exceed estimated expenses of liquidation plus the unpaid principal balance, (b) expenses associated with maintaining, repairing, and selling foreclosed properties and real estate owned, and (c) losses (gains) on the disposition of foreclosed properties and real estate owned.

(4)  Annualized.

  The delinquency percentages set forth in the preceding table are calculated on the basis of the unpaid principal balances of mortgage loans included in the Primary Servicing Portfolio as of the end of the periods indicated. The charge-off experience percentages set forth above are calculated on the basis of the average outstanding unpaid principal balance of mortgage loans included in the Primary Servicing Portfolio during the periods indicated. However, because the amount of loans included in the Primary Servicing Portfolio has increased over these periods as a result of new originations, the Primary Servicing Portfolio as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency or to have resulted in losses. In the absence of such substantial and continual additions of newly originated loans to the Primary Servicing Portfolio, the delinquency and charge-offs percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages and loss experience with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Pool will not change.

Outstanding Real Estate Owned

  At each of June 30, 1999 and December 31, 1998, 1,023 and 740 properties, respectively, acquired through foreclosure were owned by the Company for its own account or on behalf of owners of other mortgage loans included in the Company's Primary Servicing Portfolio. Such properties, at June 30, 1999 and December 31, 1998, had recorded book values of approximately $53 million and approximately $40 million, respectively.

                        DESCRIPTION OF THE CERTIFICATES

General

  The EQCC Home Equity Loan Asset Backed Certificates, Series 1999-3 (the "Certificates"), will consist of thirteen classes of Certificates, designated as (i) the Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F and Class A-6F Certificates (the "Fixed Rate Group 1 Certificates"), (ii) the Class A-7F Certificates (the "Fixed Rate Group 2 Certificates" and collectively with Fixed Rate Group 1 Certificates, the "Fixed Rate Certificates"), (iii) the Class A-1A Certificates (the Class A-1A Certificates together with the Fixed Rate Group 1 Certificates and Fixed Rate Group 2 Certificates, the "Class A Certificates"), (iv) the Class X Certificates and
(v) the Class R-I, Class R-II, Class R-III and Class R-IV Certificates (collectively, the "Residual Certificates"). Only the Class A Certificates are offered hereby.

  The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms of the Certificates and the underlying documents. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates and the Pooling and Servicing Agreement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

  The Certificates represent interests in the Trust created and held pursuant to the Pooling and Servicing Agreement. The Trust Fund will consist primarily of (i) the Mortgage Loans and all proceeds thereof, (ii) REO Property, (iii) amounts on deposit in the Collection Account (as defined herein), Principal and Interest Account (as defined herein) and Insurance Account, including amounts on deposit in such accounts and all investments of amounts therein,
(iv) certain rights of the Depositors under the Transfer Agreement and (v) the Securities Insurance Policy; provided, however, that the Trust Fund does not include prepayment penalties and premiums under the Mortgage Loans, which will be paid to EquiCredit (the "Representative's Yield"), or amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date.

  Each Class A Certificate will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. Each Class A Certificate will represent a percentage interest (a "Percentage Interest") in the Class A Certificates of the applicable Class determined by dividing the original dollar amount represented by such Class A Certificate by the original aggregate principal amount of all Class A Certificates of such Class.

  The "Final Scheduled Distribution Date" for each Class of the Class A Certificates are as follows:

                                                  Distribution Date Occurring in
                                                  ------------------------------
      Class A-1F Certificates....................          April 25, 2010
      Class A-2F Certificates....................           July 25, 2013
      Class A-3F Certificates....................       November 25, 2024
      Class A-4F Certificates....................           June 25, 2028
      Class A-5F Certificates....................         August 25, 2030
      Class A-6F Certificates....................         August 25, 2030
      Class A-7F Certificates....................         August 25, 2030
      Class A-1A Certificates....................         August 25, 2030

  The Final Scheduled Distribution Date for each Class of Fixed Rate Certificates (other than the Class A-5F, Class A-6F and Class A-7F Certificates) is the date on which the Original Principal Balance set forth on page S-4 hereof for such Class would be reduced to zero assuming that (x) no Prepayments or Curtailments are received on any of the Mortgage Loans in the related Mortgage Loan Group, (y) each Monthly Payment of principal of and interest on each Mortgage Loan in the related Mortgage Loan Group is timely received and (z) the Mortgage Loans in the related Mortgage Loan Group have the applicable characteristics set forth in the Modeling Assumptions. The Final Scheduled Distribution Date for the Class A-5F, Class A-6F, Class A-7F and Class A-1A Certificates is the Distribution Date following the calendar month in which the stated maturity of the Mortgage Loan in the related Mortgage Loan Group having the latest stated maturity occurs, plus one year.

  The date on which the final payment on any Class A Certificate is distributed could occur significantly earlier than its Final Scheduled Distribution Date, because, among other things, (i) prepayments on Mortgage Loans are likely to occur, (ii) defective Mortgage Loans may be purchased from the Trust under certain circumstances described herein, (iii) the Servicer may purchase all of the Mortgage Loans when the aggregate outstanding principal amount of the Mortgage Loans is less than 10% of the Original Pool Principal Balance and (iv) shortfalls in principal due to losses on the Mortgage Loans could result in Insured Payments in respect of principal on the Class A Certificates.

  The Servicer will service the Mortgage Loans either directly or through subservicers in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Offered Certificates -- Servicing Standards" and "Use of Subservicers" in the Prospectus for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.

Book-Entry Registration

  Each Class of Class A Certificates will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in the Class A Certificates ("Certificate Owner") will be entitled to receive a physical certificate representing such person's interest (a "Definitive

Certificate"), except as set under "Description of the Certificates --
 Registration and Transfer of the Certificates" in the Prospectus. Unless and until Definitive Certificates are issued for the Class A Certificates under the limited circumstances described therein, all references to actions by holders of the Certificates (the "Certificateholders") with respect to the Class A Certificates will refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to the Class A Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to Certificate Owners by DTC in accordance with DTC procedures. Holders of Class A Certificates (the "Class A Certificateholders") may hold their Certificates through DTC (in the United States) or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositaries (collectively, the "Depositaries") of DTC. See "Annex I" hereto and "Description of the Certificates -- Registration and Transfer of the Certificates" in the Prospectus.

Distributions

  General. The Trustee is required to establish a trust account (the "Collection Account") for the remittance of payments on the Mortgage Loans to the Certificateholders. The Collection Account is required to be maintained as an Eligible Account.

  On each Distribution Date, commencing on September 27, 1999, the Trustee will distribute to each person in whose name a Certificate is registered (which, as to each Class of Class A Certificates, initially will be only Cede, the nominee of DTC) on the related Record Date, the portion of the aggregate distribution to which such Certificateholder is entitled, if any, based on the Percentage Interest of the Certificates held by such holder. Distributions will be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder of record owns Certificates aggregating in excess of $1,000,000, and shall have provided complete wiring instructions to the Trustee at least five business days prior to the related Record Date, and otherwise by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. Certificate Owners may experience some delays in the receipt of their payments due to the operation of DTC. See "Risk Factors -- Book-Entry Certificates" herein, "Annex I" hereto and "Risk
Factors -- Risks Associated with the Certificates" and "Description of the Certificates -- Registration and Transfer of the Certificates" in the Prospectus.

  Distributions to holders of the Class A Certificates will be made on each Distribution Date generally from the sum of (i) Available Funds and (ii) any Insured Payments deposited into the Collection Account with respect to the related Due Period. "Available Funds" will be determined separately for each Mortgage Loan Group (the "Fixed Rate Group 1 Available Funds," the "Fixed Rate Group 2 Available Funds" and the "Adjustable Rate Group Available Funds," respectively) and in each case will be equal to (a) collections on or with respect to the Mortgage Loans in the related Mortgage Loan Group received by the Servicer during the related Due Period, net of the Servicing Fee paid to the Servicer during the related Due Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses paid by the Servicer, plus (b) the amount of any Advances made by the Servicer.

  Allocation of Available Funds

I. Fixed Rate Group 1 Available Funds

  On each Distribution Date, the Trustee will be required to withdraw from the Collection Account and distribute, based on the information provided by the Servicer, the Fixed Rate Group 1 Available Funds in the priority described below (the "Fixed Rate Group 1 Available Funds Allocation"):

    first, to the Insurance Account, for the benefit of the Insurer, the Monthly Premium payable to the Insurer in respect of the Fixed Rate Group 1 Certificates;

    second, to each Class of Fixed Rate Group 1 Certificates, the related Interest Remittance Amount;

    third, to the Fixed Rate Group 1 Certificates, the Fixed Rate Group 1 Basic Principal Distribution Amount, in the priority described under "-- Allocation of Fixed Rate Group 1 Principal Distribution Amount" below;

    fourth, to the Insurer, an amount equal to any Insured Payments previously made by the Insurer on the Fixed Rate Group 1 Certificates (including any interest thereon) and not previously reimbursed;

    fifth, concurrently, pro rata, as follows:

      (i) to the Insurer, an amount equal to the excess, if any, of (x) any Insured Payments previously made by the Insurer on the Fixed Rate Group 2 Certificates (including interest thereon) and not previously reimbursed over (y) the amount actually distributed to the Fixed Rate Group 2 Certificates on such Distribution Date pursuant to clause II, priority fourth below from the Fixed Rate Group 2 Available Funds; and

      (ii) to the Insurer, an amount equal to the excess, if any, of (x) any Insured Payments previously made by the Insurer on the Class A-1A Certificates (including interest thereon) and not previously reimbursed over (y) the amount actually distributed to the Class A-1A Certificates on such Distribution Date pursuant to clause III, priority fourth below from the Adjustable Rate Group Available Funds;

    sixth, concurrently, pro rata, as follows:

      (i) to the Fixed Rate Group 2 Certificates, an amount equal to the excess, if any, of (x) the related Interest Remittance Amount for such Distribution Date over (y) the amount actually distributed to the Fixed Rate Group 2 Certificates on such Distribution Date pursuant to clause II, priority second below from the Fixed Rate Group 2 Available Funds; and

      (ii) to the Class A-1A Certificates, an amount equal to the excess, if any, of (x) the related Interest Remittance Amount for such Distribution Date over (y) the amount actually distributed to the Class A-1A Certificates on such Distribution Date pursuant to clause III, priority second below from the Adjustable Rate Group Available Funds;

    seventh, concurrently, pro rata, as follows:

      (i) to the Fixed Rate Group 2 Certificates, an amount equal to the excess, if any, of (x) the Fixed Rate Group 2 Basic Principal Distribution Amount for such Distribution Date over (y) the amount actually distributed to the Fixed Rate Group 2 Certificates on such Distribution Date pursuant to clause II, priority third below from the Fixed Rate Group 2 Available Funds; and

      (ii) to the Class A-1A Certificates, an amount equal to the excess, if any, of (x) the Class A-1A Basic Principal Distribution Amount for such Distribution Date over (y) the amount actually distributed to the Class A-1A Certificates on such Distribution Date pursuant to clause III, priority third below from the Adjustable Rate Group Available Funds;

    eighth, to the Fixed Rate Group 1 Certificates, in the priority described under "--Allocation of Fixed Rate Group 1 Principal Distribution Amount" below, an amount equal to the Fixed Rate Group 1 Extra Principal Distribution Amount;

    ninth, concurrently, pro rata, as follows:

      (i) to the Fixed Rate Group 2 Certificates, an amount equal to any remaining Overcollateralization Deficiency Amount for such Distribution Date for the Fixed Rate Group 2 Certificates after distributions to the Fixed Rate Group 2 Certificates on such Distribution Date pursuant to clause II, priority eighth below from the Fixed Rate Group 2 Available Funds; and

      (ii) to the Class A-1A Certificates, an amount equal to any remaining Overcollateralization Deficiency Amount for such Distribution Date for the Class A-1A Certificates after distributions to the Class A-1A Certificates on such Distribution Date pursuant to clause III, priority eighth below from the Adjustable Rate Group Available Funds;

    tenth, to the Trustee, any amounts then due and owing representing fees of the Trustee in respect of the Fixed Rate Group 1, provided that the Trustee certifies in writing that such amount is due and owing and has not been paid by the Servicer within 30 days after written demand therefor;

    eleventh, to the Servicer and/or the Representative, an amount equal to the amounts expended by the Servicer or the Representative in respect of Fixed Rate Group 1 and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

    twelfth, to the Servicer, an amount equal to Nonrecoverable Advances previously made by the Servicer in respect of Fixed Rate Group 1 and not previously reimbursed;

    thirteenth, to the applicable Fixed Rate Group 1 Certificates, pro rata, the related unpaid Fixed Rate Group 1 Interest Carryovers, if any;

    fourteenth, concurrently, pro rata, as follows:

      (i) to the Fixed Rate Group 2 Certificates, unpaid Fixed Rate Group 2 Interest Carryovers, if any, after giving effect to the amount actually distributed on such Distribution Date pursuant to clause II, priority thirteenth, below; and

      (ii) to the Class A-1A Certificates, unpaid Class A-1A LIBOR Interest Carryovers, if any, after giving effect to the amount actually distributed on such Distribution Date pursuant to clause III, priority thirteenth below;

    fifteenth, to the Class X Certificates, to the extent of such Class's entitlement under the Pooling and Servicing Agreement; and

    sixteenth, to the Residual Certificates, the balance, if any, in the manner provided in the Pooling and Servicing Agreement.

II. Fixed Rate Group 2 Available Funds

  On each Distribution Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided by the Servicer, the Fixed Rate Group 2 Available Funds in the priority described below (the "Fixed Rate Group 2 Available Funds Allocation"):

    first, to the Insurance Account, for the benefit of the Insurer, the Monthly Premium payable to the Insurer in respect of the Fixed Rate Group 2 Certificates;

    second, to the Fixed Rate Group 2 Certificates, the related Interest Remittance Amount;

    third, to the Fixed Rate Group 2 Certificates, the Fixed Rate Group 2 Basic Principal Distribution Amount, until the Principal Balance of such Class has been reduced to zero;

    fourth, to the Insurer, an amount equal to any Insured Payments previously made by the Insurer on the Fixed Rate Group 2 Certificates (including any interest thereon) and not previously reimbursed;

    fifth, concurrently, pro rata, as follows:

      (i) to the Insurer, an amount equal to the excess, if any, of (x) any Insured Payments previously made by the Insurer on the Fixed Rate Group 1 Certificates (including interest thereon) and not previously reimbursed over (y) the amount actually distributed to the Fixed Rate Group 1 Certificates on such Distribution Date pursuant to clause I, priority fourth above from the Fixed Rate Group 1 Available Funds; and

      (ii) to the Insurer, an amount equal to the excess, if any, of (x) any Insured Payments previously made by the Insurer on the Class A-1A Certificates (including interest thereon) and not previously reimbursed over (y) the amount actually distributed to the Class A-1A Certificates on such Distribution Date pursuant to clause III, priority fourth below from the Adjustable Rate Group Available Funds;

    sixth, concurrently, pro rata, as follows:

      (i) concurrently, to each Class of Fixed Rate Group 1 Certificates, pro rata, an amount equal to the excess, if any, of (x) the related Interest Remittance Amount for such Distribution Date over (y) the amount actually distributed to such Fixed Rate Group 1 Certificates on such Distribution Date pursuant to clause I, priority second above from the Fixed Rate Group 1 Available Funds; and

      (ii) to the Class A-1A Certificates, an amount equal to the excess, if any, of (x) the related Interest Remittance Amount for such Distribution Date over (y) the amount actually distributed to the Class A-1A Certificates on such Distribution Date pursuant to clause III, priority second below from the Adjustible Rate Group Available Funds;

    seventh, concurrently, pro rata, as follows:

      (i) to the Fixed Rate Group 1 Certificates, in the priority described under "--Allocation of Fixed Rate Group 1 Principal Distribution Amount" below, an amount equal to the excess, if any, of (x) the Fixed Rate Group 1 Basic Principal Distribution Amount for such Distribution Date over (y) the amount actually distributed to the Fixed Rate Group 1 Certificates on such Distribution Date pursuant to clause I, priority third above from the Fixed Rate Group 1 Available Funds; and

      (ii) to the Class A-1A Certificates, an amount equal to the excess, if any of (x) the Class A-1A Basic Principal Distribution Amount for such Distribution Date over (y) the amount actually distributed to the Class A-1A Certificates on such Distribution Date pursuant to clause III, priority third below from the Adjustable Rate Group Available Funds;

    eighth, to the Fixed Rate Group 2 Certificates, an amount equal to the Fixed Rate Group 2 Extra Principal Distribution Amount;

    ninth, concurrently, pro rata, as follows:

      (i) to the Fixed Rate Group 1 Certificates, in the priority described under "--Allocation of Fixed Rate Group 1 Principal Distribution Amount" below, an amount equal to any remaining Overcollateralization Deficiency Amount for such Distribution Date for the Fixed Rate Group 1 Certificates after distributions to the Fixed Rate Group 1 Certificates on such Distribution Date pursuant to clause I, priority eighth above from the Fixed Rate Group 1 Available Funds; and

      (ii) to the Class A-1A Certificates, an amount equal to any remaining Overcollateralization Deficiency Amount for such Distribution Date for the Class A-1A Certificates after distributions to the Class A-1A Certificates on such Distribution Date pursuant to clause III, priority eighth below from the Adjustable Rate Group Available Funds;

    tenth, to the Trustee, any amounts then due and owing representing fees of the Trustee in respect of Fixed Rate Group 2, provided that the Trustee certifies in writing that such amount is due and owing and has not been paid by the Servicer within 30 days after written demand therefor;

    eleventh, to the Servicer and/or the Representative, an amount equal to the amounts expended by the Servicer or the Representative in respect of Fixed Rate Group 2 and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

    twelfth, to the Servicer, an amount equal to Nonrecoverable Advances previously made by the Servicer in respect of Fixed Rate Group 2 and not previously reimbursed;

    thirteenth, to the Fixed Rate Group 2 Certificates, unpaid Fixed Rate Group 2 Interest Carryovers, if any;

    fourteenth, concurrently, pro rata, as follows:

      (i) concurrently, to each Class of Fixed Rate Group 1 Certificates, pro rata, unpaid Fixed Rate Group 1 Interest Carryovers, if any, after giving effect to the amount actually distributed on such Distribution Date pursuant to clause I, priority thirteenth above; and

      (ii) to the Class A-1A Certificates, unpaid Class A-1A LIBOR Interest Carryovers, if any, after giving effect to the amount actually distributed on such Distribution Date pursuant to clause III, priority thirteenth, below;

    fifteenth, to the Class X Certificates, to the extent of such Class's entitlement under the Pooling and Servicing Agreement; and

    sixteenth, to the Residual Certificates, the balance, if any, in the manner provided in the Pooling and Servicing Agreement.

III. Adjustable Rate Group Available Funds

  On each Distribution Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided by the Servicer, the Adjustable Rate Group Available Funds in the priority described below (the "Adjustable Rate Group Available Funds Allocation" and, together with the Fixed Rate Group 1 Available Funds Allocation and the Group 2 Available Funds Allocation, each an "Available Funds Allocation"):

    first, to the Insurance Account, for the benefit of the Insurer, the Monthly Premium payable to the Insurer in respect of the Class A-1A Certificates;

    second, to the Class A-1A Certificates, the related Interest Remittance Amount;

    third, to the Class A-1A Certificates, the Class A-1A Basic Principal Distribution Amount, until the Principal Balance of such Class has been reduced to zero;

    fourth, to the Insurer, an amount equal to any Insured Payments previously made by the Insurer on the Class A-1A Certificates (including any interest thereon) and not previously reimbursed;

    fifth, concurrently, pro rata, as follows:

      (i) to the Insurer, an amount equal to the excess, if any, of (x) any Insured Payments previously made by the Insurer on the Fixed Rate Group 1 Certificates (including interest thereon) and not previously reimbursed over (y) the amount actually distributed to the Fixed Rate Group 1 Certificates on such Distribution Date pursuant to clause I, priority fourth above from the Fixed Rate Group 1 Available Funds; and

      (ii) to the Insurer, an amount equal to the excess, if any, of (x) any Insured Payments previously made by the Insurer on the Fixed Rate Group 2 Certificates (including interest thereon) and not previously reimbursed over (y) the amount actually distributed to the Fixed Rate Group 2 Certificates on such Distribution Date pursuant to clause II, priority fourth above from the Fixed Rate Group 2 Available Funds;

    sixth, concurrently, pro rata, as follows:

      (i) concurrently, to each Class of Fixed Rate Group 1 Certificates, pro rata, an amount equal to the excess, if any, of (x) the related Interest Remittance Amount for such Distribution Date over (y) the amount actually distributed to such Fixed Rate Group 1 Certificates on such Distribution Date pursuant to clause I, priority second above from the Fixed Rate Group 1 Available Funds; and

      (ii) to the Fixed Rate Group 2 Certificates, an amount equal to the excess, if any, of (x) the related Interest Remittance Amount for such Distribution Date over (y) the amount actually distributed to the Fixed Rate Group 2 Certificates on such Distribution Date pursuant to clause II priority second above from the Fixed Rate Group 2 Available Funds;

    seventh, concurrently, pro rata, as follows:

      (i) to the Fixed Rate Group 1 Certificates, in the priority described under "--Allocation of Fixed Rate Group 1 Principal Distribution Amount" below, an amount equal to the excess, if any, of (x) the Fixed Rate Group 1 Basic Principal Distribution Amount for such Distribution Date over (y) the amount actually distributed to the Fixed Rate Group 1 Certificates on such Distribution Date pursuant to clause I, priority third above from the Fixed Rate Group 1 Available Funds; and

      (ii) to the Fixed Rate Group 2 Certificates, an amount equal to the excess, if any of (x) the Fixed Rate Group 2 Basic Principal Distribution Amount for such Distribution Date over (y) the amount actually distributed to the Fixed Rate Group 2 Certificates on such Distribution Date pursuant to clause II, priority third above from the Fixed Rate Group 2 Available Funds;

    eighth, to the Class A-1A Certificates, an amount equal to the Class A-1A Extra Principal Distribution Amount;

    ninth, concurrently, pro rata, as follows:

      (i) to the Fixed Rate Group 1 Certificates, in the priority described under "--Allocation of Fixed Rate Group 1 Principal Distribution Amount" below, an amount equal to any remaining Overcollateralization Deficiency Amount for such Distribution Date for the Fixed Rate Group 1 Certificates, after distributions to the Fixed Rate Group 1 Certificates on such Distribution Date pursuant to clause I, priority eighth above from the Fixed Rate Group 1 Available Funds; and

      (ii) to the Fixed Rate Group 2 Certificates, an amount equal to any remaining Overcollateralization Deficiency Amount for such Distribution Date for the Fixed Rate Group 2 Certificates after distributions to the Fixed Rate Group 2 Certificates on such Distribution Date pursuant to clause II, priority eighth above from the Fixed Rate Group 2 Available Funds;

    tenth, to the Trustee, any amounts then due and owing representing fees of the Trustee in respect of the Adjustable Rate Group, provided that the Trustee certifies in writing that such amount is due and owing and has not been paid by the Servicer within 30 days after written demand therefor;

    eleventh, to the Servicer and/or the Representative, an amount equal to the amounts expended by the Servicer or the Representative in respect of the Adjustable Rate Group and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

    twelfth, to the Servicer, an amount equal to Nonrecoverable Advances previously made by the Servicer in respect of the Adjustable Rate Group and not previously reimbursed;

    thirteenth, to the Class A-1A Certificates, unpaid Class A-1A Interest Carryovers, if any;

    fourteenth, concurrently, pro rata, as follows:

      (i) concurrently, to each Class of Fixed Rate Group 1 Certificates, pro rata, unpaid Fixed Rate Group 1 Interest Carryovers, if any, after giving effect to the amount actually distributed on such Distribution Date pursuant to clause I, priority thirteenth above; and

      (ii) to the Fixed Rate Group 2 Certificates, unpaid Fixed Rate Group 2 Interest Carryovers, if any, after giving effect to the amount actually distributed on such Distribution Date pursuant to clause II, priority thirteenth above;

    fifteenth, to the Class X Certificates, to the extent of such Class's entitlement under the Pooling and Servicing Agreement; and

    sixteenth, to the Residual Certificates, the balance, if any, in the manner provided in the Pooling and Servicing Agreement.

  Any Available Funds which are available to be distributed pursuant to priorities fifth, sixth, seventh, ninth or fourteenth of any Available Funds Allocation will be distributed on a pro rata basis with any Available Funds which are available to be distributed pursuant to the same priority of any other Available Funds Allocation.

  Allocation of Fixed Rate Group 1 Principal Distribution Amount

  Any amounts received from Available Funds in respect of the Fixed Rate Group 1 Principal Distribution Amount will be distributed sequentially in accordance with the following priorities:

    first, to the Class A-6F Certificates, up to the Lockout Remittance Amount for such Distribution Date;

    second, sequentially, to the Class A-1F, Class A-2F, Class A-3F, Class A-4F and Class A-5F Certificates, until the Principal Balance of each such Class has been reduced to zero; and

    third, to the Class A-6F Certificates, without regard to the Lockout Remittance Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

  The "Lockout Remittance Amount" for any Distribution Date will be the least of (a) product of (i) the applicable Lockout Percentage for such Distribution Date and (ii) the Lockout Pro Rata Remittance Amount for such Distribution Date, (b) the Fixed Rate Group 1 Principal Distribution Amount for such Distribution Date and (c) the Principal Balance of the Class A-6F Certificates immediately prior to such Distribution Date.

  The "Lockout Percentage" for each Distribution Date shall be as follows:

      Distribution Dates                                      Lockout Percentage
      ------------------                                      ------------------
      September 1999 - August 2002...........................          0%
      September 2002 - August 2004...........................         45%
      September 2004 - August 2005...........................         80%
      September 2005 - August 2006...........................        100%
      September 2006 and thereafter..........................        300%

  The "Lockout Pro Rata Remittance Amount" for any Distribution Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Principal Balance of the Class A-6F Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Principal Balance of the Fixed Rate Group 1 Certificates immediately prior to such Distribution Date and (y) the Fixed Rate Group 1 Principal Distribution Amount on such Distribution Date.

  Notwithstanding the foregoing, if on any Distribution Date, the Insurer fails to make an Insured Payment when due, the Fixed Rate Group 1 Principal Distribution Amount will be distributed, to the extent of funds available therefor, to each Class of Fixed Rate Group 1 Certificates on a pro rata basis in proportion to the respective Principal Balance of each such Class.

  The Pooling and Servicing Agreement provides that, to the extent the Insurer makes Insured Payments, the Insurer will be entitled to reimbursement for such Insured Payments, with interest thereon at the applicable Pass-Through Rate on each Distribution Date following the making of an Insured Payment, in the priority specified in "--Distributions--Allocation of Available Funds" above.

  Interest. Interest on each Class of Fixed Rate Certificates will accrue from and including the first day of each month, commencing August 1, 1999 (whether or not such day is a business day) to and including the last day of such month (whether or not such day is a business day). Interest on the Class A-1A Certificates will accrue from and including the Closing Date, in the case of the initial Distribution Date, or from and including the most recent Distribution Date on which interest has been paid, to but excluding the next succeeding Distribution Date. Each period referred to above relating to the accrual of interest is the "Accrual Period" for the related Class of Class A Certificates.

  Interest will accrue on each Class of Fixed Rate Group 1 Certificates during each Accrual Period at a rate equal to the lesser of (i) the applicable Pass-Through Rate for such Class set forth on page S-4 of this Prospectus Supplement and (ii) the Fixed Rate Group 1 Net Funds Cap Rate for such Class with respect to such Accrual Period. The "Fixed Rate Group 1 Net Funds Cap Rate" for any Accrual Period and any Class of Fixed Rate Group 1

Certificates will be a rate equal to the weighted average of the Mortgage Interest Rates on the Mortgage Loans in Fixed Rate Group 1 as of the first day of the related Due Period less the sum of (i) 0.60% per annum and (ii) the product of (x) 0.105% per annum and (y) the aggregate Principal Balance of the Fixed Rate Group 1 Certificates divided by the aggregate Principal Balance of the Mortgage Loans in Fixed Rate Group 1. The applicable rate at which interest accrues on any Class of Fixed Rate Group 1 Certificates for any Accrual Period is referred to as the "Fixed Rate Group 1 Pass-Through Rate" for such Class.

  Interest will accrue on the Fixed Rate Group 2 Certificates during each Accrual Period at a rate equal to the lesser of (i) the Pass-Through Rate for such Class set forth in page S-4 of this Prospectus Supplement and (ii) the Fixed Rate Group 2 Net Funds Cap Rate with respect to such Accrual Period. The "Fixed Rate Group 2 Net Funds Cap Rate" for any Accrual Period and the Fixed Rate Group 2 Certificates will be a rate equal to the weighted average of the Mortgage Interest Rates on the Mortgage Loans in Fixed Rate Group 2 as of the first day of the related Due Period less the sum of (i) 0.60% per annum and
(ii) the product of (x) 0.105% per annum and (y) the Principal Balance of the Fixed Rate Group 2 Certificates divided by the aggregate principal balance of the Mortgage Loans in Fixed Rate Group 2. The rate at which interest accrues on the Fixed Rate Group 2 Certificates for any Accrual Period is referred to as the "Fixed Rate Group 2 Pass-Through Rate."

  Interest will accrue on the Class A-1A Certificates during each Accrual Period at a Pass-Through Rate equal to the lesser of (i) the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") (calculated as described under "--Calculation of LIBOR" below) as of the second business day prior to the first day of such Accrual Period (the "LIBOR Determination Date") plus (a) 0.31% per annum on each Distribution Date on or prior to the Optional Purchase Date and (b) 0.62% per annum on each Distribution Date following the Optional Purchase Date (the "Class A-1A LIBOR Rate") and (ii) the Class A-1A Net Funds Cap Rate with respect to such Accrual Period. The "Class A-1A Net Funds Cap Rate" for any Accrual Period will be a rate equal to the weighted average of the Mortgage Interest Rates on the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period less the sum of (i) either (a) 0.60% per annum, with respect to the first twelve Accrual Periods or (b) 1.10% per annum, with respect to each subsequent Accrual Period, and
(ii) the product of (x) 0.105% per annum and (y) the Principal Balance of the Class A-1A Certificates divided by the aggregate principal balance of the Mortgage Loans in the Adjustable Rate Group, in each case adjusted to an actual/360 day accrual basis. The applicable Pass-Through Rate on the Class A-1A Certificates for any Accrual Period is referred to as the "Class A-1A Pass-Through Rate."

  Interest will be distributed to each Class of Class A Certificates on each Distribution Date to the extent of available funds (including any Insured Payments received). Interest with respect to each Class of Fixed Rate Certificates will accrue on the basis of a 360 day year consisting of twelve 30 day months. Interest with respect to the Class A-1A Certificates on each Distribution Date will accrue on the basis of the actual number of days during an Accrual Period over a 360-day year. With respect to each Distribution Date and each Class of Class A Certificates, interest accrued during the Accrual Period at the related Pass-Through Rate on the related Principal Balance (as defined below) outstanding on the immediately preceding Distribution Date (after giving effect to all payments of principal made on such Distribution
Date) or the related Original Principal Balance, in the case of the initial Accrual Period, is referred to herein as the "Interest Remittance Amount" for such Class of Class A Certificates. The sum of the Interest Remittance Amounts for each Class of Class A Certificates is referred to herein as the "Class A Interest Remittance Amount." See "Description of the Certificates -- Distributions" in the Prospectus.

  If on any Distribution Date the applicable Fixed Rate Group 1 Pass-Through Rate is equal to the related Fixed Rate Group 1 Net Funds Cap Rate, an amount equal to the Fixed Rate Group 1 Interest Carryover (as defined below) will be distributed to the applicable Fixed Rate Group 1 Certificates from amounts which would otherwise be distributed to the holders of the Class X Certificates on such Distribution Date or subsequent Distribution Dates. The "Fixed Rate Group 1 Interest Carryover" for any Distribution Date and any Class of Fixed Rate Group 1 Certificates will equal (i) the difference between
(a) the amount of interest such Class would be entitled to receive on such Distribution Date without regard to the applicable Fixed Rate Group 1 Net Funds Cap Rate and (b) the amount of interest actually distributed to such Class on such Distribution Date, plus (ii) the portion of any amount calculated pursuant to clause (i) remaining unpaid from prior Distribution Dates (and interest accrued thereon at the applicable Pass-Through Rate).

  If on any Distribution Date the Fixed Rate Group 2 Pass-Through Rate is equal to the Fixed Rate Group 2 Net Funds Cap Rate, an amount equal to the Fixed Rate Group 2 Interest Carryover (as defined below) will be distributed to the Fixed Rate Group 2 Certificates from amounts which would otherwise be distributed to the holders of the Class X Certificates on such Distribution Date or subsequent Distribution Dates. The "Fixed Rate Group 2 Interest Carryover" for any Distribution Date will equal (i) the difference between (a) the amount of interest such Class would be entitled to receive on such Distribution Date without regard to the Fixed Rate Group 2 Net Funds Cap Rate and (b) the amount of interest actually distributed to such Class on such Distribution Date, plus (ii) the portion of any amount calculated pursuant to clause (i) remaining unpaid from prior Distribution Dates (and interest accrued thereon at the applicable Pass-Through Rate).

  If on any Distribution Date the Class A-1A Pass-Through Rate is equal to the Class A-1A Net Funds Cap Rate, an amount equal to the Class A-1A LIBOR Interest Carryover (as defined below) will be distributed on subsequent Distribution Dates to the Class A-1A Certificates from amounts which would otherwise be distributed to the holders of the Class X Certificates on such Distribution Date. The "Class A-1A LIBOR Interest Carryover" for any Distribution Date will equal (i) the difference between (a) the amount of interest the Class A-1A Certificates would be entitled to receive on such Distribution Date without regard to the Class A-1A Net Funds Cap Rate and (b) the amount of interest actually distributed to the Class A-1A Certificates on such Distribution Date, plus (ii) the portion of any amount calculated pursuant to clause (i) remaining unpaid from prior Distribution Dates (and interest accrued thereon at the then-applicable Class A-1A LIBOR Rate).

  No Class A-1A LIBOR Interest Carryover, Fixed Rate Group 1 Interest Carryover or Fixed Rate Group 2 Interest Carryover will be paid to the related Class A Certificates after the Principal Balance of such Class has been reduced to zero. The ratings assigned to the Class A Certificates do not address the likelihood of the payment of the amount of any Class A-1A LIBOR Interest Carryover, Fixed Rate Group 1 Interest Carryover or Fixed Rate Group 2 Interest Carryover. The Securities Insurance Policy does not guarantee payment of any Class A-1A LIBOR Interest Carryover, Fixed Rate Group 1 Interest Carryover or Fixed Rate Group 2 Interest Carryover.

  Calculation of LIBOR. On each LIBOR Determination Date (as defined above), the Trustee will determine LIBOR for the next Accrual Period for the Adjustable Rate Certificates on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

  If, on any LIBOR Determination Date, the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the related Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the related Accrual Period (commencing on the first day of such Accrual Period).

  "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

  Principal. Holders of the Fixed Rate Group 1 Certificates, Fixed Rate Group 2 Certificates and Class A-1A Certificates will be entitled to receive on each Distribution Date in the order and priority set forth herein, a distribution allocable to principal equal to the Basic Principal Distribution Amount for the related Mortgage Loan Group (the "Fixed Rate Group 1 Basic Principal Distribution Amount," the "Fixed Rate Group 2 Basic Principal Distribution Amount" and the "Class A-1A Basic Principal Distribution Amount," respectively). The "Basic Principal Distribution Amount" with respect to each Mortgage Loan Group and each Distribution Date is equal to the excess of the Principal Remittance Amount for such Mortgage Loan Group over the Overcollateralization Release Amount, if any, for such Mortgage Loan Group.

  The "Principal Remittance Amount" for each Mortgage Loan Group and each Distribution Date is equal to the sum of (a)(i) principal portion of all scheduled payments ("Monthly Payments") received on the Mortgage Loans in such Mortgage Loan Group during the calendar month preceding the calendar month in which such Distribution Date occurs (the "Due Period"), (ii) any principal prepayments in full of any such Mortgage Loans in such Mortgage Loan Group ("Principal Prepayments") and partial prepayments on any such Mortgage Loan in the related Mortgage Loan Group received during the related Due Period that are not Principal Prepayments (each, a "Curtailment"), (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Mortgage Loan in such Mortgage Loan Group, a Mortgaged Property (as defined below) or a REO Property (as defined below), net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor (as defined herein) and net of expenses reimbursable therefrom ("Insurance Proceeds"), (B) proceeds received during the related Due Period in connection with the liquidation of any defaulted Mortgage Loans in such Mortgage Loan Group, whether by trustee's sale, foreclosure sale or otherwise ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received during the related Due Period in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with a release of part of any such Mortgaged Property with respect to a Mortgage Loan in such Mortgage Loan Group from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Depositors (which are limited to amounts paid by the Representative or an Originator pursuant to the obligation to purchase or substitute Mortgage Loans contained in a transfer agreement among the Originators and the Depositors under which the Mortgage Loans are transferred from the Originator to the Depositor (the "Transfer Agreement")) in connection with the purchase of, or the substitution of a substantially similar mortgage loan for, a Mortgage Loan in such Mortgage Loan Group as to which there is defective documentation or a breach of a representation or warranty contained in the Pooling and Servicing Agreement and (v) the principal balance of each defaulted Mortgage Loan in such Mortgage Loan Group or REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan") to the extent not included in the amounts described in clauses (i) through (iv) above.

  As of any Distribution Date, the "Class A Principal Balance" will equal the sum of the Original Principal Balance of each Class of Class A Certificates less all amounts previously distributed on account of principal to holders of the Class A Certificates. As of any Distribution Date, the "Principal Balance" for each Class of Class A Certificates will equal the Original Principal Balance for such Class, less all amounts previously distributed on account of principal to holders of such Class.

  Certain Definitions. For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Distribution Date. The use of any of the following terms with respect to any Fixed Rate Group 1, Fixed Rate Group 2 or the Adjustable Rate Group shall have the same meaning as set forth below, except that all amounts referred to shall include only Fixed Rate Group 1, Fixed Rate Group 2 or the Adjustable Rate Group, as applicable.

  "Class A Remittance Amount" with respect to any Distribution Date, the aggregate Interest Remittance Amount and Basic Principal Distribution Amount for the Class A Certificates.

  "Extra Principal Distribution Amount" for a Certificate Group and any Distribution Date, is the lesser of (x) the related General Excess Available Amount for such Distribution Date and (y) the related Overcollateralization Deficiency Amount for such Distribution Date.

  "General Excess Available Amount" means with respect to a Certificate Group and each Distribution Date, the amount, if any, by which the related Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to priorities first through seventh of clauses I, II or III, as applicable, under "--Allocation of Available Funds" above.

  "Monthly Premium" the monthly premium due to the Insurer.

  "Overcollateralization Stepdown Date" with respect to each Certificate Group means the later to occur of (x) the Distribution Date in March 2002 and (y) the first Distribution Date on which the Overcollateralization Target Amount has been met for each Certificate Group.

  "Overcollateralization Deficiency Amount" with respect to any Distribution Date and each Certificate Group equals the amount, if any, by which the related Overcollateralization Target Amount exceeds the related
Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such Distribution Date).

  "Overcollateralization Release Amount" means, with respect to each Certificate Group and any Distribution Date (A) prior to the Overcollateralization Stepdown Date, zero, and (B) on or after the related Overcollateralization Stepdown Date if certain delinquency and loss tests specified in the Pooling and Servicing Agreement have been satisfied, the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such Distribution Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on the related Certificate Group on such Distribution Date) over (ii) the related Overcollateralization Target Amount for such Distribution Date.

  "Overcollateralization Target Amount" means with respect to each Certificate Group and any Distribution Date, a specified level of overcollateralization determined in accordance with the Pooling and Servicing Agreement.

  "Overcollateralized Amount" for any Distribution Date and each Certificate Group is the amount, if any, by which (i) the principal balance of the related Mortgage Loan Group on the last day of the immediately preceding Due Period exceeds (ii) the Principal Balance of the Certificates in such Mortgage Loan Group, as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

  "Fixed Rate Group 1 Principal Distribution Amount," "Fixed Rate Group 2 Principal Distribution Amount" and "Class A-1A Principal Distribution Amount" with respect to Fixed Rate Group 1, Fixed Rate Group 2 and the Adjustable Rate Group, respectively, and any Distribution Date will equal the sum of (i) the related Basic Principal Distribution Amount and (ii) the related Extra Principal Distribution Amount for such Distribution Date.

Overcollateralization

  The weighted average of the Mortgage Interest Rates on the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates in the related Certificate Group. As a result, excess interest collections will be generated and will be applied initially to principal distributions on the Class A Certificates related to such Mortgage Loan Group (each such related Class or group of related Classes of Class A Certificates, a "Certificate Group"). This acceleration feature creates, with respect to each Certificate Group, overcollateralization (i.e., the excess of the principal balance of the Mortgage Loans in the related Mortgage Loan Group over the aggregate Principal Balance of the Certificates of the related Certificate Group). Once the required level of overcollateralization is reached for a Certificate Group, and subject to the provisions described in the next paragraph, the acceleration feature for such Certificate Group will cease, until necessary to maintain the required level of overcollateralization for such Certificate Group.

  The Pooling and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Mortgage Loan Group may increase or decrease over time. Any decrease in the required level of overcollateralization for a Mortgage Loan Group will occur only at the sole discretion of the Insurer. Any such decrease will have the effect of reducing the amortization of the Class A Certificates of the related Mortgage Loan Group below what it otherwise would have been.

Crosscollateralization

  Certain Available Funds with respect to one Mortgage Loan Group will be available to make certain distributions with respect to the Class A Certificates relating to the other Mortgage Loan Groups as described above under "--Allocation of Available Funds."

Payment of Certain Expenses

  In order to provide for the payment of the fees of the Insurer, the Trustee is required to establish and maintain one or more trust accounts (the "Insurance Account") into which the Trustee is required to deposit on each Distribution Date, from amounts on deposit in the Collection Account and, except under certain limited circumstances as provided in the Pooling and Servicing Agreement, before making any required distributions to the Class A Certificateholders, an amount that is sufficient to pay the Monthly Premium.

  The Servicer is required to pay to the Trustee from time to time the fees of the Trustee and the reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Pooling and Servicing Agreement. The Trustee is permitted on each Distribution Date to pay to itself, from amounts on deposit in the Collection Account after making any required distributions to Class A Certificateholders and any required deposits into the Insurance Account, any amounts then due and owing representing fees of the Trustee that have not been paid by the Servicer after written demand therefor.

Advances from the Principal and Interest Account

  Not later than the close of business on the third business day prior to each Distribution Date, the Servicer will withdraw from amounts on deposit in the Principal and Interest Account and held for future distribution and remit to the Trustee for deposit in the Collection Account an amount (the "Advance"), to be distributed on the related Distribution Date, equal to the sum of the interest portions of the aggregate amount of Monthly Payments for each Mortgage Loan Group (net of the related Servicing Fee) accrued during the related Due Period, but uncollected as of the close of business on the last day of the related Due Period. The Servicer generally will not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the Mortgage Loans for each Mortgage Loan Group or otherwise.

Servicing Compensation

  As compensation for servicing and administering the Mortgage Loans, the Servicer is entitled to a per annum fee (the "Servicing Fee"), payable monthly from the interest portion of monthly payments on the Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other late collections on the Mortgage Loans. In addition to the Servicing Fee, the Servicer is entitled under the Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Mortgage Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account and not constituting any part of the Representative's Yield, and interest paid on funds on deposit in the Principal and Interest Account, earnings paid on Permitted Instruments, certain amounts representing excess funds released from the Insurance Account and similar items.

Termination; Purchase of Mortgage Loans

  The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or

Advances of such payment or collection by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Insurer and the Trustee or (b) mutual consent of the Servicer, the Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement, alive as of the date of the Pooling and Servicing Agreement.

  Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date, on or following the first Distribution Date (the "Optional Purchase Date") on which the Pool Principal Balance as of the last day of the related Due Period is less than 10% of the Original Pool Principal Balance by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and all Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") then remaining in the Trust at a price equal to (i) the sum of (a) 100% of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties, (b) accrued and unpaid interest thereon at a rate equal to the weighted average Mortgage Interest Rate, (c) any unpaid Fixed Rate Group 1 Interest Carryovers, (d) any unpaid Fixed Rate Group 2 Interest Carryovers and
(e) any unpaid Class A-1A LIBOR Interest Carryovers minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto (the "Termination Price"). In connection with such purchase, the Servicer is required to pay any unpaid fees and expenses of the Trustee and the Insurer.

  In connection with a purchase by the Servicer as described above, the Servicer is required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account that would have constituted part of the Available Payment Amount for subsequent Distribution Dates absent such purchase. Any such purchase is required to be accomplished by deposit of the Termination Price into the Collection Account.

Amendment

  The Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Depositors and the Trustee by written agreement, upon the prior written consent of the Insurer, without notice to, or consent of, the Certificateholders, to cure any ambiguity or mistake, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which is not inconsistent with the provisions of the Pooling and Servicing Agreement, or any Custodial Agreement, provided that such action does not adversely affect in any material respect the interests of any Certificateholder as evidenced by an opinion of counsel or written notification from each Rating Agency to the effect that such amendment will not cause such Rating Agency to lower or withdraw the then current ratings on the Certificates; and provided, further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

  The Pooling and Servicing Agreement also may be amended from time to time by the Depositors, the Servicer and the Trustee, with the consent of the Insurer, the Majority in Aggregate Voting Interest (as defined below) and the holders of the majority of the Percentage Interest in each of the Class R-I, Class R-II, Class R-III and Class R-IV Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment is permitted unless the Trustee receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the designated portion of the Trust Fund as four separate REMICs or cause any tax to be imposed on any REMIC, and provided further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of each such Certificate or reduce the percentage for each Class the holders of which are required to consent to any such amendment without the consent of the holders of 100% of each Class of Certificates affected thereby.

  The "Majority in Aggregate Voting Interest" represents Class A and Class X Certificates voting together as a single class evidencing an aggregate voting interest of at least 51%. For purposes of determining the Majority in Aggregate Voting Interest, the Class X Certificates will be deemed to hold 5% of the aggregate voting interests and the Class A Certificates will be deemed to hold in the aggregate 95% of the aggregate voting interests. The voting interest of each Class of Class A Certificates will be its pro rata portion of the aggregate voting interest of the Class A Certificates based on the respective outstanding Principal Balances of the Classes of Class A Certificates.

  Notwithstanding any contrary provision of the Pooling and Servicing Agreement, the Trustee is not permitted to consent to any amendment to the Pooling and Servicing Agreement unless it has first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Representative, any Depositor, the Insurer or the Trustee in accordance with such amendment will not result in the imposition of tax on the Trust or cause the Trust Fund (other than certain rights under the Securities Insurance Policy) to fail to qualify as four separate REMICs at any time that any Certificate is outstanding.

                                  THE TRUSTEE

  U.S. Bank National Association, a national banking association organized under the laws of the United States of America with its principal place of business in the State of Minnesota, will be named Trustee pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation to which the Trustee may sell or transfer all or substantially all of its corporate trust business, shall be the successor Trustee provided that such corporation meets the requirements described below.

  Pursuant to the Pooling and Servicing Agreement, the Trustee is required at all times to be a banking association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "BBB" by S&P and "Baa2" by Moody's, or such lower rating as may be approved in writing by the Insurer, S&P and Moody's, subject to supervision or examination by federal or state authority and reasonably acceptable to the Insurer. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Trustee shall give notice of such ineligibility to the Insurer and shall resign, upon the request of the Insurer or the Majority in Aggregate Voting Interest, in the manner and with the effect specified in the Pooling and Servicing Agreement.

  Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

  The Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Servicer, the Insurer and to all Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Servicer, with the consent of the Insurer, is required to promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

  The Majority in Aggregate Voting Interest or, if the Trustee fails to perform in accordance with the terms of the Pooling and Servicing Agreement, the Insurer, may remove the Trustee under the conditions set forth in the Pooling and Servicing Agreement and appoint a successor trustee in the manner set forth therein.

  At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such person or persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                        THE SECURITIES INSURANCE POLICY
                                AND THE INSURER

  The information set forth in this section has been provided by the Insurer. No representation is made by the Representative, the Depositors, any Originator or any of their affiliates as to the accuracy or completeness of any such information.

The Insurer

  The Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Insurer primarily insures newly issued municipal and structured finance obligations. The Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's, S&P and Fitch IBCA, Inc. ("Fitch") have each assigned a triple-A financial strength rating to the Insurer.

The consolidated financial statements of the Insurer and subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 1999; Commission File No. 1-10777) and the unaudited consolidated financial statements of the Insurer and subsidiaries as of June 30, 1999 and for the periods ending June 30, 1999 and June 30, 1998 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 1999 (which was filed with the Commission on August 13, 1999) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  All financial statements of the Insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The following table sets forth the Insurer's capitalization as of December 31, 1996, December 31, 1997, December 31, 1998 and June 30, 1999,
respectively, in conformity with generally accepted accounting principles.

                          Ambac Assurance Corporation
                       Consolidated Capitalization Table
                             (Dollars in Millions)

                            December 31, December 31, December 31,  June 30,
                                1996         1997         1998        1999
                            ------------ ------------ ------------ -----------
                                                                   (unaudited)
Unearned premiums..........    $  995       $1,184       $1,303      $1,349
Other liabilities..........       259          562          548         413
                               ------       ------       ------      ------
Total Liabilities..........    $1,254       $1,746       $1,851      $1,762
                               ------       ------       ------      ------
Stockholder's equity:(1)
  Common stock.............    $   82       $   82       $   82      $   82
  Additional paid-in
   capital.................       515          521          541         644
  Accumulated other
   comprehensive income....        66          118          138          39
  Retained earnings........       992        1,180        1,405       1,530
                               ------       ------       ------      ------
Total stockholder's equi-
 ty........................    $1,655       $1,901       $2,166      $2,295
                               ------       ------       ------      ------
Total liabilities and
 stockholder's equity......    $2,909       $3,647       $4,017      $4,057
                               ======       ======       ======      ======

--------
(1) Components of stockholder's equity have been restated for all periods presented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Insurer effective January 1, 1998. As this new standard only requires additional information on the financial statements, it does not affect the Insurer's financial position or results of operations.

  For additional financial information concerning the Insurer, see the audited and unaudited financial statements of the Insurer incorporated by reference herein. Copies of the financial statements of the Insurer incorporated herein by reference and copies of the Insurer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the Insurer. The address of the Insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

  The Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Insurer and presented under this heading "The Securities Insurance Policy and the Insurer" and in the financial statements incorporated herein by reference.

The Securities Insurance Policy

  The following summary of the Securities Insurance Policy is qualified in its entirety by reference to the Securities Insurance Policy and the Pooling and Servicing Agreement.

  The Insurer will issue its certificate guaranty insurance policy for the Class A Certificates (the "Securities Insurance Policy"). The Securities Insurance Policy unconditionally guarantees the payment of Insured Payments on the Class A Certificates. The Insurer will make each required Insured Payment to the Trustee on the later of (i) the Distribution Date on which such Insured Payment is distributable to the Class A Certificateholders pursuant to the Pooling and Servicing Agreement and (ii) the business day next following the day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee, specifying that an Insured Payment is due in accordance with the terms of the Securities Insurance Policy.

  "Insured Payments" means with respect to the Class A Certificates as of any Distribution Date, the sum of (i) any shortfall in amounts available in the Collection Account to pay the Interest Remittance Amount on each Class of Class A Certificates for the related Accrual Period, (ii) the excess, if any, of (a) the aggregate Principal Balance of the Class A Certificates then outstanding, after giving effect to distributions on such Distribution Date, over (b) the aggregate principal balance of the Mortgage Loans then outstanding, (iii) without duplication of the amount specified in clause (ii), the Principal Balance of each Class of Class A Certificates which remains unpaid on the latest Final Scheduled Distribution Date for such Class, after giving effect to distributions on such Distribution Date, or the earlier termination of the Trust pursuant to the terms of the Pooling and Servicing Agreement and (iv) Preference Amounts for any given business day. Amounts received under the Securities Insurance Policy pursuant to clause (ii) of the preceding sentence will be allocated among the Certificate Groups pro rata on the basis of the amounts, if any, by which the aggregate Principal Balance of the related Class A Certificates exceeds the aggregate principal balance of the Mortgage Loans in the related Mortgage Loan Group. Any amounts so allocated to the Fixed Rate Group 1 Certificates will be distributed in the priority specified in "Description of the Certificates--Distributions-- Allocation of Fixed Rate Group 1 Principal Distribution Amount" above.

  A "Preference Amount" means any payment of principal or interest on a Class A Certificate which is made to a holder of a Class A Certificate by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from such holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction. The Insurer will pay any Preference Amount on the business day following receipt on a business day of a certified copy of the order requiring the return of a preference payment, and such other documentation as is reasonably required by the Insurer, such documentation being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such business day, they will be deemed to be received on the following business day.

  The Insurer's obligation under the Securities Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee.

  For purposes of the Securities Insurance Policy, "Class A Certificateholder" as to a particular Certificate, does not and may not include the Trust, the Servicer, any Subservicer, the Representative, any Depositor or any Originator.

  To the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the holders of the Class A Certificates, the Insurer will be subrogated to the rights of the holders of the Class A Certificates, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of the Class A Certificates for purposes of payment.

  The Securities Insurance Policy does not guarantee to the Class A Certificateholders any rate of principal payments on the Class A Certificates. The Securities Insurance Policy does not guarantee payment of any Fixed Rate Group 1 Interest Carryover, Fixed Rate Group 2 Interest Carryover or
Class A-1A LIBOR Interest Carryover. The Securities Insurance Policy expires and terminates without any action on the part of the Insurer or any other person on the date that is one year and one day following the date on which the Class A Certificates have been paid in full.

  The Securities Insurance Policy is non-cancelable.

  The Securities Insurance Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

  THE SECURITIES INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Depositors.

  Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, a portion of the Trust Fund will qualify as four separate REMICs ("REMIC I", "REMIC II", "REMIC III" and "REMIC IV," respectively) under the Code. REMIC I will hold the Mortgage Loans, proceeds therefrom, and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "REMIC I Regular Interests") to REMIC II and (ii) the Class R-I Certificates, which will represent the sole class of residual interest in REMIC I. REMIC II will hold the REMIC I Regular Interests and will issue (i) certain uncertificated classes of regular interests (the "REMIC II Regular Interests") and (ii) the Class R-II Certificates, which will represent the sole class of residual interest in REMIC II. REMIC III will hold the REMIC II Regular Interests and will issue
(i) certain uncertificated classes of regular interests (the "REMIC III Regular Interests") and (ii) the Class R-III Certificates, which will represent the sole class of residual interest in REMIC III. REMIC IV will hold the REMIC III Regular Interests and will issue (i) classes of regular interests represented by the Class A Certificates and Class X Certificates and
(ii) the Class R-IV Certificates, which will represent the sole class of residual interest in REMIC IV. The right of the Class A-1A Certificates, each Class of Fixed Rate Group 1 Certificates and the Fixed Rate Group 2 Certificates to receive certain payments in respect of the Class A-1A LIBOR Interest Carryover, the applicable Fixed Rate Group 1 Interest Carryover and the Fixed Rate Group 2 Interest Carryover, respectively, (each, a "Basis Risk Arrangement") will not be an asset of any of the REMICs, but will be treated as the assets of a grantor trust for federal income tax purposes. In addition to representing a beneficial interest in a regular interest in REMIC IV, the Class A-1A Certificates and each Class of Fixed Rate Certificates will represent a beneficial interest in the applicable Basis Risk Arrangement. Because it appears that the value of the applicable Basis Risk Arrangement will be minimal as of the Closing Date, initial holders of each Class of Fixed Rate Certificates and Class A-1A Certificates should not be required to allocate any portion of the purchase price to such Basis Risk Arrangement. Investors in the Class A-1A Certificates and each Class of Fixed Rate Certificates should consult their own tax advisors in this regard.

Taxation of Class A Regular Interests

  Based on the purchase price of the initial holders of the Fixed Rate Certificates and Class A-1A Certificates allocated as described in the preceding paragraph, for federal income tax reporting purposes, the Fixed Rate Certificates and the Class A-1A Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used with respect to the Class A Certificates in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 125% of the Prepayment Vector, in the case of the Mortgage Loans in Fixed Rate Group 1 and Fixed Rate Group 2, and 30% CPR, in the case of the Mortgage Loans in the Adjustable Rate Group (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at the Prepayment Assumption or at any other particular rate. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates --
 Original Issue Discount" in the Prospectus.

  To the extent described below, the Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and as "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates (other than payments under the applicable Basis Risk Arrangement) will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class A Certificates (except as described below) will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The foregoing discussion shall be applicable to the Class A Certificates to the extent they represent a beneficial interest in the related regular interest in the REMIC, but will not be applicable to the extent of any portion of a beneficial owner's basis allocable to a Basis Risk Arrangement. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

  For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

Taxation of Basis Risk Arrangements

  Each holder of a Class A Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to its corresponding Fixed Rate Interest Carryovers or Class A-1A LIBOR Interest Carryovers under the applicable Basis Risk Arrangement on the date it purchases its Certificate. The Internal Revenue Service (the "IRS") has issued final regulations under
Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

  In general, the holders of the Class A Certificates must allocate the price they pay for the Class A Certificates between their regular interest and the Basis Risk Arrangement (unless such arrangement has a value of zero). For purposes of tax information reporting, it is anticipated that the Trustee will assume that the purchase price for the Class A Certificates will be wholly allocable to such Certificates' proportionate interest in the corresponding regular interest. To the extent rights to receive payment for the applicable Fixed Rate Interest Carryovers or the Class A-1A LIBOR Interest Carryovers under the related Basis Risk Arrangement are determined to have a value on the Startup Day that is greater than zero, a portion of such purchase price would be allocable to such rights, and such portion would be treated as a cap premium (the "Cap Premium") paid by the related Class A Certificateholders. A holder of a Class A Certificate would be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Basis Risk Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Class A Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

  Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

  Any amount of proceeds from the sale, redemption or retirement of a Class A Certificate that is considered to be allocated to rights under the applicable Basis Risk Arrangement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

Termination Payments

  Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis Risk Arrangement in connection with the sale or exchange of a Class A Certificate would be considered a "termination payment" under the Swap Regulations allocable to the related Class A Certificates. A Class A Certificateholder will have gain or loss from such a termination of the applicable Basis Risk Arrangement equal to
(i) any termination payment it received or is deemed to have received minus
(ii) the unamortized portion of
any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the related Basis Risk Arrangement.

  Gain or loss realized upon the termination of the applicable Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Application of the Straddle Rules

  The Class A Certificates representing beneficial ownership of the corresponding regular interest and the related Basis Risk Arrangement may constitute positions in a straddle, in which case, the straddle rules of Code
Section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to such regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the applicable Basis Risk Arrangement would be short-term. If the holder of a Class A Certificate incurred or continued indebtedness to acquire or hold such Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the applicable Basis Risk Arrangement.

                             ERISA CONSIDERATIONS

  As described in the Prospectus under "ERISA Considerations," Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Code impose certain duties and restrictions on employee benefit plans and certain other retirement plans and arrangements subject thereto (collectively, "Plans") and on persons who have certain specified relationships to Plans, including fiduciaries and service providers. Comparable duties and restrictions may exist with respect to any "governmental plan" (as defined in Section 3(32) of ERISA) subject to a federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by a Plan in the Class A Certificates, including the individual administrative exemption described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by a Plan contemplating investing in the Class A Certificates, see "ERISA Considerations" in the Prospectus.

  On May 14, 1993, the DOL granted to NationsBank Corporation, the predecessor to Bank of America Corporation, the corporate parent of Banc of America Securities LLC, an individual administrative exemption, Prohibited Transaction Exemption 93-31 (the "Bank of America Exemption"), and on May 24, 1990, the DOL issued to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") an individual administrative exemption, Prohibited Transaction Exemption 90-29 (the "Merrill Lynch Exemption" and, together with the Bank of America Exemption, the "Exemptions" and each, an "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemptions. An Exemption might apply to the acquisition, holding and resale of the Class A Certificates by a Plan, provided that specified conditions are met.

  Among the conditions which would have to be satisfied for an Exemption to apply to the acquisition by a Plan of the Class A Certificates is the condition that the Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "Securities Act").

  Before purchasing a Class A Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the applicable Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Class A Certificates, and fiduciary of a governmental plan should make its own determination as to the need for an availability of any exemptive relief under Similar Law. Any fiduciary of a Plan or governmental plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA, the Code or Similar Law to such investment. See "ERISA Considerations" in the Prospectus.

  INVESTMENTS BY PLANS ARE SUBJECT TO ERISA'S GENERAL FIDUCIARY REQUIREMENTS. ACCORDINGLY, BEFORE INVESTING IN A CLASS A CERTIFICATE, A PLAN FIDUCIARY SHOULD DETERMINE WHETHER SUCH AN INVESTMENT IS PERMITTED IN ACCORDANCE WITH THE DOCUMENTS GOVERNING THE PLAN AND IS PRUDENT FOR THE PLAN IN VIEW OF ITS OVERALL INVESTMENT POLICY AND THE COMPOSITION AND DIVERSIFICATION OF ITS PORTFOLIO.

  The sale of Class A Certificates to a Plan is in no respect a representation by the Depositors or Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

  Although upon their initial issuance the Class A Certificates will be rated "Aaa" by Moody's and "AAA" by S&P, the Class A Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

  Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Class A Certificates and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Class A Certificates. See "Legal Investment" in the Prospectus.

                                USE OF PROCEEDS

  Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be received by the Depositors, which will apply such proceeds to pay to the Originators a portion of the purchase price for the Mortgage Loans.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Depositors, Banc of America Securities LLC and Merrill Lynch (Merrill Lynch together with Banc of America Securities LLC, collectively, the "Underwriters"), the Depositors have agreed to sell to the Underwriters, and the Underwriters have agreed to purchase the Class A Certificates as follows: Banc of America Securities LLC will acquire approximately 90% of the Class A Certificates and Merrill Lynch will acquire approximately 10% of the Class A Certificates.

  The distribution of the Class A Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositors from the sale of the Class A Certificates, before deducting expenses of approximately $800,000 payable by the Depositors, will be approximately $1,002,168,593.96. The Class A Certificates are offered by the Underwriters, when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Depositors in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

  Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased.

  This Prospectus Supplement and Prospectus may be used by Banc of America Securities LLC, an affiliate of the Depositors, to the extent required, in connection with market making transactions in the Class A Certificates. Banc of America Securities LLC may act as principal or agent in such transaction.

  The Underwriting Agreement provides that the Depositors will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  In connection with the offering, the Underwriters may purchase and sell the Class A Certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by an Underwriter of a greater number of Class A Certificates than they are required to purchase from the Depositors in the offering. An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by such Underwriter if such Class A Certificates are repurchased by such Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Class A Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

                               SECONDARY MARKET

  There will not be any market for Class A Certificates prior to the issuance thereof. The Underwriters intend to act as market makers in the Class A Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. Further, no application will be made to list the Class A Certificates on any securities exchange. Accordingly, the liquidity of the Class A Certificates may be limited. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed under "Description of the Certificates -- Reports to Holders" in the Prospectus. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositors are not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                    EXPERTS

  The consolidated financial statements of the Insurer and subsidiaries, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    RATINGS

  The Class A Certificates will be rated at their initial issuance "Aaa" by Moody's and "AAA" by S&P. Such ratings are the highest long-term ratings that such Rating Agencies assign to securities. The ratings assigned to the Class A Certificates will be based primarily on the claims-paying ability of the Insurer.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to the Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. The ratings do not represent any assessment of the likelihood or rate of principal prepayments or that holders of the Class A Certificates may receive a lower than anticipated yield.

                                 LEGAL MATTERS

  Certain legal matters relating to the Class A Certificates will be passed upon for the Originators, the Depositors and EquiCredit by Hunton & Williams, Charlotte, North Carolina and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. Certain federal income tax matters and ERISA matters will also be passed upon for the Depositors by Cadwalader, Wickersham & Taft, New York, New York.

                   INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS

Accrual Period............................................................. S-65
Adjustable Rate Group...................................................... S-21
Adjustable Rate Group Available Funds...................................... S-59
Adjustable Rate Group Available Funds Allocation........................... S-63
Advance.................................................................... S-70
AFGI....................................................................... S-19
Available Funds............................................................ S-59
Available Funds Allocation................................................. S-63
Balloon Loans.............................................................. S-14
Balloon Payment............................................................ S-14
Bank of America Exemption.................................................. S-78
Basic Principal Distribution Amount........................................ S-68
Basis Risk Arrangement..................................................... S-76
BBA........................................................................ S-67
Book-Entry Certificates.................................................... S-10
Cap Premium................................................................ S-77
Cede....................................................................... S-58
CEDEL...................................................................... S-59
Certificate Group.......................................................... S-69
Certificate Owner.......................................................... S-58
Certificateholders......................................................... S-59
Certificates............................................................... S-57
Chase...................................................................... S-59
Citibank................................................................... S-59
Class A Certificateholder.................................................. S-59
Class A Certificates....................................................... S-57
Class A Interest Remittance Amount......................................... S-66
Class A Principal Balance.................................................. S-68
Class A Remittance Amount.................................................. S-68
Class A-1A Basic Principal Distribution Amount............................. S-68
Class A-1A LIBOR Rate...................................................... S-66
Class A-1A LIBOR Interest Carryover........................................ S-67
Class A-1A Net Funds Cap Rate.............................................. S-66
Class A-1A Pass-Through Rate............................................... S-66
Class A-1A Principal Distribution Amount................................... S-69
Class X Certificateholders................................................. S-16
Closing Date...............................................................  S-5
Code....................................................................... S-12
Collection Account......................................................... S-59
Combined Loan-to-Value Ratio............................................... S-22
Company.................................................................... S-55
CPR........................................................................ S-44
Curtailment................................................................ S-68
Cut-off Date...............................................................  S-5
Definitive Certificate..................................................... S-58
Depositaries............................................................... S-59
Depositors.................................................................  S-5
Determination Date.........................................................  S-5
Distribution Date..........................................................  S-5
DOL........................................................................ S-78

DTC........................................................................ S-10
Due Period................................................................. S-68
EquiCredit................................................................. S-55
ERISA...................................................................... S-78
Euroclear.................................................................. S-59
Exchange Act............................................................... S-73
Exemption.................................................................. S-78
Exemptions................................................................. S-78
Extra Principal Distribution Amount........................................ S-68
Final Scheduled Distribution Date.......................................... S-58
First Lien................................................................. S-22
Fitch...................................................................... S-73
Fixed Rate Certificates.................................................... S-57
Fixed Rate Group 1......................................................... S-21
Fixed Rate Group 2......................................................... S-21
Fixed Rate Group 1 Available Funds......................................... S-59
Fixed Rate Group 1 Available Funds Allocation.............................. S-60
Fixed Rate Group 1 Basic Principal Distribution Amount..................... S-68
Fixed Rate Group 1 Certificates............................................ S-57
Fixed Rate Group 1 Interest Carryover...................................... S-66
Fixed Rate Group 1 Net Funds Cap Rate...................................... S-65
Fixed Rate Group 1 Pass-Through Rate....................................... S-66
Fixed Rate Group 1 Principal Distribution Amount........................... S-69
Fixed Rate Group 2 Available Funds......................................... S-59
Fixed Rate Group 2 Available Funds Allocation.............................. S-61
Fixed Rate Group 2 Basic Principal Distribution Amount..................... S-68
Fixed Rate Group 2 Certificates............................................ S-57
Fixed Rate Group 2 Interest Carryover...................................... S-67
Fixed Rate Group 2 Net Funds Cap Rate...................................... S-66
Fixed Rate Group 2 Pass-Through Rate....................................... S-66
Fixed Rate Group 2 Principal Distribution Amount........................... S-69
General Excess Available Amount............................................ S-69
Issuer.....................................................................  S-5
Global Securities..........................................................  I-1
Insurance Account.......................................................... S-70
Insurance Proceeds......................................................... S-68
Insured Payment............................................................ S-75
Insurer.................................................................... S-73
Interest Remittance Amount................................................. S-66
Interest Settlement Rate................................................... S-67
IRA........................................................................ S-12
IRS........................................................................ S-77
LIBOR...................................................................... S-66
LIBOR Determination Date................................................... S-66
Liquidated Mortgage Loan................................................... S-68
Liquidation Proceeds....................................................... S-68

Lockout Percentage......................................................... S-65
Lockout Pro Rata Remittance Amount......................................... S-65
Lockout Remittance Amount.................................................. S-65
Majority in Aggregate Voting Interest...................................... S-72
Merrill Lynch.............................................................. S-78
Merrill Lynch Exemption.................................................... S-78
Modeling Assumptions....................................................... S-45
Monthly Payments........................................................... S-68
Monthly Premium............................................................ S-69
Moody's....................................................................  S-5
Mortgage...................................................................  S-6
Mortgage Interest Rate..................................................... S-45
Mortgage Loans.............................................................  S-6
Mortgage Loan Group........................................................ S-21
Mortgage Note..............................................................  S-6
Mortgage Pool..............................................................  S-6
Mortgaged Property.........................................................  S-6
Net Liquidation Proceeds................................................... S-68
New Underwriting Guidelines................................................ S-55
Optional Purchase Date..................................................... S-71
Original Principal Balance................................................. S-45
Original Pool Principal Balance............................................ S-21
Originators................................................................  S-5
Overcollateralization...................................................... S-10
Overcollateralization Stepdown Date........................................ S-69
Overcollateralization Deficiency Amount.................................... S-69
Overcollateralization Release Amount....................................... S-69
Overcollateralization Target Amount........................................ S-69
Overcollateralized Amount.................................................. S-69
Owner-Occupied Mortgaged Property.......................................... S-22
Pass-Through Rate.......................................................... S-45
Percentage Interest........................................................ S-58
Plans...................................................................... S-77
Pooling and Servicing Agreement............................................  S-6
Preference Amount.......................................................... S-75
Prepayment Assumption...................................................... S-76
Prepayment Vector.......................................................... S-44
Primary Servicing Portfolio................................................ S-56
Principal Balance.......................................................... S-68

Principal Prepayments...................................................... S-68
Principal Remittance Amount................................................ S-68
Prospectus.................................................................  S-5
Prospectus Supplement......................................................  S-5
Rating Agencies............................................................  S-5
Record Date................................................................  S-5
Reference Banks............................................................ S-67
Released Mortgaged Property Proceeds....................................... S-68
REMIC...................................................................... S-11
REMIC I.................................................................... S-76
REMIC II................................................................... S-76
REMIC III.................................................................. S-76
REMIC IV................................................................... S-76
REMIC I Regular Interests.................................................. S-76
REMIC II Regular Interests................................................. S-76
REMIC III Regular Interests................................................ S-76
REO Properties............................................................. S-71
Representative.............................................................  S-5
Representative's Yield..................................................... S-58
Residual Certificates...................................................... S-57
S&P........................................................................  S-5
Securities Act............................................................. S-78
Securities Insurance Policy................................................ S-74
Servicer...................................................................  S-5
Servicing Fee.............................................................. S-70
Similar Law................................................................ S-78
Six-Month LIBOR............................................................ S-35
SMMEA...................................................................... S-79
Swap Regulations........................................................... S-77
Telerate page 3750......................................................... S-67
Termination Price.......................................................... S-71
Transfer Agreement......................................................... S-68
Trust......................................................................  S-5
Trust Fund.................................................................  S-5
Trustee....................................................................  S-5
Underwriters............................................................... S-79
Underwriting Agreement..................................................... S-79
U.S. Person................................................................  I-4
weighted average life...................................................... S-44

                                                                        ANNEX I

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered EQCC Home Equity Loan Trust 1999-3 Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F, Class A-6F, Class A-7F and Class A-1A Certificates (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the proceeding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action was taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures.

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificateholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Except as discussed below, Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  Final withholding regulations (the "New Regulations") effective January 1, 2001 affect the documentation required from non-U.S. Persons having validly existing IRS Forms, such as IRS Forms W-8, 1001 or 4224. The New Regulations replace a number of current tax certification forms (including IRS Forms W-8, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change). Existing forms and statements will remain valid until the earlier of their expiration or December 31, 2000.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   PROSPECTUS

                          EQCC Receivables Corporation
                         EQCC Asset Backed Corporation
                                   Depositors

                       EquiCredit Corporation of America
                                    Servicer

                EQCC Home Equity Loan Asset Backed Certificates
                  EquiCredit Funding Asset Backed Certificates
                              (Issuable in Series)

                                ---------------

 You should           Each Trust--
 carefully
 consider the         . will issue a series of asset-backed certificates that
 risk factors           will consist of one or more classes of certificates;
 beginning on           and
 page 9 of this
 prospectus.          . will own--

 Neither the            . a pool or pools of fixed and/or adjustable rate
 certificates of          mortgage loans which are secured by first or second
 any series nor           liens on one- to four-family residential properties;
 the related              and
 underlying
 mortgage loans         . other assets described in this prospectus and the
 will be insured          accompanying prospectus supplement.
 or guaranteed by
 any governmental     Each Pool of Mortgage Loans--
 agency or
 instrumentality.     . will be sold to the related trust by the Depositors,
                        who will have in turn purchased them from EquiCredit
 The certificates       Corporation of America or an affiliate; and
 of each series
 will represent       . will be serviced by EquiCredit Corporation of America
 interests in the       individually or together with other servicers.
 related trust
 only and will        Each Series of Certificates--
 not represent
 interests in or      . will represent interests in the related trust;
 obligations of
 any other            . may be entitled to one or more of the other types of
 entity.                credit support described in this prospectus; and

 This prospectus      . will be paid only from the assets of the related
 may be used to         trust.
 offer and sell
 any series of
 certificates
 only if
 accompanied by
 the prospectus
 supplement for
 that series.

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is August 18, 1999.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

  Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

  . the principal balances and/or interest rates of each class;

  . the timing and priority of interest and principal payments;

  . statistical and other information about the mortgage loans;

  . information about credit enhancement, if any, for each class;

  . the ratings for each class; and

  . the method for selling the certificates.

  If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

  You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. The Depositors do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

  Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page 93 in this prospectus.

  The Depositors' principal executive office is located at 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256 and the Depositors' telephone number is
(904) 457-5000.

                                   PROSPECTUS
                               Table of Contents

Important Notice About Information Presented in This Prospectus and the
 Accompanying Prospectus Supplement.......................................   2
Summary of Prospectus.....................................................   5
Risk Factors..............................................................   9
 Risks Associated with the Certificates...................................   9
 Risks Associated with the Mortgage Loans.................................  11
Description of the Mortgage Pools.........................................  15
 General..................................................................  15
 Payments on the Mortgage Loans...........................................  16
Certain Yield and Prepayment Considerations...............................  17
 General..................................................................  17
 Pass-Through Rate........................................................  18
 Timing of Payment of Interest............................................  18
 Payments of Principal; Prepayments.......................................  18
 Other Factors Affecting Weighted Average Life............................  19
  Type of Mortgage Loan...................................................  19
  Termination.............................................................  20
  Defaults................................................................  21
  Foreclosures............................................................  21
  Refinancing.............................................................  21
  Due-on-Sale Clauses.....................................................  21
  Special Payments........................................................  21
  Prefunding Accounts.....................................................  22
The Trusts................................................................  22
The Depositors, The Servicer, The Representative and the Originators......  22
 General..................................................................  22
 Loan Origination History.................................................  23
 General Loan Underwriting................................................  23
 Income Verification......................................................  24
 Appraisals; Title Companies and Closing Agents...........................  25
 Specific Underwriting Criteria...........................................  25
 Balloon Mortgage Loans...................................................  28
 Certain Calculations Relating to Combined Loan-to-Value Ratios...........  28
 Quality Control Procedures...............................................  28
 Collection Procedures....................................................  30
 Delinquency and Loss Experience..........................................  30
 Outstanding Real Estate Owned............................................  30
Description of the Certificates...........................................  31
 General..................................................................  31
 Interest.................................................................  32
 Principal................................................................  32
 Categories of Classes of Certificates....................................  33
 Assignment of the Mortgage Loans.........................................  36

 Representations and Warranties of the Originators and the Depositors......  38
 Payments on the Mortgage Loans............................................  40
 Advances from the Principal and Interest Account; Servicing Advances......  41
 Representative's Yield....................................................  42
 Distributions.............................................................  42
 Special Payments..........................................................  43
 Optional Disposition of Mortgage Loans....................................  43
 Mandatory Disposition of Mortgage Loans...................................  43
 Forward Commitments; Prefunding...........................................  43
 Cash Flow Agreements......................................................  44
 Reports to Holders........................................................  44
 Description of Credit Enhancement.........................................  46
 Payment of Certain Expenses...............................................  48
 Servicing Compensation....................................................  49
 Servicing Standards.......................................................  49
 Use of Subservicers.......................................................  51
 Servicing Certificates and Audits.........................................  51
 Limitations on Liability of the Servicer and Its Agents...................  51
 Removal and Resignation of Servicer.......................................  51
 Registration and Transfer of the Certificates.............................  53
Certain Legal Aspects of the Mortgage Loans................................  56
 General...................................................................  56
 Types of Mortgage Instruments.............................................  56
 Interest in Real Property.................................................  57
 Cooperative Loans.........................................................  57
 Land Sale Contracts.......................................................  58
 Foreclosure...............................................................  58
 General...................................................................  58
 Judicial Foreclosure......................................................  59
 Equitable Limitations on Enforceability of Certain Provisions.............  59
 Non-Judicial Foreclosure/Power of Sale....................................  59
 Public Sale...............................................................  60
 Cooperative Loans.........................................................  60
 Junior Mortgages..........................................................  61
 Rights of Redemption......................................................  62
 Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
  Lenders..................................................................  62
 Enforceability of Certain Provisions......................................  65
 "Due-on-Sale" Clauses.....................................................  65
 Subordinate Financing.....................................................  66
 Applicability of Usury Laws...............................................  66
 Environmental Considerations..............................................  66
 Soldiers' and Sailors' Civil Relief Act of 1940...........................  68
 Forfeitures in Drug and RICO Proceedings..................................  68

Certain Federal Income Tax Consequences....................................  69
 General...................................................................  69
 Federal Income Tax Consequences for REMIC Certificates....................  69
  REMIC Elections..........................................................  69
  Status of REMIC Certificates.............................................  69
  Tiered REMIC Structures..................................................  70
  Regular Certificates.....................................................  70
  Taxation of Residual Certificates........................................  74
  Residual Certificates Transferred to or Held by Disqualified
  Organizations............................................................  78
  Mark to Market Regulations...............................................  79
  Other Matters Relating to REMIC Certificates.............................  79
 Federal Income Tax Consequences for Certificates as to Which No REMIC
  Election is Made.........................................................  81
 General...................................................................  81
 Tax Status................................................................  82
 Premium and Discount......................................................  82
 Premium...................................................................  82

 Original Issue Discount....................................................  82
 Market Discount............................................................  83
Recharacterization of Servicing Fees........................................  83
Sale or Exchange of Certificates............................................  84
Stripped Certificates.......................................................  84
 General....................................................................  84
 Status of Stripped Certificates............................................  85
 Taxation of Stripped Certificates..........................................  85
Reporting Requirements and Backup Withholding...............................  87
Taxation of Certain Foreign Investors.......................................  87
Certain State Tax Consequences..............................................  87
ERISA Considerations........................................................  88
Legal Investment............................................................  91
Use of Proceeds.............................................................  91
Plan of Distribution........................................................  92
Ratings.....................................................................  93
Legal Matters...............................................................  93
Where You Can Find More Information.........................................  93
Incorporation of Certain Information by Reference...........................  94
Index of Significant Definitions............................................  95

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus ("Prospectus") and the accompanying prospectus supplement ("Prospectus Supplement") carefully to understand all of the terms of a series of certificates.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this Prospectus and the accompanying Prospectus Supplement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Depositors

EQCC Receivables Corporation, a corporation organized under the laws of the State of Delaware, and EQCC Asset Backed Corporation, a corporation organized under the laws of the State of Delaware. All of the outstanding common stock of each of the Depositors is owned by one or more of the Originators.

Issuer

Each series (each, a "Series") of certificates (the "Certificates") will be issued by a separate trust (the "Trust" or the "Issuer"). Each Trust will be formed pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositors, the Servicer and the Trustee specified in the applicable Prospectus Supplement.

Representative and Originators

EquiCredit Corporation of America, ("EquiCredit," the "Representative" and an "Originator"), a corporation organized under the laws of the State of Delaware and an indirect wholly-owned subsidiary of Bank of America Corporation, and other affiliates of EquiCredit, each of which is a direct or indirect subsidiary of Bank of America Corporation (each, an "Originator").

Servicer

EquiCredit Corporation of America.

Trustee

The entity or entities named as trustee in the related Prospectus Supplement.

RELEVANT DATES

Cut-off Date

The date specified in the related Prospectus Supplement.

Closing Date

The date on which the Certificates of any Series are initially issued, as specified in the related Prospectus Supplement.

Payment Date

The monthly, quarterly or other periodic date specified in the related Prospectus Supplement on which payments will be made to holders of the Certificates.

Monthly Deposit Date

If so specified in the related Prospectus Supplement, the day of each month other than a month in which a Payment Date occurs on which certain deposits and transfers will be made.

Determination Date

The day of the month in which the related Monthly Deposit Date or Payment Date occurs as specified in the related Prospectus Supplement.

Record Date

The calendar day specified in the related Prospectus Supplement.

DESCRIPTION OF CERTIFICATES

Each Series of Certificates will include one or more classes (each, a "Class") representing an ownership interest in a segregated pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans"). A Class of Certificates will be entitled, to the extent of funds available, to one of the following:

 . principal and interest payment in respect of the related Mortgage Loans;

 . principal distributions, with no interest distributions;

 . interest distributions, with no principal distributions; or

 . such other distributions as are described in the applicable Prospectus
  Supplement.

For additional information see "Description of the Certificates" in this Prospectus.

Interest Distributions

With respect to each Series of Certificates, interest on each Class of Certificates (other than a Class of Certificates entitled to receive only principal) will accrue during each period specified in the Prospectus Supplement (each, an "Accrual Period") and will be passed through to the holders of the related Classes of Certificates on each Payment Date in accordance with the particular terms of each such Class of Certificates. The terms of each such Class of Certificates will be described in the related Prospectus Supplement.

See "Description of the Certificates -- Interest" in this Prospectus.

Principal Distributions

With respect to each Series of Certificates, principal payments (including prepayments) on the related mortgage loans will be passed through to holders of the related Certificates or otherwise applied as described in the related Prospectus Supplement on each Payment Date. Distributions in reduction of principal balance will be allocated among the Classes of Certificates of a Series in the manner specified in the applicable Prospectus Supplement.

See "Description of the Certificates -- Principal" in this Prospectus.

Denominations

Each Class of Certificates of a Series will be issued in the minimum denominations set forth in the related Prospectus Supplement.

Registration of the Certificates

The Certificates will be issued either:

 . in book-entry form ("Book-Entry Certificates") initially held through The
  Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear"), in Europe; or

 . in fully registered, certificated form ("Definitive Certificates").

See "Description of the Certificates -- General" and "-- Registration of the Certificates" in this Prospectus.

ASSETS OF THE TRUST

The Trust related to each Series will consist primarily of:

 . a segregated pool of fixed and/or adjustable rate mortgage loans (the
  "Mortgage Loans");

 . any money received on the Mortgage Loans after the Cut-off Date (excluding all prepayment penalties and premiums under the Mortgage Loans that are paid to EquiCredit and interest accrued on the Mortgage Loans prior to the Cut-off
  Date);

 . certain rights of the Depositors to acquire the Mortgage Loans under a transfer agreement; and

 . certain other property.

You should refer to the applicable Prospectus Supplement for the precise characteristics or expected characteristics of the Mortgage Loans and a description of the other property, if any, included in a particular Trust.

OPTIONAL TERMINATION OF THE TRUST

The Servicer, the Depositors or the holders of the Classes of Certificates specified in the related Prospectus Supplement may cause the Issuer to sell all of the Mortgage Loans in the pool and thereby cause early retirement of the Certificates on any Payment Date on which the aggregate principal balance of the pool is less than the percentage of the aggregate principal balance of the pool as of the Cut-off Date specified in the related Prospectus Supplement.

See "Description of the Certificates -- Optional Disposition of the Mortgage Loans" in this Prospectus.

MANDATORY TERMINATION OF THE TRUST

If so specified in the related Prospectus Supplement, the Trustee, the Servicer or such other entities as may be specified in such Prospectus Supplement, may be required to cause early retirement of a Series of Certificates by seeking competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances and in the manner specified under "Description of the Certificates -- Mandatory Disposition of Mortgage Loans" in this Prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

The yield on each Class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Loans in the related Trust and the timing of receipt of such payments.

See "Certain Yield and Prepayment Considerations" in this Prospectus and in the related Prospectus Supplement.

FORWARD COMMITMENTS; PREFUNDING

If so specified in the related Prospectus Supplement, a portion of the proceeds of the sale of one or more Classes of Certificates of a Series may be deposited in a segregated account (a "Prefunding Account") or all or a portion of the payments on the Mortgage Loans may be set aside, to be used to acquire additional Mortgage Loans from the Depositors as described in the related Pooling and Servicing Agreement.

See "Description of the Certificates -- Forward Commitments; Prefunding" in this Prospectus.

CREDIT ENHANCEMENT

If so specified in the applicable Prospectus Supplement, the Certificates of any Series, or any one or more Classes of a Series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

 . letter of credit

 . financial guaranty insurance policy

 . special hazard insurance policy

 . mortgage pool insurance policy

 . reserve fund

 . spread account

 . cash collateral account

 . overcollateralization

Credit support may also be provided by subordination. Any credit support will be described in detail in the applicable Prospectus Supplement.

See "Description of the Certificates -- Description of Credit Enhancement" in this Prospectus.

RATING OF CERTIFICATES

The Certificates of any Series will not be offered pursuant to this Prospectus and a Prospectus Supplement unless each offered Certificate ("Offered Certificate") is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency (a "Rating Agency").

 . A certificate rating is not a recommendation to buy, sell or hold the Certificates on any Series and is subject to revision or withdrawal at any time by the assigning Rating Agency.

 . Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

See "Risk Factors -- Risks Associated with the Certificates -- Ratings Assigned to the Certificates Will Have Limitations" and "Ratings" in this Prospectus.

TAX STATUS OF THE CERTIFICATES

The federal income tax treatment of the Certificates of any Series will depend on:

 . whether a real estate mortgage investment conduit ("REMIC") election is made with respect to a Series of Certificates; and

 . if a REMIC election is made, whether the Certificates of such Series represent the regular interests or the residual interest in the REMIC.

For additional information see "Certain Federal Income Tax Consequences" in this Prospectus and "Federal Income Tax Consequences" in the Prospectus Supplement.

ERISA CONSIDERATIONS

If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, "Plans"), you should carefully review with your legal advisors whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

For additional information see "ERISA Considerations" in this Prospectus and in the Prospectus Supplement.

LEGAL INVESTMENTS

The applicable Prospectus Supplement will specify whether the Class or Classes of Certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such Certificates constitute a legal investment for you.

For additional information see "Legal Investments" in this Prospectus and in the Prospectus Supplement.

                                 RISK FACTORS

  You should consider, among other things, the following factors in connection with the purchase of Certificates.

Risks Associated with the Certificates

  Certificates May Not be Liquid. The liquidity of your Certificates may be limited. You should consider that:

  . a secondary market for the Certificates of any Series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the Certificates of any Series; and

  . issuance of any of the Certificates of any Series in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may not be willing to purchase Certificates for which they cannot obtain physical certificates.

  . Unless specified in the applicable Prospectus Supplement, the Certificates will not be listed on any securities exchange.

  The Depositors, the Representative, any Originator and the Servicer Will Have Limited Obligations. No Class of Certificates of any Series will be an interest in or obligation of the Depositors, the Representative, any Originator, the Servicer or any of their affiliates. The only obligations of the foregoing entities with respect to any of the Certificates or the related Mortgage Loans will be:

  . the Servicer's servicing obligations under the Pooling and Servicing
    Agreement; and

  . the obligations of the Depositors to purchase, or substitute substantially similar mortgage loans for, or cause the Originators to purchase or substitute, any Mortgage Loans as to which there is defective documentation or a breach of certain representations and warranties made with respect to such Mortgage Loans.

  The Certificates and the underlying Mortgage Loans will not be guaranteed or insured by any governmental agency or instrumentality, or by the Depositors, the Representative, any Originator, the Servicer or any of their affiliates.

  Credit Enhancement is Limited in Amount and Coverage. With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to in this Prospectus, including, but not limited to: subordination of other Classes of Certificates of the same Series; a letter of credit; a financial guaranty insurance policy; a mortgage pool insurance policy; a special hazard insurance policy; a reserve fund; a spread account; a cash collateral account; or other type of credit enhancement. See "Description of the Certificates -- Description of Credit Enhancement" in this Prospectus.

  Regardless of the form of credit enhancement provided:

  . the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

  . may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

  . all or a portion of the credit enhancement for any Series of Certificates may be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then-current ratings will not be adversely affected.

  Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates. The yield on the Certificates of each Series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular:

  . the yield on principal-only or interest-only Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans; and

  . the yield on certain Classes of Certificates may be relatively more sensitive to the rate of prepayments of specified Mortgage Loans than other Classes of Certificates.

  The rate of prepayments on Mortgage Loans is influenced by a number of factors, including:

  . the prevailing mortgage market interest rates;

  . local and national economic conditions;

  . homeowner mobility; and

  . the ability of the borrower to obtain financing.

  In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable Prospectus Supplement. Your yield will be also adversely affected to the extent that losses on the Mortgage Loans in the related Trust are allocated to your Certificates and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust. Classes of Certificates identified in the applicable Prospectus Supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates.

  See "Certain Yield and Prepayment Considerations" in this Prospectus.

  Ratings Assigned to the Certificates Will Have Limitations. The ratings assigned to your Certificates will not:

  . assess the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loan will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the Series of Certificates; and

  . address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

  In addition, the ratings of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance of the Certificates. The lowering of a rating on a Series or Class of Certificates may adversely affect the market value of such Certificates and the liquidity of such Certificates. The Depositors, the Servicer or any of their affiliates will not have any obligation to maintain any rating of any Series of Certificates.

  Book-Entry Certificates May Experience Certain Problems. Since transactions in the Classes of Certificates of a Series issued in book-entry form can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks:

  . you may experience delays in your receipts of payments of interest and principal; and

  . your ability to pledge such Certificates to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems may be limited due to the lack of a physical certificate.

  See "Description of the Certificates -- Registration and Transfer of the Certificates" in this Prospectus.

Risks Associated with the Mortgage Loans

 Risk of Loss May Be Greater on Subordinated Certificates.

  The rights of holders of subordinated certificates to receive distributions to which they would otherwise be entitled with respect to the Mortgage Loans will be subordinate:

  . to the rights of the Servicer (to the extent of its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and its reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses); and

  . the holders of senior certificates to the extent described in the related
    Prospectus Supplement.

  As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated certificates. See "Description of the Certificates -- General" and "-- Description of Credit Enhancement --
 Subordination."

  The yields on the subordinated certificates may be extremely sensitive to the loss experience of the related Mortgage Loans and the timing of any such losses. If the actual rate and amount of losses experienced by the Mortgage Loans exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated certificates may be lower than anticipated.

  Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. All or a portion of the Mortgage Loans may consist of mortgage loans underwritten in accordance with the underwriting for sub-prime mortgage loans. A sub-prime mortgage loan is a mortgage loan that is ineligible for purchase by Fannie Mae ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet FNMA or FHLMC underwriting guidelines. As a consequence:

  . delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines; and

  . changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

  General Economic Conditions Affect Mortgage Loan Performance. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a Mortgage Loan (a "Mortgagor"), it is possible that the holders of the related Certificates could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan, thus delaying the amount received by the holders of the related Certificates with respect to such Mortgage Loan. Moreover, if a bankruptcy court prevents the transfer of the related mortgaged property to the related Trust, any remaining balance on such Mortgage Loan may not be recoverable.

  See "The Depositors, the Servicer, the Representative and the Originators -- Delinquency and Loss Experience" in this Prospectus and "The Originators and the Servicer -- Origination, Foreclosure and Delinquency Experience" in the related Prospectus Supplement for information regarding the rates of delinquency and net losses experienced on the mortgage loans included in the servicing portfolio of EquiCredit Corporation of America (together with its wholly-owned subsidiaries, including the other Originators, the "Company").

  Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in securities such as the Certificates which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related Mortgage Loans.

  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans contained in a particular Trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Depositors, the Servicer, the Representative and the Originators --
 Delinquency and Loss Experience" in this Prospectus and "The Originators and the Servicer -- Origination, Foreclosure and Delinquency Experience" in the related Prospectus Supplement for further information regarding the rates of delinquency and net losses experienced on the mortgage loans included in the Company's servicing portfolio.

  Geographic Concentration May Increase Rates of Loss and Delinquency. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans relating to any Series of Certificates in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "Description of the Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans underlying the Certificates of any Series.

  Risk of Loss May Be Greater on Second Lien Mortgage Loans. Certain of the Mortgage Loans underlying the Certificates of a Series may be secured by mortgages (the "Mortgages") junior or subordinate to one or more other mortgages ("Senior Liens"), and the related Senior Liens may not be included in the Mortgage Pool. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of Mortgage Loans secured by junior Mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Lien to satisfy fully both the Senior Lien and the Mortgage Loan. In such case, holders of the Certificates would bear:

  . the risk of delay in distributions while a deficiency judgement against the borrower is obtained; and

  . the risk of loss if the deficiency judgment is not realized upon.

  Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior Mortgage unless it forecloses subject to the Senior Lien.

  In servicing second Mortgages, it is generally the Servicer's practice to advance funds to keep the Senior Lien current if the Mortgagor is in default thereunder. The Servicer intends to advance such amounts in accordance with its normal servicing procedures, but only to the extent that it determines such advances will be recoverable from future payments and collections on that Mortgage Loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related Trust will have no source of funds to satisfy any Senior Lien or make payments due to any senior mortgagee. The junior Mortgages securing the Mortgage Loans are subject and subordinate to any Senior Liens affecting the related mortgaged property, including limitations and prohibitions which may be contained in such Senior Liens upon subordinate financing.

  Special Risks of Certain Mortgage Loans. Certain Mortgage Loans that may be included in the assets of a Trust may involve additional uncertainties not present in other types of loans. Certain of the Mortgage Loans may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such Mortgage Loans are generally approved on the basis of the initial payment amount and the borrower's income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

  Certain of the Mortgage Loans underlying a Series of Certificates may be delinquent in respect of the payment of principal and interest. In addition, certain of the Mortgagors under the Mortgage Loans underlying a Series of Certificates may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such Mortgage Loans. Prospective investors should consider the risk that the inclusion in a Trust of delinquent Mortgage Loans and Mortgage Loans with respect to which the Mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series. See "Description of the Mortgage Pools" in this Prospectus and "Description of the Mortgage Pool" in the related Prospectus Supplement.

  Defaulted Mortgage Loans May Experience Delays in Liquidation. Even assuming the mortgaged properties provide adequate security for the Mortgage Loans underlying a Series of Certificates, substantial delays could result in connection with the liquidation of defaulted Mortgage Loans. This could result in corresponding delays in the receipt of the related proceeds by the related Trust. See "Certain Legal Aspects of the Mortgage Loans -- Foreclosure," "--
 Rights of Redemption" and "-- Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this Prospectus.

  Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that the Servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated Mortgage Loans may also be smaller as a percentage of the principal balance of the Mortgage Loan that would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

  Defaults May Be More Likely on Newer Loans. Certain of the Mortgage Loans underlying a Series of Certificates may be recently originated as of the date of the inclusion in the related Mortgage Pool. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

  Balloon Mortgage Loans May Have a Greater Default Risk at Maturity. Certain of the Mortgage Loans underlying a Series of Certificates may provide for a lump-sum payment of the unamortized principal balance of the Mortgage Loan at the maturity of the Mortgage Loan ("Balloon Loans"). See "Description of the Mortgage Pools" in this Prospectus and "Description of the Mortgage Pool" in the related Prospectus Supplement.

  Because borrowers under Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. The ability of a Mortgagor on a Balloon Loan to repay the Mortgage Loan upon maturity frequently depends upon the Mortgagor's ability:

  . to refinance the Mortgage Loan, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the Mortgagor's equity in the related mortgaged property, the financial condition of the Mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

  . to sell the related mortgaged property at a price sufficient to permit the Mortgagor to make the lump-sum payment.

  Texas Home Equity Loans Have Significant Limitations. Certain of the Mortgage Loans may be home equity loans secured by mortgaged properties located in Texas ("Texas Home Equity Loans"). The Texas Constitution permits Texas Home Equity Loans, but significant limitations were imposed on permitted terms, conditions and practices incident to their creation. For example, Texas Home Equity Loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of Texas Home Equity Loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the amendment to the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing Texas Home Equity Loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

                       DESCRIPTION OF THE MORTGAGE POOLS

General

  Each Mortgage Pool will consist of Mortgage Loans having the aggregate principal balance outstanding as of the related Cut-off Date, after giving effect to payments due or received prior to such date, specified in the related Prospectus Supplement (the "Original Pool Principal Balance"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of fixed- or adjustable-rate Mortgage Loans (including fully amortizing Mortgage Loans, Balloon Loans and/or revolving home equity loans or certain balances thereof) originated and underwritten by the Representative or by a wholly-owned subsidiary of the Representative or purchased and re-underwritten by the Representative or by a wholly-owned subsidiary of the Representative. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating a first or junior lien on one- to four-family dwellings, units in condominium developments, units in planned unit developments, shares of stock in cooperative housing corporations, manufactured housing units and long term residential leasehold interests (each, a "Mortgaged Property"). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the Mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the Mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the Mortgagor.

  The related Prospectus Supplement will describe certain characteristics of the related Mortgage Loans, including without limitation (i) the range of dates of origination and the latest scheduled maturity date, (ii) the minimum remaining term to maturity, the weighted average original term to maturity and the weighted average remaining term to maturity, (iii) the weighted average of the annual rates of interest on the Mortgage Loans (each such annual rate of interest hereinafter referred to as the "Mortgage Interest Rate") and the range of Mortgage Interest Rates, (iv) in the case of Mortgage Loans with adjustable interest rates ("ARMs" or "Adjustable Rate Mortgages"), the weighted average outstanding current Mortgage Interest Rates, Gross Margins, Maximum Mortgage Rates and Minimum Mortgage Rates and Periodic Caps and Payment Caps, if any (as such terms are defined below under " -- Payments on the Mortgage Loans"), (v) the range of principal balances outstanding, the range of original principal balances and the weighted average outstanding principal balance, (vi) the percentages of Mortgage Loans secured by first Mortgages, second Mortgages and more junior Mortgages, respectively, (vii) the maximum Combined Loan-to-Value Ratio (as defined below) at origination (as defined below) and the weighted average Combined Loan-to-Value Ratio, (viii) the percentage of Mortgage Loans secured by fee simple interests in single-family dwelling units, attached or detached two- to four-family dwelling units, units in planned unit developments and condominiums, respectively, the percentage of Mortgage Loans secured by leasehold interests, the percentage of Mortgage Loans secured by manufactured housing units and the percentage of Mortgage Loans secured by units in cooperatives, (ix) the percentage of Mortgage Loans as to which the related Mortgagor represented at the time of origination that the related Mortgaged Property would be occupied by such Mortgagor as a primary or secondary residence, (x) certain summary information relating to the geographic concentration of the Mortgaged Properties securing the Mortgage Loans, (xi) the percentage of Mortgage Loans which are Balloon Loans and the dates after origination the balloon payment is due, and (xii) the percentage of Mortgage Loans which are Bankruptcy Mortgage Loans (as defined below), the percentage of Bankruptcy Loans which are 30 days or more contractually delinquent and the percentages of Mortgage Loans other than Bankruptcy Mortgage Loans which are 30 days and 60 days or more contractually delinquent, respectively. If so specified in the related Prospectus Supplement, such information may be approximate based on the expected characteristics of the Mortgage Liens to be included in the related Mortgage Pool and any significant variations therefrom provided on the related Current Report on Form 8-K, as described below.

  For purposes of the foregoing, except to the extent otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of any Mortgage Loan is the ratio (expressed as a percentage) of (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the Senior Lien, if any, divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of the Mortgage Loan and (b) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property. The Combined Loan-to-Value Ratios of the Mortgage Loans also reflect certain judgments of the Company's underwriters made at the time the Mortgage Loans were originated or acquired and certain other policies of the Company. See "The Depositors, the Servicer, the Representative and the Depositors -- Specific Underwriting Criteria --
 Balloon Mortgage Loans" and "-- Certain Calculations Relating to Combined Loan-to-Value Ratios" herein.

  A "Bankruptcy Mortgage Loan" is a Mortgage Loan on which the related Mortgagor is making payments pursuant to a personal bankruptcy plan or proceeding (each, a "Bankruptcy Plan"). The entire principal balance and the right to receive interest accrued after the Cut-off Date with respect to each Bankruptcy Mortgage Loan will generally be included in the assets of the related Trust, while the right to interest accrued but unpaid prior to the related Cut-off Date under each Bankruptcy Mortgage Loan will generally be retained by the Originators. The Originators' right to collect interest accrued on a Bankruptcy Mortgage Loan prior to the date of the related Bankruptcy Plan filing will generally be subordinate to the related Trust's right to receive timely payments of principal and interest with respect to such Bankruptcy Mortgage Loan.

  In addition, the related Prospectus Supplement or, if so specified therein, the Current Report on Form 8-K to be filed within fifteen days after the delivery of a Series of Certificates, will set forth in tabular form certain more detailed information relating to the characteristics of the related Mortgage Loans by number and outstanding principal balance and by percentage of the Mortgage Pool including, without limitation, the outstanding principal balances of the Mortgage Loans, the geographic distribution of the related Mortgaged Properties (by state), the Combined Loan-to-Value Ratios, the Mortgage Interest Rates, the remaining months to stated maturity and the number of months since origination, in each case (except for geographic distribution) within the ranges specified therein.

Payments on the Mortgage Loans

  Unless otherwise specified in the related Prospectus Supplement, a substantial portion of the Mortgage Loans underlying a Series of Certificates will provide for level monthly installments (except, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal (an "Actuarial Mortgage Loan"). No adjustment is made if a payment is made earlier or later than the due date, although the Mortgagor may be subject to a late payment penalty. If such Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Unless otherwise specified in the related Prospectus Supplement, no Mortgage Loan will provide for deferred interest or negative amortization.

  The Mortgage Loans may have Mortgage Interest Rates which are fixed or may be ARMs on which the Mortgage Interest Rates are adjusted periodically based on an index (an "Index") or otherwise, as specified in the related Prospectus Supplement. ARMs generally provide for a fixed initial Mortgage Interest Rate until the first date on which such Mortgage Interest Rate is to be adjusted. Thereafter, the Mortgage Interest Rate is subject to periodic adjustment generally equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM at the time of its origination (the "Gross Margin"). The initial Mortgage Interest Rate for an ARM may be lower than the sum of the then-applicable Index and the Gross Margin for such ARM. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase upon conversion by the party specified in such Prospectus Supplement.

  An ARM may provide that its Mortgage Interest Rate may not exceed a rate above a maximum rate (the "Maximum Mortgage Rate") or be less than a minimum rate (the "Minimum Mortgage Rate") established at the time of origination. In addition, if so specified in the related Prospectus Supplement, an ARM may provide for limitations on the maximum amount by which the Mortgage Interest Rate may adjust for any single adjustment period (a "Periodic Cap") or, in the case of an ARM providing for negative amortization, may provide for limitations on the amounts by which scheduled payments may be increased due to rising interest rates (a "Payment Cap").

  Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. Any such Prepayment Premiums will generally be a part of the Representative's

Yield. However, in the event that holders of any Class or Classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

  A Simple Interest Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

  Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

  As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving home equity loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust described in such Prospectus Supplement. Alternatively, principal repayments may be used by the Trust during the period specified in the related Prospectus Supplement to acquire additional Revolving Credit Line Loans. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

  The yield on any Offered Certificate will depend on the price paid by the holder of the Certificate, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average remaining term to maturity of the Mortgage Loans in the related Trust (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

Pass-Through Rate

  The Pass-Through Rate which may be applicable to any Class within a Series may be fixed, variable or adjustable, and may or may not be based upon the weighted average Mortgage Interest Rate of the Mortgage Loans in the related Trust. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each Class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining such Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more Classes of Certificates; and whether the distributions of interest on the Certificates of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

  If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Loan during a specified Accrual Period, the distribution of such interest will be made on a day which may be several days, weeks or months following such Accrual Period.

Timing of Payment of Interest

  Each payment of interest on the Certificates (or addition to the principal balance of a class of Accrual Certificates) on a Payment Date will include interest accrued during the Accrual Period for such Payment Date. As indicated above under "-- Pass-Through Rate," if the Accrual Period ends on a date other than the day before a Payment Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Accrual Period ended on such day before the Payment Date.

Payments of Principal; Prepayments

  The rate of principal payments on each Class of Certificates of a Series entitled to principal, the aggregate amount of each interest payment on each Class of Certificates of a Series entitled to interest and the yield to maturity of each Class of Certificates of a Series will be related to the rate and timing of payments of principal on the related Mortgage Loans, which may be in the form of scheduled and unscheduled payments (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the holders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans.

  As described above, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for comparable mortgage loans. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans underlying any Series of Certificates, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the related Mortgage Loans.

  The yield to maturity of certain Classes of Certificates of a Series may be particularly sensitive to the rate and timing of principal payments (including prepayments) of the Mortgage Loans, which may fluctuate significantly from time to time. The Prospectus Supplement relating to such Certificates will provide certain additional information with respect to the effect of such payments on the yield to maturity of such Certificates under varying rates of prepayment, including the rate of prepayment, if any, which would reduce the holder's yield to zero.

  Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Conversely, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of each Class of Certificates of a Series will also be affected by the amount and timing of delinquencies and defaults on the related Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties in the related Mortgage Pool.

  The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of each Class of Certificates of a Series will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

Other Factors Affecting Weighted Average Life

 Type of Mortgage Loan

  If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Loans may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositors, the Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related Prospectus Supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates and may thereby lengthen the period of time elapsed from the date of issuance of a Certificate until it is retired.

  With respect to certain Mortgage Loans, including ARMs, the Mortgage Interest Rate at origination may be below the rate that would result if the Index and Margin relating thereto were applied at origination. Under the underwriting procedures of the Company, the mortgagor or obligor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Interest Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Interest Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

  The Mortgage Interest Rates on certain ARMs subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Interest Rates are generally lower than the sum of the applicable Index at origination and the related Margin over such Index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Interest Rate. The addition of any such deferred interest to the principal balance of any related Class or Classes of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased. In addition, with respect to certain ARMs subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related Class or Classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased.

  As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the Revolving Credit Line Loans may be applied by the related Trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to holders of Certificates during such period) with the result that the related Certificates possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in earlier than expected amortization of the related Certificates.

  In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to holders of Certificates.

  The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Certificates relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Certificates to an amortization schedule established at the time such Certificates are issued. Any such feature applicable to any Certificates may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related holders of the Certificates (the "Certificateholders") and an acceleration of the amortization of such Certificates.

 Termination

  In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositors or the holders of the Class of Certificates of any Series specified in the related Prospectus Supplement may, at their option, cause the related Trust to sell all of the outstanding Mortgage Loans and all Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") underlying the related Series of Certificates, and thus effect the early retirement of the related Certificates, after the date on which the Pool Principal Balance (as defined herein) is less than the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement. See "Description of the Certificates -- Optional Disposition of Mortgage Loans" herein. Further, if so specified in the related Prospectus Supplement, the Servicer or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise. See "Description of the Certificates -- Mandatory Disposition of Mortgage Loans" herein.

 Defaults

  The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Mortgage Loans and thus the yield on the Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second mortgage loans. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Combined Loan-to-Value Ratios may be higher than for other types of Mortgage Loans. In addition, the rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

 Foreclosures

  The number of foreclosures or repossessions and the principal amount of the Mortgage Loans that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans and that of the related Series of Certificates.

 Refinancing

  At the request of a Mortgagor, the Servicer may allow the refinancing of a Mortgage Loan in any Trust by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. The Servicer, the Company or the Originators may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, the Servicer may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

 Due-on-Sale Clauses

  Acceleration of mortgage payments on a Mortgage Loan as a result of certain transfers of the underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying a Series may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, except as set forth in the related Prospectus Supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses" and "Description of the Certificates --
 Servicing Standards-- Enforcement of Due-on-Sale Clauses."

 Special Payments

  If any Class of Certificates of Series are subject to special redemption or special remittances ("Special Payments") on a date other than a Payment Date (each such date, a "Special Payment Date"), the holders will receive principal earlier than would have been the case had no special redemption or special remittance, as the case may be, occurred and such principal payments were made on the next succeeding Payment Date. In such event, holders may not be able to reinvest such payments at rates equal to the rates on such Class of Certificates.

 Prefunding Accounts

  If the Pooling and Servicing Agreement for a Series of Certificates provides for a Prefunding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust, as described under "Description of the Certificates -- Forward Commitments; Prefunding," herein, and the Trust is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be required to effect the retirement of all or a portion of one or more Classes of Certificates of such Series.

                                  THE TRUSTS

  Each Trust will be formed under a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") among the Depositors, the Servicer and the Trustee named therein (a "Trustee"). No Trust will engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the related Certificates, (iii) making payments on the related Certificates and (iv) engaging in other activities incidental to the foregoing.

  The property of each Trust will include: (i) the related Mortgage Loans as from time to time are subject to the related Pooling and Servicing Agreement and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account (defined herein), Principal and Interest Account (defined herein), or other accounts established under any of the documents governing the Trust or the related Certificates, including amounts on deposit in such accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (iv) Liquidation Proceeds, (v) Released Mortgaged Property Proceeds; and (vi) certain other property; provided, however, that unless otherwise specified in the related Prospectus Supplement, the assets of a Trust will not include the Representative's Yield or amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date.

  The Servicer will service the Mortgage Loans either directly or through subservicers in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Certificates -- Servicing Standards" and "-- Use of Subservicers" below for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.

     THE DEPOSITORS, THE SERVICER, THE REPRESENTATIVE AND THE ORIGINATORS

General

  EquiCredit Corporation of America (formerly known as Old Stone Credit Corporation), the Servicer, the Representative and an Originator ("EquiCredit"), was incorporated under the laws of the State of Delaware on September 4, 1991, for the purpose of acquiring substantially all of the assets of Old Stone Credit Corporation ("OSCC-Florida"), a corporation organized under the laws of the State of Florida and a wholly-owned subsidiary of Old Stone Corporation, a corporation organized under the laws of the State of Rhode Island. EquiCredit is a wholly-owned subsidiary of EquiCredit Corporation ("EquiCredit Corporation"), a Delaware corporation organized on August 29, 1991. On November 7, 1991, EquiCredit acquired substantially all of the assets and succeeded in the business of OSCC-Florida, including the common stock of the wholly-owned subsidiaries of OSCC-Florida. In the discussion that follows, references to the "Company" include EquiCredit Corporation, EquiCredit and its subsidiaries (including the other Originators) and EquiCredit's predecessor in interest, OSCC-Florida.

  On January 9, 1998, Barnett Banks, Inc., the parent and sole stockholder of EquiCredit Corporation, merged with NationsBank Corporation. On September 25, 1998, NationsBank Corporation was merged with and into NationsBank (DE) Corporation, a subsidiary of NationsBank Corporation, with the latter entity surviving. As the surviving corporation in the merger, NationsBank (DE) Corporation was renamed NationsBank Corporation. On

September 30, 1998 BankAmerica Corporation was merged with and into NationsBank Corporation with the latter entity surviving. Upon completion of the merger, NationsBank Corporation changed its name first to BankAmerica Corporation and then to Bank of America Corporation. As a result EquiCredit Corporation is now an indirect wholly-owned subsidiary of Bank of America Corporation.

  The Depositors were incorporated in the State of Delaware on February 26, 1993 for the limited purposes of receiving the mortgage loans from one or more Originators, transferring such mortgage loans to third parties, forming trusts and engaging in related activities. All of the outstanding common stock of each Depositor is owned by one or more of the Originators.

  The transactions contemplated hereby have been structured to make the voluntary or involuntary application for relief under the United States Bankruptcy Code or similar applicable laws ("Insolvency Laws") by a Depositor unlikely and that such application by an Originator would not result in consolidation of the assets and liabilities of the Depositors with those of such Originator. If, notwithstanding the measures so taken, a court concluded that the assets and liabilities of the Depositors should be so consolidated with those of an Originator, delays in distributions on the Certificates and possible reductions in the amount of such distributions could occur.

Loan Origination History

  The Company originates mortgage loans on residential dwellings nationwide; purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis; assembles and sells pools of mortgages to major commercial banks and other financial institutions; and services mortgage portfolios placed with such investors. The Company lends primarily on suburban and urban single-family homes in major metropolitan areas. See "The Originators and the Servicer -- Origination, Foreclosure and Loss Experience -- Loan Origination History" in the related Prospectus Supplement for a current listing of the states in which the Company conducts loan origination and/or wholesale operations.

  The related Prospectus Supplement will set forth the dollar amounts of first and junior lien mortgage loans originated and purchased by the Company during the three years immediately preceding the date of the Prospectus Supplement and, if available, the dollar amounts of mortgage loans originated and purchased by the Company during the most recent complete calendar quarters in the current year.

General Loan Underwriting

  The Company originates and acquires first and junior lien mortgage loans using standard underwriting procedures based upon an applicant's general creditworthiness and the extent of real estate equity used as collateral security. The following is a general discussion of the underwriting standards and procedures utilized by the Company, subject to such variations as are specified in the related Prospectus Supplement.

  Each borrower applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Company's underwriting guidelines require a credit report on each applicant from a national credit bureau. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. In general, the borrower should have resided at the property that will secure the loan for at least six months and should have been employed for not less than two years with the same employer or have established comparable stability in a particular field of work.

  All mortgage loan applications are underwritten, and collateral properties appraised, prior to the closing or acquisition of a mortgage loan by the Company. Loan underwriting and approval is centralized at the Company's headquarters in Jacksonville, Florida. Loans are reviewed and approved by one of the Company's underwriters, each of whom is granted specific credit approval limits based on experience and seniority (which approval limits may be waived at the discretion of management). Approval by the Company's Senior Vice President of Underwriting is generally required for all loan applications over a dollar limit established from time to time, except that such approval is not always obtained for loans acquired as part of a portfolio acquisition.

  The Company does not currently originate or acquire mortgage loans that result in a lien position more subordinate than a second lien on real estate and, unless otherwise specified in the related Prospectus Supplement, no loan secured by a more subordinate mortgage will be included in a Mortgage Pool. The Company will consider making a second mortgage loan in a subordinate position to a first mortgage loan held by a party other than a bank, savings association or a supervised lender, if a copy of the recorded security instrument and note are reviewed prior to credit approval. Second mortgage loans may also be made behind adjustable or variable rate first mortgage loans if the maximum payment (calculated at the current rate plus 200 basis points) is used when calculating the debt ratio, and the note and mortgage relating to such first mortgage loan accompany the loan application file for consideration during the credit review process. Any first lien adjustable or variable rate loan is required to have been in existence for at least one year and to have experienced at least one rate adjustment.

  With respect to the Company's loan and loan portfolio acquisition activities, the Company reviews procedures and calculations used by each individual seller to achieve a certain "level of confidence" that the process used is correct and pragmatic. This is done by reviewing a sample size of loans under each seller's pool. The Company's goal in underwriting loan purchases is to follow the Company's published underwriting guidelines for each individual loan. However, flexibility is used to some extent to include some loans outside of the guidelines to successfully price and acquire the majority of the loan pool being considered. This flexibility is only used on loans that are believed to be acceptable by strong compensating factors, and exceptions to the underwriting guidelines are reviewed on a case by case basis. Therefore, the references to application to the underwriting guidelines to purchased loan portfolios assumes the possibility of any of the aforementioned exceptions.

Income Verification

  Loan applications are considered through a combination of reviews of credit bureau reports and/or individual certifications. Income is verified through various means, including, but not limited to, applicant interviews, written verification, review of paycheck stubs, tax returns, and so forth, and the potential borrower's demonstration of sufficient levels of disposable income to satisfy debt repayment requirements. The following are certain of the key factors considered by the Company.

  Employment. A loan applicant's employer is always contacted to verify employment in addition to receipt of the potential borrower's W-2s, last two to four paycheck stubs or other similar items of verification as may be required by the underwriter. With respect to any acquired loan, the Company relies upon the supporting documentation in the loan application file relating to the applicant's employment status.

  Self-Employed Applicants -- Commissions/Bonuses/Tax Returns. Federal tax returns for at least the most recent two years (with schedules) signed by the potential borrower are required from self-employed applicants and applicants who derive 100% of their income from commissions or 50% or more of their total income from commissions and/or bonuses. Consistency in commission and/or bonus income must be established. The Company's underwriters may, in the exercise of their judgment, either accept personal and business related financial statements prepared by the borrower or require financial statements prepared by a certified public accountant. Checking account statements are used solely as additional verification of income.

  Rental Income. Rental income must be documented by leases, rental agreements, tenant letters, or tax returns for the two most recent years. The Company calculates 75% of total rents received and subtracts from that figure the total mortgage payments on rental property to derive a cash flow, if any, which amount is then treated as additional income in the credit review process. If the subtraction of the mortgage payment from the rental income results in a negative cash flow, such amount is subtracted from the applicant's monthly income.

  Social Security and Veterans Compensation. Compensation from the Social Security Administration or the Department of Veterans Affairs must be supported by an awards letter from the appropriate agency. If such a letter is unavailable, copies of checks received from the appropriate agency or six to twelve months of checking account statements indicating equal deposit amounts are required.

  Retirement Income. Retirement income must be supported by an annuity letter or similar awards document describing all details of income. If such a letter or document is unavailable, copies of checks received from the source of income or six to twelve months of checking account statements indicating equal deposit amounts are required.

  Child and/or Spousal Support. A loan applicant must submit to the Company a copy of the final decree of divorce specifically setting forth the amount and term, if any, of support. If such award is a substantial portion of the applicant's total monthly income, either copies of cancelled checks from the former spouse, collection receipts paid through a court ordered public service office or checking account statements indicating equal monthly or otherwise periodic deposit amounts are required.

  No Income Verification Program. The Company has a No Income Verification Program (the "NIV Program") for self-employed, and in limited instances, salaried borrowers applying for first lien loans only. Under the NIV Program, applicants are qualified based on monthly income as stated on the mortgage application. Under the NIV Program, the borrower must be self-employed for at least two years or a wage earner for at least two years. The maximum loan amount for loans under the NIV Program is $200,000 and the maximum Combined Loan-to-Value Ratio is 80%.

Appraisals; Title Companies and Closing Agents

  All properties are required to be appraised by independent fee appraisers. Each appraiser must be state certified with a copy of their current license or certification with date of expiration attached to each report. Appraisers must be independent from borrowers, referral brokers used by the Company and any other mortgage loan originator from which the Company acquires mortgage loans. If an appraisal with respect to a mortgaged property appears to be inconsistent with appraisals previously conducted on comparable properties by the same or other appraisers, the Company requires the appraiser to explain the discrepancies. If the problems continue or are not resolved to the Company's satisfaction, the appraisal firm is placed on the Company's exclusionary listing of appraisers. See "-- Quality Control Audit Procedures Highlights" below.

  Appraisals are completed on standard FNMA/FHLMC forms and conform to current FNMA/FHLMC secondary market requirements for one- to four family residential appraisals. Each such appraisal includes, among other things, an inspection of the interior and exterior of the subject property, obtaining front, rear and street view photographs and obtaining data from three recent sales of similar properties within the same general location as such subject property; provided, that interior inspections may not be included for certain loans with combined loan-to-value ratios less than 85% and balances less than $50,000 and certain second Mortgage Loans. The appraisals may take into account any increased value in the residence due to improvements proposed to be made with the proceeds of the Mortgage Loan. In such cases, the Company will escrow a portion of the loan proceeds until such improvements are made.

  Loans are generally closed by personnel at the respective branches of the Company, the related approved Originator, approved attorneys, title insurers or agents of title insurers, and title insurance is issued by one of several nationally recognized title companies.

Specific Underwriting Criteria

  The Company originates and purchases loans under the underwriting criteria summarized below, which may change from time to time, as described in the related Prospectus Supplement. Management permits deviations from the specific underwriting criteria to reflect local economic trends and real estate valuations, as well as other credit factors specific to each loan application and/or each portfolio acquired. From time to time, the Company purchases or grants loans to applicants whose creditworthiness may not coincide with underwriting criteria. In such circumstances, the Company strives to maintain the overall integrity of these programs and simultaneously provide its lending officers with the flexibility to consider the specific circumstances of the loan application or purchase.

  The following is a description of the Company's underwriting guidelines generally applicable to the Mortgage Loans. The Company's underwriting guidelines have changed over time and older Mortgage Loans included in a Mortgage Pool may have been originated under different underwriting guidelines than described below. Under its previous underwriting guidelines, the Company generally assigned credit grades primarily based on the borrowers' credit histories (i.e., mortgage and other credit delinquencies and deficiencies), loan-to-value ratios and debt-to-income ratios.

  Credit Bureau Risk Scores. Beginning in November 1998, the Company revised its underwriting criteria to utilize credit bureau risk scores (the "Credit Bureau Risk Scores") to assist it in evaluating the credit quality of borrowers and to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, (i.e., mortgage and other credit delinquencies and deficiencies), the Company's revised underwriting policies generally rely upon a borrower's Credit Bureau Risk Score initially to determine a borrower's likely future credit performance.

  "Credit Bureau Risk Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness as of the time the score is obtained. The Credit Bureau Risk Scores are generated by models developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit bureaus -- Equifax, TransUnion and Experian. The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 350 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, meaning that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to a life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Depositors do not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Bureau Risk Score will not change over time or should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

  A Credit Bureau Risk Score generally must be obtained from the credit bureau identified in the Company's zip code preference table, which is based on an empirical comparison of each credit bureau in the relevant three digit zip code area. Generally, the minimum Credit Bureau Risk Score allowed by the Company is 500 for mortgage loans to be included in a Trust. Although the Credit Bureau Risk Score is based solely on the information at the particular credit bureau, such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit bureau is used. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgement.

  Credit Grade Matrix. The Company grades borrower applicants based on an accept/reject matrix (the "Credit Grade Matrix") that classifies borrowers based on a minimum Credit Bureau Risk Score and maximum Combined Loan-to-Value Ratio. The Credit Grade Matrix reflects the highest grade permitted under the Company's underwriting guidelines, although as described below, applicants may not qualify for such credit grade depending on the property type, occupancy status, loan type, loan amount and other factors. Subject to the qualifications contained herein, the Company's Credit Grade Matrix follows:

                              Credit Grade Matrix

                                            Combined Loan-to-Value Ratio
                                      -----------------------------------------
                                      (less
                                       than
                                        or   75.01- 80.01- 85.01- 90.01- 95.01-
Credit Bureau Risk Score              =) 75%  80%    85%    90%    95%    100%
------------------------              ------ ------ ------ ------ ------ ------
675+.................................  A+     A+     A+     A+     A+     A+
650-674..............................  A+     A+     A+     A      A      A
625-649..............................  A      A      A      A      A*     C3
600-624..............................  A      B+     B+     B+*    B+*    C3
575-599..............................  B+     B      B      B*     B*     C3
550-574..............................  B      C+     C+     C+*    C+*    C3
525-549..............................  B      C+     C*     C*     C3     C3
500-524..............................  C      C      C*     C3     C3     C3
500..................................  D      D      D      D      D      D
Unscored.............................  C      C      D      D      D      D

--------
* Approval on an exception basis only.

  Notwithstanding the foregoing, for applicants whose current mortgage history is not reported in the credit bureau report used for determining the Credit Bureau Risk Score, the following credit grades will be assigned to the applicant based on the mortgage history if such grade is lower than the grade assigned under the Credit Grade Matrix:

                                                                         Credit
Mortgage History                                                         Grade
----------------                                                         ------
No more than one 30-day delinquency during the most recent 24-month
 period................................................................   A+
No more than one 30-day delinquency during the most recent 12-month
 period................................................................   A
No more than two 30-day delinquencies during the most recent 12-month
 period................................................................   B+
No more than three 30-day delinquencies during the most recent 12-month
 period................................................................   B
No more than four 30-day delinquencies and no more than one 60-day
 delinquency during the most recent 12-month period....................   C+
No more than 180 days delinquent and no certified breach notice during
 the most recent 12-month period.......................................   C
Greater than 180 days delinquent with either a certified breach notice
 or foreclosure during the most recent 12-month period.................   D

  The related Prospectus Supplement will set forth the distribution of the Mortgage Loans in the related Trust among the relevant credit grades.

  Maximum Loan Amounts. In general, the maximum loan amount for mortgage loans originated or purchased by the Company currently is $350,000, reduced to $200,000 for applicants with Credit Bureau Risk Scores under 575 and for property types other than single family residences, modular homes over a certain size and two- to four-family dwellings. The maximum loan amount under the Company's NIV Program currently is $200,000. The Company may permit loan amounts with balances higher than the foregoing amounts with appropriate underwriter approval.

  Maximum Combined Loan-to-Value Ratios. The Maximum Combined Loan-to-Value Ratio for a borrower will vary based on the credit grade (see "-- Credit Grade Matrix" above), the property type and other factors. A maximum Combined Loan-to-Value Ratio of 90% generally is permitted for an owner occupied single family property, reduced by 5% for condominiums and townhomes and properties with rural characteristics and at least 10% for manufactured homes. For non-owner occupied properties and second homes, the maximum Combined Loan-to-Value Ratio generally is 80%, with similar reductions depending on property type as described above. A maximum Combined Loan-to-Value Ratio of 100% is permitted for non-purchase money second mortgage loans and a maximum combined Loan-to-Value Ratio of 95% is permitted for first and second mortgage purchase money. The maximum Loan-to-Value Ratio for loans under the NIV Program is 80%. Exceptions to the foregoing maximum Combined Loan-to-Value Ratios may be made by the Company where there are appropriate compensating factors, subject to approval from the appropriate level of the underwriting department.

  Debt-to-Income Ratio. In underwriting any loan, a determination is made by the Company whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property and (ii) to meet other financial obligations and living expenses. Such determination is made by use of a "Debt-to-Income Ratio," generally calculated as that ratio, stated as a percentage, which results from dividing a mortgagor's Fixed Monthly Debt by his or her gross monthly income. "Fixed Monthly Debt" includes: (i) in the case of second mortgages, the monthly payment under the first lien (which generally includes an escrow of real estate taxes and insurance), (ii) the related mortgage loan monthly payment (which in the case of an Adjustable Rate Mortgage, is calculated based on a rate per annum equal to 2% plus the initial rate), (iii) other installment debt service payments, including, in respect of revolving credit debt, the required monthly payment thereon, or, if no such payment is specified, the greater of the amount equal to 5% of the balance, or $10.00. "Fixed Monthly Debt" does not include any of the debt (other than revolving credit debt) described above that matures within less than three months from the date of the calculation, or in the case of revolving debt, the minimum $10.00 monthly payment on accounts showing a zero balance.

  The maximum Debt-to-Income Ratio is generally 55% for loans with a credit grade of A, 50% for loans with a credit grade of B and 45% for loans with a lower credit grade. The Company may permit a maximum Debt-to-Income Ratio of up to 60% when the applicant's disposable income and past credit history compensate for a higher ratio, subject to approval from the appropriate level of the underwriting department.

  For borrowers with Combined Loan-to-Value Ratios in excess of 80%, the Company generally requires, in addition to a maximum Debt-to-Income Ratio, a maximum payment-to-income ratio of 38%. The payment-to-income ratio is calculated by dividing the total monthly housing expenses (principal, interest, taxes and insurance for all liens on the mortgaged property) by the borrower's gross monthly income Exceptions to maximum payment-to-income ratios are not considered underwriting policy exceptions and do not require senior underwriter approval.

Balloon Mortgage Loans

  Notwithstanding the criteria described above, generally no Balloon Loan may be originated or acquired if (i) the amount of the loan is in excess of the dollar limit established from time to time, subject to exceptions on a case-by-case basis; (ii) the Combined Loan-to-Value Ratio of the loan is in excess of 95%; (iii) the amount of the loan is less than the dollar limit established from time to time.

Certain Calculations Relating to Combined Loan-to-Value Ratios

  Under the Company's underwriting criteria, the balance of the related Senior Lien, if any, used to determine the Combined Loan-to-Value Ratio for the mortgage loan is based on the judgment of the Company's underwriters. In determining the Combined Loan-to-Value Ratio in cases where the related Senior Lien, if any, secures an adjustable rate mortgage loan, the Company's underwriters also consider the historical performance of the index from which the mortgage interest rate is derived under the first mortgage and other credit factors. In addition, the maximum amount of any revolving credit line prior and superior to any mortgage loan is included in any calculation to determine the Combined Loan-to-Value Ratio.

Quality Control Procedures

  The Company's quality control procedures consist of pre- and post-funding appraisal reviews and post-funding reviews of legal documentation, credit documentation and underwriting.

 Pre-Funding Appraisal Review

  The Company's appraisal review department examines a ten percent sample of all monthly loan originations prior to final approval. This sample is stratified (risk-weighted by credit score and loan-to-value ratio) so that higher risk loans are more likely to be selected for review.

  The Company's loan underwriters complete an appraisal review on all mortgage loans not selected by the appraisal review department. Appraisal reports that have questionable values or adjustments will be referred to the appraisal review department for further review. A variance in the appraised values of a property will be accepted or rejected based on an administrative desk review by the appraisal manager or a designee.

 Post-Funding Reviews

  Following the origination or purchase of each mortgage loan, the Company's post closing and quality control departments conduct a review and verification of the loan with specific attention to legal and credit documentation.

  Loan and Credit File Review. For each mortgage loan, the mortgage note, mortgage, deed of trust, Truth-in-Lending disclosures, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act documents, title abstracts, affidavits, riders, and all other documents required pursuant to statutory law are reviewed for existence, accuracy, and proper signatures. In addition, credit verifications (such as verification of mortgage, verification of employment and verification of deposits), credit applications and credit reports are reviewed for existence and accuracy.

  Detailed Loan Review. A detailed loan review is performed on each loan in the quality control sample selected by the Company. This detailed review includes a review for adherence to the Company's underwriting standards and verification of the appropriateness of the credit grade under which the loan was originated or acquired. The review also includes an examination for compliance with the Real Estate Settlement Procedures Act, Home Mortgage Disclosure Act and required Truth in Lending documentation. In addition to the credit and compliance reviews, a review of appraisal information is conducted on loans selected in the loan sample. The quality control department's sampling methodology is comprised of two components: i) A statistically representative sample of mortgage loans and ii) A stratified sample based on risk, as measured by credit score and loan-to-value ratio. This two-tiered approach facilitates testing loans in direct proportion to the loan production portfolio, while also providing increased review and risk mitigation for the Company's higher risk loans.

  Loan reviews begin in the first week of the following month, and are completed in most cases no later than the end of such month. Reports, with any major exceptions noted, are forwarded to a senior management representative for review and distribution to appropriate senior management.

  Appraisal Review. The appraisal review department performs an administrative desk review on all appraisals with questionable values, adjustments, or other inconsistencies identified by loan review department personnel. The appraisal review department also conducts an in-depth review of a statistical sample of loans selected on a risk-weighted basis by credit score and loan-to-value ratio. If additional review or reappraisal is deemed necessary, a field review appraisal or drive-by appraisal is conducted by an independent firm.

  If the review appraisal indicates that the value in the original appraisal report is not supported and indicates a lower value than is supported, the following action is taken:

  . If the variance is 10% or less, the appraisal will be deemed acceptable.

  . If the variance is over 10%, the original appraiser is notified of the discrepancy. If the original appraiser is unable to justify his/her position, depending on the seriousness of the issue, the appraiser is either placed on probation or on the Company's exclusionary list of appraisers.

  Customer files, including both original appraisal information and review appraisal information, are reviewed on all questionable appraisals. In the majority of cases, a review of the file and an appraisal review analysis is sufficient. A third appraisal may be ordered in any case where discrepancies are still unexplained to the Company's satisfaction. If an appraiser's market value or other appraisal data is deemed to be consistently inaccurate, or discrepancies are not resolved to the Company's satisfaction, the appraiser is placed on the Company's exclusionary list of appraisers.

  Information concerning appraisal review findings, including appraisers on probation and appraisers on the Company's exclusionary list of appraisers is submitted in a monthly report to a senior management representative for review and distribution to appropriate senior management.

Collection Procedures

  The related Prospectus Supplement will set forth the number and aggregate principal amount of mortgage loans serviced by the Company as of the end of the prior year and any completed calendar quarters in the current year, for itself and for investors (primarily major commercial banks, savings and loan associations, brokerage houses and FNMA). Such statistics may include loans that were not originated or acquired and re-underwritten by the Company but are serviced (principally for FNMA) on a contractual basis.

  The following describes collection procedures generally employed by the Company. Any significant deviations therefrom with respect to a pool of Mortgage Loans will be described in the related Prospectus Supplement. Collections are conducted by the Company's Service Center at its corporate headquarters located in Jacksonville, Florida. The Company utilizes additional collection assistance from field collectors located in selected areas of the country. Delinquent accounts are divided into groups of accounts of 1-59, 60-89 and 90 or more days past due. All collection activity is handled by Service Center collectors who collect in teams headed by experienced mortgage collection supervisors. The Company utilizes a DAVOX power-dialer system in conjunction with adaptive behavior controls. When an account becomes 5 days past due (depending on the level of the borrower's Credit Bureau Score), the mortgagor is generally called by phone with simultaneous notices being sent if contact by phone is not made. A default management supervisor contacts area field collectors on a scheduled basis to assign field work. Prior to submitting an account for foreclosure, a 30 day breach notice is sent certified mail to the customer. If the breach is not cured, the account is worked by the default management area located in Jacksonville, and collection management attempts personal contact with the borrower to determine that all avenues of resolution have been considered. Branch offices are not responsible for the management of accounts in foreclosure, bankruptcy, litigation or otherwise designated for special consideration, all of which are the responsibility of either the Company's loan asset control department or its legal department.

  If foreclosure is necessary, the Company's loan asset control department supervises and monitors all related procedures (including bankruptcy proceedings) conducted by the foreclosure attorneys. If title to the mortgaged property is taken in the name of the Trustee, the Company's real estate owned division attempts to insure that the property is preserved and protected. After review and analysis, a disposition strategy is developed and the property is marketed for sale.

Delinquency and Loss Experience

  The related Prospectus Supplement will set forth the Company's delinquency and charge-off experience at the dates indicated on mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings, but excluding loans serviced by the Company that were not originated or acquired and re-underwritten by the Company (such portfolio, excluding such loans, the "Primary Servicing Portfolio").

Outstanding Real Estate Owned

  Each Prospectus Supplement will set forth the number and value of properties acquired by the Company through foreclosure which were owned by the Company for its own account or on behalf of owners of mortgage loans included in the Company's Primary Servicing Portfolio as at the end of the immediately preceding calendar year and as at the end of the most recent complete calendar quarter.

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

                        DESCRIPTION OF THE CERTIFICATES

General

  The following summary describes certain terms of the Certificates, common to each Pooling and Servicing Agreement. Forms of the Pooling and Servicing Agreements and the Transfer Agreement providing for the transfer of Mortgage Loans from the Originators to the Depositors have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates, the Pooling and Servicing Agreement and the Transfer Agreement for each Trust and the related Prospectus Supplement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

  The Certificates will represent beneficial interests in the assets of the related Trust, including (i) the Mortgage Loans and all proceeds thereof, (ii) REO Property, (iii) amounts on deposit in the funds and accounts established with respect to the related Trust, including all investments of amounts on deposit therein, (iv) certain rights of the Depositors under the Transfer Agreement and (v) certain other property, as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If so specified in the related Prospectus Supplement, a Series of Certificates may have the benefit of one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy of similar credit enhancement. Any such credit enhancement may be included in the assets of the related Trust. See "Description of Credit Enhancement" herein.

  A Series of Certificates may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Certificate may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Certificates of a Series entitled to payments of interest may receive interest at a specified rate (a "Pass-Through Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average Mortgage Interest Rate on the related Mortgage Loans, or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Certificates upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the occurrence of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A Series may also include one or more Classes of Certificates entitled to payments derived from a specified group or groups of Mortgage Loans held by the related Trust. The rights of one or more Classes of Certificates may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

  To the extent specified in the related Prospectus Supplement, distributions on a Class of Certificates may be based on a combination of two or more different components. To such extent, the descriptions set forth under "--
 Interest" and "-- Principal" below also relate to components of such a Class of Certificates. In such case, reference in such sections to Pass-Through Rate refers to the Pass-Through Rate, if any, on any such component, respectively.

  Each Class of Certificates of a Series will be issued in the denominations specified in the related Prospectus Supplement. Each Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the respective Class, determined by dividing the original dollar amount (or Notional Principal Amount, in the case of certain Certificates entitled to receive interest only) represented by such Certificate by the Original Principal Balance of such Class.


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

  One or more Classes of Certificates of a Series may be issuable in the form of fully registered definitive certificates or, if so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series (the "Book-Entry Certificates") may initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). If so specified in the related Prospectus Supplement, holders of Certificates may hold beneficial interests in Book-Entry Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Certificates representing the Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to Book-Entry Certificates, all references herein to "holders" of Certificates shall reflect the rights of owners of the Book-Entry Certificates, as they may indirectly exercise such rights through DTC, CEDEL, Euroclear and their participating organizations, except as otherwise specified herein. See "-- Registration and Transfer of Certificates" herein.

  Unless otherwise specified in the related Prospectus Supplement, on each Payment Date and Special Payment Date, there shall be paid to each person in whose name a Certificate is registered on the related Record Date or Special Record Date (defined herein) as applicable (which in case of the Book-Entry Certificates initially will be only Cede, as nominee of DTC), the portion of the aggregate payment to be made to holders of such Class to which such holder is entitled, if any, based on the Percentage Interest, held by such holder of such Class.

Interest

  Unless otherwise specified in the related Prospectus Supplement, interest will accrue on each Class of Certificates of a Series (other than a Class of Certificates entitled to receive only principal) during each period specified in the related Prospectus Supplement (each, an "Accrual Period") at the Pass-Through Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable Pass-Through Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Certificates ("Accrual Certificates") on which interest is to accrue and not be paid until the principal of certain other Classes has been paid in full or the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance thereof on each Payment Date and will thereafter bear interest at the applicable Pass-Through Rate. Payments of interest with respect to any Class of Certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Certificates) with respect to any Series of Certificates or one or more Classes of Certificates of such Series, may be reduced to the extent of interest shortfalls not covered by Advances or by any applicable credit enhancement.

Principal

  On each Payment Date, commencing with the Payment Date specified in the related Prospectus Supplement, principal with respect to the related Mortgage Loans during the period specified in the related Prospectus Supplement (each such period, a "Due Period") will be paid to holders of the Certificates of the related Series (other than a Class of Certificates of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Unless otherwise specified in the related Prospectus Supplement, such principal payments will generally include (i) the principal portion of all scheduled payments ("Monthly Payments") received on the related Mortgage Loans during the related Due Period, (ii) any principal prepayments of any such Mortgage Loans in full ("Principal Prepayments") and in part ("Curtailments") received during the related Due Period or such other period (each, a "Prepayment Period") specified in the related Prospectus Supplement, (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Mortgage Loan, a Mortgaged Property (defined herein) or a REO Property (defined herein), net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor (defined herein) and net of reimbursable expenses ("Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any

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

defaulted Mortgage Loans ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Depositors (which are limited to amounts paid by the Representative or an Originator pursuant to the related Transfer Agreement, unless otherwise specified in the related Prospectus Supplement) in connection with the purchase of or substitution for a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Transfer Agreement and assigned to the related Trust under the related Pooling and Servicing Agreement and (v) the principal balance of each defaulted Mortgage Loan or REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan"), to the extent not included in the amounts described in clauses (i) through (iv) above (the aggregate of the amounts described in clauses (i) through (v), the "Basic Principal Amount"). Payments of principal with respect to a Series of Certificates or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by advances or any applicable credit enhancement.

Categories of Classes of Certificates

  The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable Prospectus Supplement.

Categories Of Classes

                                  Definition

                                              PRINCIPAL TYPES

Accretion Directed Class...  A Class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the Mortgage Loans for the related Series.

Component Class............  A Class consisting of two or more specified components (each, a "Component") as described in the applicable Prospectus Supplement. The Components of a Class may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component may be identified as falling into one or more of the categories in this chart.

Lockout Class..............  A senior Class that is designed not to participate in or to participate to a limited extent in (i.e., to be "locked out" of), for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the senior Classes of such Series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the senior Classes as a group. A Lockout Class will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions or principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the

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

                             principal balances of other senior Classes.
                             Lockout Classes are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Class......  A Class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Pass-Through Class.........  A Class of Senior Certificates that is entitled to receive all or a specified percentage of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certificates (other than any Ratio Strip Class) in the aggregate on a Distribution Date and that is not designated as a Sequential Pay Class.




Planned Amortization Class   A Class that is designed to receive principal
 (also sometimes referred    payments using a predetermined principal balance
 to as a "PAC")............  schedule derived by assuming two constant prepayment rates for the underlying Mortgage
                             Loans. These two rates are the endpoints for the "structuring range" for the Planned Amortization
                             Class. The Planned Amortization Classes in any
                             Series of Certificates may be subdivided into different categories (e.g., Planned Amortization
                             Class I ("PAC I"), Planned Amortization Class II
                             ("PAC II") and so forth) derived using different structuring ranges. A PAC is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

Ratio Strip Class..........  A Class that is entitled to receive a constant proportion, or "ratio strip," of the principal payments on the underlying Mortgage Loans.

Scheduled Amortization       A Class that is designed to receive principal
 Class.....................  payments using a predetermined principal balance schedule but is not designated as a Planned
                             Amortization Class or Targeted Amortization
                             Class. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying
                             Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring range" for the Scheduled Amortization Class and such range generally is narrower than that for a Planned
                             Amortization Class. Typically, the Support
                             Class(es) for the applicable Series of
                             Certificates generally will represent a smaller percentage of the Scheduled Amortization Class than a Support Class generally would represent in relation to a Planned Amortization Class or a Targeted Amortization Class. A Scheduled
                             Amortization Class is generally less sensitive to weighted average life volatility as a result of prepayments than a Support Class but more sensitive than a Planned Amortization Class or a Targeted Amortization Class.

Senior Certificates........  Classes that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated
                             Certificates.

Sequential Pay Class.......  A Class that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continuously from the first Distribution Date on which it receives principal until it is retired. A single Class is entitled to receive principal payments before or after other Classes in the same Series of Certificates may be identified as a Sequential Pay Class.

Subordinated                 Classes that are entitled to receive payments of
 Certificates..............  principal and interest on each Distribution Date only after the Senior Certificates and certain
                             Classes of Subordinated Certificates with higher priority of distributions have received their full principal and interest entitlements.

Super Senior Class.........  A Senior Class that will not bear its share of certain losses after the Classes of Subordinated Certificates are no longer outstanding for so long as one or more specified Classes of Senior Certificates are outstanding.

Super Senior Support         A Senior Class that bears certain losses
 Class.....................  allocated to one or more Super Senior Classes.

Support Class (also
 sometimes referred to as    A Class that is entitled to receive principal
 a "Companion Class")......  payments on any Distribution Date only if scheduled payments have been made on specified
                             Planned Amortization Classes, Targeted
                             Amortization Classes and/or Scheduled
                             Amortization Classes.

Targeted Amortization        A Class that is designed to receive principal
 Class (also sometimes       payments using a predetermined principal balance
 referred to as a "TAC")...  schedule derived by assuming a single constant prepayment rate for the underlying Mortgage
                             Loans. A TAC is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class.

                                               INTEREST TYPES

Accrual Class..............  A Class that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

Fixed Rate Class...........  A Class with an interest rate that is fixed throughout the life of the Class.

Floating Rate Class........  A Class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Interest Only Class........  A Class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Classes have either no principal balance, a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.

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

Inverse Floating Rate
 Class.....................  A Class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Floating Rate Class.

Principal Only Class.......  A Class that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Class..........  A Class with a fixed interest rate that is reduced to a lower fixed rate after a specific period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

Variable Rate Class........  A Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Assignment of the Mortgage Loans

  At the time of issuance of a Series of Certificates, the Originators, pursuant to a Transfer Agreement (the "Transfer Agreement") among the Originators and the Depositors, will assign the Mortgage Loans to the Depositors together with all principal and interest received on or with respect to the Mortgage Loans, other than (i) principal and interest received before the related Cut-off Date (and interest received on or after the Cut-off Date but accrued prior to the Cut-off Date) and (ii) unless otherwise specified in the related Prospectus Supplement, the Representative's Yield. On such date, the Depositors will assign the Mortgage Loans to the Trust pursuant to a Pooling and Servicing Agreement.

  Each Mortgage Loan will be identified in a schedule included as an exhibit to the related Transfer Agreement and the related Pooling and Servicing Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will set forth certain information with respect to each Mortgage Loan, including, among other things, the principal balance as of the Cut-off Date, the Mortgage Interest Rate, the scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Combined Loan-to-Value Ratio at origination.

  In addition, the Originators will, with respect to each Mortgage Loan, deliver to the applicable Depositor the Mortgage Note endorsed to the order of the Depositor, the Trustee or a Custodian or in blank, the mortgage with evidence of recording thereon, an assignment of the mortgage to the Depositor, the Trustee or a Custodian or in blank, evidence of title insurance, intervening assignments of the mortgage, assumption and modification agreements and, in the case of Mortgage Loans secured by Mortgaged Property improved by a manufactured housing unit, the certificate of title, if any (collectively, the "Mortgage File"). The Depositor shall simultaneously deliver such Mortgage Note, Mortgage and assignment of Mortgage to the Trust, endorsed as set forth in the related Pooling and Servicing Agreement. It is expected that each such transfer will be effected by delivery to a Custodian, which Custodian shall hold such instruments and documents for the Depositor and the Trust, as their interests may appear. Unless otherwise specified in the Prospectus Supplement, the assignment of Mortgage shall be recorded in the name of the Trustee. With respect to a loan on a unit in a cooperative, the related Mortgage Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate evidencing the ownership interest in the cooperative association and blank stock powers and a copy of the original filed financing statement and assignments thereof in form sufficient for filing shall be so delivered and, where required, filed.

  Notwithstanding the preceding paragraph, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, the Originators will not be required to deliver an assignment of Mortgage in favor of the Trustee to the Depositor. Instead, the Trustee and the Servicer will be required to take all actions as are necessary to cause the applicable Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

  In addition, the Originators will not be required to deliver an assignment of the Mortgage to the Depositors with respect to any Mortgage Loan secured by a Mortgaged Property located in the State of Illinois held in a trust formed under a trust agreement between a trustee and one or more beneficiaries named therein pursuant to which such trustee holds legal and equitable title to the Mortgaged Property and such beneficiaries are the owners of the beneficial interest in such trust (an "Illinois Land Trust"), but will be required to deliver or cause to be delivered to the Depositors or the Trustee the original assignment of beneficial interest executed by the beneficiaries of the Illinois Land Trust assigning to the Originator or the Trustee all of such beneficiaries' rights in the Illinois Land Trust (or a copy thereof certified by the related trustee, under certain circumstances), an original reassignment of the assignment of beneficial interest to the Depositors or the Trustee, all originals of intervening reassignments of beneficial interest, together with a certified copy of the instrument creating the Illinois Land Trust, a copy of the financing statement evidencing the assignment of the Mortgagor's beneficial interest in the Illinois Land Trust (with evidence of filing thereon) and the original personal guaranty of the Mortgage Note executed by each beneficiary of the Illinois Land Trust, all of which shall also constitute part of the Mortgage File with respect to Mortgage Loans secured by Mortgaged Property held in an Illinois Land Trust.

  If, with respect to any Mortgage Loan, the Originators are unable to deliver to the Depositors on the Closing Date the Mortgage or any assignment with evidence of recording thereon because they have not yet been returned from the public recording office, the Originators are required to deliver or cause to be delivered on the Closing Date a certified true copy of such Mortgage or assignment, which certification may be that of an officer of the respective Originator. If, with respect to any Mortgage Loan, the Depositors are unable to deliver an original policy of title insurance because such policy has not yet been delivered by the insurer, the Depositors are required to deliver or cause to be delivered the commitment or binder to issue the title insurance. The Depositors are required to deliver or cause to be delivered the Mortgage or assignment with evidence of recording thereon and an original title insurance policy within five Business Days after receipt thereof and in any event within one year after the Closing Date, provided, however, that if a mortgage or assignment has not been returned from the appropriate public recording office, the respective Originator is required to deliver a certified copy of the Mortgage and a receipted copy of the assignment from the appropriate public recording office prior to the expiration of such one year period. The Servicer is required to cause the assignments of mortgage to be recorded in the appropriate public recording offices. With respect to loans on units in cooperatives, the Trustee or the Servicer, as specified in the related Prospectus Supplement, will also be required to use its best efforts to file continuation statements.

  Pursuant to the Pooling and Servicing Agreement, the Trustee will agree, for the benefit of the holders of the related Certificates to review (or cause to be reviewed) each Mortgage File within 45 days (or such other time period as may be specified in the related Prospectus Supplement) after the Closing Date to ascertain that all required documents have been executed and received.

  If the Trustee (or if specified in the related Prospectus Supplement, any Credit Provider (defined herein)) during such 45-day period finds any document constituting a part of a Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the delivery requirements described above or to the description thereof as set forth in the Mortgage Loan Schedule (other than certain descriptive items set forth in the Mortgage Loan Schedule), the Trustee (or the Credit Provider) is required to promptly so notify the Depositors, the Servicer, the Representative, the Originators, the Credit Provider, if any, and the Trustee. The Servicer is required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified. If the Servicer has not caused the defect to be remedied within 60 days (or such other time period as may be specified in the related Prospectus Supplement) after notice thereof and the defect materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan or the interests of the Credit Provider, the Servicer is required, on the immediately following Determination Date (defined herein), to either (i) cause the respective Originator to substitute in lieu of such Mortgage Loan a mortgage loan that meets certain criteria set forth in the Pooling and Servicing Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan plus accrued and unpaid interest thereon is less than the outstanding principal balance of the substituted Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon and the amount of any unreimbursed Servicing Advances, cause the respective Originator to deliver to the Servicer, to become part of the amount remitted by the Servicer on the related Payment Date, the amount of any such shortfall (a "Substitution Adjustment") or (ii) cause the respective Originator to purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase plus all accrued and unpaid interest thereon computed at the Mortgage Interest Rate, net of the Servicing Fee if the Representative is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, which purchase price is required to be deposited in the Principal and Interest Account on the next succeeding Determination Date (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Principal and Interest Account for future distribution).

Representations and Warranties of the Originators and the Depositors

  Unless otherwise specified in the related Prospectus Supplement, each Originator will represent, among other things, that as to each Mortgage Loan conveyed by any Originator to the Depositors as of the related Closing Date:

    1. The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct;

    2. All of the original or certified documentation constituting the Mortgage Files (including all material documents related thereto) has been or will be delivered to the Depositors or to the custodian appointed to hold the Mortgage Files (the "Custodian"), if any, on the Closing Date or as otherwise provided in the Agreement;

    3. Each Mortgage Loan is principally secured by the related Mortgaged Property. Each Mortgaged Property is improved by a one- to four-family residential dwelling, including, if and to the extent specified in the related Prospectus Supplement, cooperatives or mobile homes;

    4. All of the Balloon Loans, if any, provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than the number of months following the date of origination set forth in the related Prospectus Supplement and no later than at the end of the year following the date of origination set forth in the related Prospectus Supplement. Each other fixed-rate Mortgage Note will provide for a schedule of substantially equal monthly payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

    5. Each Mortgage is a valid and subsisting first, second or, if so specified in the related Prospectus Supplement, more junior lien of record on the Mortgaged Property subject, in the case of any second or more junior Mortgage Loan, only to the Senior Lien or Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, or the other evidence of title delivered pursuant to the Transfer Agreement, with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. If the Mortgaged Property is held in an Illinois Land Trust,
  (i) a natural person is the beneficiary of such Illinois Land Trust, and either is a party to the Mortgage Note or is a guarantor thereof, in either case, in an individual capacity and not in the capacity of trustee or otherwise, and, if a party to the Mortgage Note, is jointly and severally liable under the Mortgage Note and (ii) the Mortgagor is the trustee of such Illinois Land Trust, is a party to the Mortgage Note and is the Mortgagor under the Mortgage in its capacity as such trustee and not otherwise;

    6. Except with respect to liens released immediately prior to the transfer contemplated in the Transfer Agreement, immediately prior to the transfer and assignment contemplated in the Transfer Agreement, the Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment herein contemplated, the Depositors will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan (other than the Representative's Yield and amounts received on or after the Cut-off Date in respect of interest accrued prior to the Cut-off Date) subject to no liens, charges, mortgages, encumbrances or rights of others; and

    7. With respect to each Mortgage Loan secured by a second or more junior Mortgage, the related Senior Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related Senior Lien may adjust, but not more frequently than every six months.

  Such Originator will also make representations as to the percentage of Mortgage Loans which are secured by an Owner-Occupied Mortgaged Property, the percentage of Mortgage Loans which are Balloon Loans, the percentage of Mortgage Loans secured by Mortgaged Properties located within any single zip code area and the percentage of the Mortgage Loans which were 30 or more days contractually delinquent and 60 or more days contractually delinquent. For purposes of this representation, "30 or more days contractually delinquent" means that a monthly payment due on a due date was unpaid as of the end of the month in which occurred the next succeeding due date and "60 or more days contractually delinquent" means that a monthly payment due on a due date was unpaid as of the end of the month in which occurred the second due date following the due date on which such monthly payment was due.

  In addition, each Originator will, with respect to each Bankruptcy Mortgage Loan, make certain representations regarding (i) the number of payments made under the related Bankruptcy Plan and (ii) the ratio of (a) the outstanding principal balance of the Bankruptcy Mortgage Loan (plus the outstanding principal balance of any Senior Lien) divided by (b) the current appraised value of the related Mortgaged Property, as determined within 60 days of the Closing Date. If there is a breach of these representations as to any Bankruptcy Mortgage Loan which is not waived by the Trustee or any Credit Provider, the Originators may, as described below, be required to repurchase such Bankruptcy Mortgage Loan. Such repurchases would have the effect of increasing the rate of prepayment of the Mortgage Loans.

  Pursuant to the related Pooling and Servicing Agreement, the Depositors will make substantially identical representations and warranties with respect to the Mortgage Loans conveyed by the Depositors thereunder. Upon the discovery by any of the Depositors, the Representative, any Originator, the Servicer, any Subservicer, the Custodian, the Credit Provider, if any, the Trustee or any other party specified in such Pooling and Servicing Agreement that any of the representations and warranties described above have been breached in any material respect as of the Closing Date, with the result that the interests of the holders of the related Certificates in the related Mortgage Loan or the interests of the Credit Provider or any party specified in such Pooling and Servicing Agreement are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days (or such other period as may be specified in the related Prospectus Supplement) of the earlier to occur of its discovery or its receipt of notice of any such breach, the Servicer is required to (i) cure or cause the respective Originator to cure such breach in all material respects,
(ii) remove each Mortgage Loan which has given rise to the requirement for action, or cause the respective Originator to substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans plus accrued and unpaid interest thereon as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon and any unreimbursed Servicing Advances, of the replaced Mortgage Loans as of the date of substitution, deliver or cause the respective Originator to deliver a Substitution Adjustment to the Servicer, to become part of the amount remitted by the Servicer to the Trustee on the related Payment Date, or (iii) purchase or cause the respective Originator to purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase plus all accrued and unpaid interest on such outstanding principal balance computed at the Mortgage Interest Rate, net of the Servicing Fee if the Representative is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, and deposit such purchase price into the Principal and Interest Account on the next succeeding Determination Date or other date specified in the related Pooling and Servicing Agreement; provided, however, that if a REMIC election has been made with respect to the related Series of Certificates, a substitution may only be made if it occurs within the maximum period permitted therefor by the Code or applicable regulations of the Department of Treasury. The obligation of the Depositors and the Originators to cure, substitute or purchase any Mortgage Loan as described above will constitute the sole remedy respecting a material breach of any such representation or warranty to the holders of the related Certificates or the Trustee. The obligation of the Depositors to so cure, substitute or purchase shall be limited to the obligation of the Servicer to cause the Originators to do so. The Depositors will have no substantial assets other than certain Certificates retained by them issued by trusts formed by the Depositors.

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

Payments on the Mortgage Loans

  Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Servicer to cause to be established and maintained a segregated account (the "Principal and Interest Account") at an institution meeting certain ratings and other criteria set forth in the Pooling and Servicing Agreement (an "Eligible Account"), into which it is required to deposit certain payments received in respect of the Mortgage Loans, as more fully described below. Unless otherwise specified in the related Prospectus Supplement, all funds in the Principal and Interest Account are required to be held (i) uninvested, either in trust or insured by the Federal Deposit Insurance Corporation up to the limits provided by law,
(ii) invested in certain permitted investments, which are generally limited to United States government securities and other high-quality investments and repurchase agreements or similar arrangements with respect to such investments, (iii) invested in certain asset management accounts maintained by the Trustee or (iv) invested in such other investments which the Insurer and the Rating Agencies may approve ("Permitted Instruments"). Unless otherwise specified in the related Prospectus Supplement, any investment earnings on funds held in the Principal and Interest Account will be for the account of the Servicer.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer is required to use its reasonable efforts to deposit into the Principal and Interest Account within one business day and in any event to deposit within two business days of receipt all Monthly Payments received on or after the related Cut-off Date (other than amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date) and all Principal Prepayments and Curtailments collected on or after the Cut-off Date (net of the Representative's Yield and the Servicing Fee with respect to each Mortgage Loan and other servicing compensation payable to the Servicer as permitted by the Pooling and Servicing Agreement), all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts paid in connection with the repurchase of any Mortgage Loan, the amount of any Substitution Adjustments, the amount of any losses incurred in connection with investments in Permitted Instruments and certain amounts relating to insufficient insurance policies and REO Property. Notwithstanding the foregoing, for so long as EquiCredit is acting as the Servicer and Bank of America Corporation, the ultimate parent of EquiCredit,
(i) has a rating acceptable to each rating agency rating the Certificates of the applicable Series and (ii) guaranties the deposits required to be made by EquiCredit from the Principal and Interest Account to the Collection Account, the Principal and Interest Account is not required to be an Eligible Account or invested in Permitted Investments, but may be a commingled account containing other Servicer funds.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

    (i) for deposit to the Collection Account no later than the third business day preceding each Monthly Deposit Date (defined below), if any, and each Payment Date, the Excess Spread (defined below), if any, and the Available Payment Amount for the related Monthly Period (defined below). "Excess Spread" means generally the aggregate excess, if any, of interest accrued on the related Mortgage Loans during the Due Period over interest accrued on the related Certificates at the applicable Pass-Through Rates on the related Payment Date. The "Monthly Deposit Date" is the day of each month other than a month in which a Payment Date occurs specified in the related Prospectus Supplement with respect to a Series of Certificates providing for Payments to be made less frequently than monthly. A "Monthly Period" is the calendar month preceding the month in which the related Monthly Deposit Date or Payment Date occurs and, if Payment Dates for a Series of Certificates occur monthly, may be identical to the Due Period;

    (ii) to reimburse itself for any accrued unpaid Servicing Fees and unreimbursed Servicing Advances. Unless otherwise specified in the related Prospectus Supplement, the Servicer's right to reimburse itself for unpaid Servicing Fees and unreimbursed Servicing Advances will be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed;

    The Servicer's rights to such reimbursement will be prior to the rights of holders of the related Certificates unless the Representative is the Servicer and the Representative or any Originator is required to purchase or substitute a Mortgage Loan pursuant to the Pooling and Servicing Agreement and the Transfer Agreement, in which case the Servicer's right to such reimbursement shall be junior to the payment to such holders of the purchase price or Substitution Adjustment;

    (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

    (iv) to make investments in Permitted Instruments and, after effecting the remittance described in clause (i) above, to pay itself interest earned in respect of Permitted Instruments or on funds deposited in the Principal and Interest Account;

    (v) to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein (such as servicing compensation) or were deposited therein in error;

    (vi) to pay itself the Servicing Fee and any other permitted servicing compensation to the extent not previously retained or paid;

    (vii) to withdraw funds necessary for the conservation and disposition of REO Property;

    (viii) to make Servicing Advances, as more fully described below;

    (ix) with respect to a Bankruptcy Loan, to remit to the applicable Depositor certain payments, as provided in the Pooling and Servicing Agreement; and

    (x) to clear and terminate the Principal and Interest Account upon the termination of the Pooling and Servicing Agreement.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer is required to wire transfer to the Collection Account the amount described in clause (i) above no later than the third business day preceding each Monthly Deposit Date, if any, and each Payment Date.

Advances from the Principal and Interest Account; Servicing Advances

  Unless otherwise specified in the related Prospectus Supplement, not later than the close of business on the third business day prior to each Monthly Deposit Date, if any, and each Payment Date, the Servicer is required to withdraw from amounts on deposit in the Principal and Interest Account and held for future distribution and remit for deposit in the Collection Account an amount (each, an "Advance"), to be distributed on the related Payment Date, equal to the sum of the interest portions of the aggregate amount of Monthly Payments (net of the Servicing Fee and if so specified in the related Pooling and Servicing Agreement, the Excess Spread) accrued during the related Monthly Period, but uncollected as of the close of business on the last day of the related Monthly Period. Unless otherwise specified in the related Prospectus Supplement, the Servicer will not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise.

  In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations ("Servicing Advances"), including, but not limited to, the cost of (i) maintaining REO Properties;
(ii) any enforcement or judicial proceedings, including foreclosures; and
(iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Unless otherwise provided in the related Pooling and Servicing Agreement, the Servicer may pay all or a portion of any Servicing Advance out of excess amounts on deposit in the Principal and Interest Account and held for future distribution on the date on which such Servicing Advance is made. Any such excess amounts so used will be required to be replaced by the Servicer by deposit to the Principal and Interest Account no later than the date specified in the related Pooling and Servicing Agreement.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer may recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that certain Servicing Advances, as described in the Pooling and Servicing Agreement, will not be ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself from the amounts available after distributions to the holders of Certificates and payment of certain other fees and expenses.

  The Servicer is not required to make any Servicing Advance which it determines would be a Nonrecoverable Advance.

Representative's Yield

  Unless otherwise specified in the related Prospectus Supplement, the Representative will be entitled to receive an amount (the "Representative's Yield") equal to the sum of all prepayment penalties and premiums collected by the Servicer with respect to any Mortgage Loan. The Representative's Yield will be retained and will be freely transferable by the Representative and will not constitute a portion of the assets of the related Trust.

Distributions

  The Trustee is required to establish a trust account (referred to herein as the "Collection Account", but which may have such other designation as is set forth in the related Prospectus Supplement) into which there shall be deposited amounts transferred by the Servicer from the Principal and Interest Account. The Collection Account is required to be maintained as an Eligible Account. Amounts on deposit in the Collection Account may be invested in Permitted Instruments and other investments specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, on each Monthly Deposit Date, if any, and each Payment Date the Trustee is required to withdraw from the Collection Account and distribute the amounts set forth in the related Prospectus Supplement, to the extent available, in the priority set forth therein, which generally will include (in no particular order of priority):

    (i) deposits into any account established for the purpose of paying credit enhancement fees and premiums;

    (ii) if a Spread Account, Reserve Fund or similar account is established with respect to a Series of Certificates, deposits into such fund or account of the Excess Spread or other amounts required to be deposited therein;

    (iii) payments to the holders of the Certificates on account of interest and principal, in the order and manner set forth in the related Prospectus Supplement;

    (iv) reimbursement of the Servicer and/or the Representative for amounts expended by the Servicer or the Representative and reimbursable thereto under the related Pooling and Servicing Agreement but not previously reimbursed;

    (v) payments to the Servicer of an amount equal to Nonrecoverable Advances previously made by the Servicer and not previously reimbursed; and

    (vi) after the payments and deposits described above and in the related Prospectus Supplement, the balance, if any, to the persons specified in the related Prospectus Supplement.

  The amount available to make the payments described above will generally equal (a) the sum of (i) the Available Payment Amount for the related Due Period and (ii) the amount available under any credit enhancement, including amounts withdrawn from any Spread Account or Reserve Fund, less (b) the amount of the premiums or fees payable to the Credit Provider, if any, during the related Due Period.

  Generally, to the extent a Credit Provider makes payments to holder of Certificates, such Credit Provider will be subrogated to the rights of such holders with respect to such payments and shall be deemed, to the extent of the payments so made, to be a registered holder of such Certificates.

  The "Available Payment Amount" with respect to a Payment Date generally means the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during each month in the related Due Period, net of the Servicing Fee paid to the Servicer during each month in the related Due Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses paid by the Servicer, plus (b) the amount of any Advances, less, if so specified in the related Prospectus Supplement, (c) the Excess Spread or other amounts specified in such Prospectus Supplement.

Special Payments

  If so specified in the related Prospectus Supplement, a Series of Certificates providing for Payment Dates occurring other than monthly may provide for special payments ("Special Payments") to be made to holders of Certificates of one or more Classes as of the record date established therefor (each a "Special Record Date") in the amount (the "Special Payment Amount") and on the dates ("Special Payment Dates") specified in such Prospectus Supplement. The related Prospectus Supplement will describe the circumstances under which such Special Payments will be made, which may be as a result of receipt of Principal Prepayments in excess of a specified amount or otherwise. Unless otherwise specified in the related Prospectus Supplement, such Special Payments will result in amounts which would otherwise have been distributed on the next succeeding Payment Date being paid instead on one or more Special Payment Dates.

Optional Disposition of Mortgage Loans

  If so specified in the related Prospectus Supplement, the Servicer, the Depositors or the holders of the Class of Certificates or such other person specified in such Prospectus Supplement may cause the Trust to sell all of the Mortgage Loans and all REO Properties when the Pool Principal Balance declines to the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement, when the outstanding principal balance of a Class of Certificates specified in the related Prospectus Supplement declines to the percentage of the original principal balance of such Class specified in the related Prospectus Supplement or at such other time as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement will establish a minimum price at which such Mortgage Loans and REO Properties may be sold generally equal to the principal amount thereof plus accrued interest thereon. Such minimum price may include certain expenses and other amounts or such party as is specified in the related Prospectus Supplement may be required to pay all or a portion of such expenses or other amounts at the time of sale. Unless otherwise specified in the related Prospectus Supplement, the proceeds of any such sale will be distributed to holders of the Certificates on the Payment Date next following the date of disposition.

Mandatory Disposition of Mortgage Loans

  If so specified in the related Prospectus Supplement, the Servicer, the Depositors or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances set forth in such Prospectus Supplement. The procedures for the solicitation of such bids will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Representative, the Servicer, the Originators and any Underwriter (defined herein) will be permitted to submit bids. If so specified in the related Prospectus Supplement, a minimum bid or reserve price may be established. If so specified in the related Prospectus Supplement, the Underwriter or such other entity specified in such Prospectus Supplement will be required to confirm that the accepted bid will result in the sale of the assets of the Trust at their fair market value.

Forward Commitments; Prefunding

  If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement or other agreement may provide for the transfer by the Depositors of additional Mortgage Loans to the related Trust after the Closing Date for the related Certificates. In such case, it is expected that the related Transfer Agreement will provide for a concurrent transfer of such additional Mortgage Loans from one or more Originators to the Depositors. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Pooling and Servicing Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the application for a specified period of all or a portion of payments on the Mortgage Loans originally included in the related Mortgage Pool or by the establishment of a Prefunding Account (a "Prefunding Account"). If a Prefunding Account is established, all or a portion of the proceeds from the sale of one or more Classes of Certificates of the related Series will be deposited in such account. The Depositors will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust for the related Series of Certificates will be obligated to purchase (subject to the availability thereof), additional Mortgage Loans (the "Subsequent Mortgage Loans") from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the related Prospectus Supplement (the "Prefunding Period") after the issuance of such Series of Certificates having an aggregate principal balance approximately equal to the amount on deposit in the Prefunding Account (the "Prefunding Amount") for such Series on the date of such issuance. The Prefunding Amount with respect to a Series is not expected to exceed 25% of the aggregate initial principal balance of the related Certificates. Any Subsequent Mortgage Loans will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans initially included in the Trust, subject to such exceptions as are expressly stated in the Prospectus Supplement. For example, the Subsequent Mortgage Loans will be subject to the same underwriting standards and representations and warranties as the Mortgage Loans initially included in the Trust. Unless otherwise specified in the related Prospectus Supplement, a Prefunding Account will be required to be maintained as an Eligible Account.

  Unless otherwise specified in the related Prospectus Supplement, amounts set aside to fund such transfers (whether in a Prefunding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, the Depositors may be required to deposit cash into an account maintained by the Trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Certificates during the Prefunding Period. Any amount remaining in the Capitalized Interest Account at the end of the Prefunding Period will be remitted as specified in the related Prospectus Supplement.

Cash Flow Agreements

  If so provided in the related Prospectus Supplement, the Trust may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements or similar agreements provided to reduce the effects of interest rate fluctuations on the related Mortgage Loans or on one or more Classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

Reports to Holders

  On each Payment Date, there will be forwarded to each holder a statement setting forth, among other things, the information as to such Payment Date required by the related Pooling and Servicing Agreement, which generally will include, except as otherwise provided therein, if applicable:

    (i) the Available Payment Amount (and any portion of the Available Payment Amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
  Section 362 of the United States Bankruptcy Code);

    (ii) the principal balance of each class of Certificates as reported in the report for the immediately preceding Payment Date, or, with respect to the first Payment Date for a Series of Certificates, the Original Principal Balance of such Class;

    (iii) the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period and the amount of any Special Payments made during the related Accrual Period;

    (iv) the amount of all Curtailments which were received during the related Due Period;

    (v) the principal portion of all Monthly Payments received during the related Due Period;

    (vi) the amount of interest received on the Mortgage Loans during the related Due Period;

    (vii) the aggregate amount of the Advances to be made with respect to the Payment Date;

    (viii) certain delinquency and foreclosure information as described more fully in the related Pooling and Servicing Agreement, and the amount of Mortgage Loan Losses during the related Due Period;

    (ix) the amount of interest and principal due to the holders of each Class of Certificates of such Series on such Payment Date;

    (x) the amount then available in any Spread Account or Reserve Account;

    (xi) the amount of the payments, if any, to be made from any credit enhancement on the Payment Date;

    (xii) the amount to be distributed to the holders of any subordinated or residual Certificates on the Payment Date;

    (xiii) the principal balance of each Class of Certificates of such Series after giving effect to the payments to be made on the Payment Date;

    (xiv) with respect to the Mortgage Pool, the weighted average maturity and the weighted average Mortgage Interest Rate of the Mortgage Loans as of the last day of the related Due Period;

    (xv) the amount of all payments or reimbursements to the Servicer for accrued unpaid Servicing Fees, unreimbursed Servicing Advances and interest in respect of Permitted Instruments or funds on deposit in the Principal and Interest Account and certain other amounts during the related Due Period;

    (xvi) the Pool Principal Balance as of the immediately preceding Payment Date, the Pool Principal Balance after giving effect to payments received and Mortgage Loan Losses incurred during the related Due Period and the ratio of the Pool Principal Balance to the Original Pool Principal Balance. As of any Payment Date, the "Pool Principal Balance" equals the aggregate outstanding principal balance of all Mortgage Loans, as reduced by the aggregate Mortgage Loan Losses, at the end of the related Due Period;

    (xvii) certain information with respect to the funding, availability and release of monies from any Spread Account or Reserve Fund;

    (xviii) the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

    (xix) the amounts that are reimbursable to the Servicer, the Representative or the Depositors, as appropriate;

    (xx) during the Prefunding Period, the remaining Prefunded Amount and the portion of the amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

    (xxi) during the Prefunding Period, the amount remaining in the Capitalized Interest Account; and

    (xxii) such other information as the holders reasonably require.

  The Servicer will also be required to furnish to any holder upon request annual unaudited financial statements of the Servicer for one or more of the most recently completed three fiscal years for which such statements are available.

Description of Credit Enhancement

  To the extent specified in the related Prospectus Supplement, credit enhancement for one or more Classes of a Series of Certificates may be provided by one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, mortgage pool insurance policy, special hazard insurance policy or other type of credit enhancement. Credit enhancement may also be provided by overcollateralization or by subordination of one or more Classes of Certificates of a Series to one or more other Classes of Certificates of such Series. Any credit enhancement will be limited in amount and scope of coverage. Unless otherwise specified in the related Prospectus Supplement, credit enhancement for a Series of Certificates will not be available for losses incurred with respect to any other Series of Certificates. To the extent credit enhancement for any Series of Certificates is exhausted, or losses are incurred which are not covered by such credit enhancement, the holders of the Certificates will bear all further risk of loss.

  The amounts and types of credit enhancement, as well as the provider thereof (the "Credit Provider"), if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the related Pooling and Servicing Agreement, any credit enhancement may be periodically modified, reduced or substituted for as the aggregate principal balance of the related Mortgage Pool decreases, upon the occurrence of certain events or otherwise. Unless otherwise specified in the related Prospectus Supplement, to the extent permitted by the applicable Rating Agencies and provided that the then current rating of the affected Certificates is not reduced or withdrawn as a result thereof, any credit enhancement may be cancelled or reduced in amount or scope of coverage or both.

  The descriptions of credit enhancement arrangements included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be available upon request.

  Financial Guaranty Insurance Policy. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Securities Insurance Policy") may be obtained and maintained for a Class or Series of Certificates. The issuer of the Securities Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Securities Insurance Policy will be filed with the related Current Report on Form 8-K.

  Unless otherwise specified in the related Prospectus Supplement, a Securities Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Certificates that an amount equal to the full amount of distributions due to such holders will be received by the Trustee or its agent on behalf of such holders for distribution on each Payment Date.

  The specific terms of any Securities Insurance Policy will be set forth in the related Prospectus Supplement. A Securities Insurance Policy may have limitations and generally will not insure the obligation of the Depositors or any Originator to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments.

  Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Securities Insurance Policy.

  Letter of Credit. If so specified in the related Prospectus Supplement, all or a component of credit enhancement for a Class or a Series of Certificates may be provided by a letter of credit (a "Letter of Credit") issued by a bank or other financial institution (a "Letter of Credit Issuer") identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Letter of Credit will be irrevocable. A Letter of Credit may provide coverage with respect to one or more Classes of Certificates or the underlying Mortgage Loans or, if specified in the related Prospectus Supplement, may support a specified obligation or be provided in lieu of the funding with cash of a Reserve Fund or Spread Account (each as defined below). The amount available, conditions to drawing, if any, and right to reimbursement with respect to a Letter of Credit will be specified in the related

Prospectus Supplement. A Letter of Credit will expire on the date specified in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

  Mortgage Pool Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by a mortgage pool insurance policy (a "Pool Insurance Policy") issued by the insurer (a "Pool Insurer") specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will, subject to limitations described in such Prospectus Supplement, insure against losses due to defaults in the payment of principal or interest on the underlying Mortgage Loans up to the amount specified in such Prospectus Supplement (or in a Current Report on Form 8-K). The Pooling and Servicing Agreement with respect to any Series of Certificates for which a Pool Insurance Policy is provided will require the Servicer or other party specified therein to use reasonable efforts to maintain the Pool Insurance Policy and to present claims to the Pool Insurer in the manner required thereby. No Pool Insurance Policy will be a blanket policy against loss and will be subject to the limitations and conditions precedent described in the related Prospectus Supplement.

  Special Hazard Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided in part by an insurance policy (a "Special Hazard Policy") covering losses due to physical damage to a Mortgaged Property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The Prospectus Supplement relating to a Series of Certificates for which a Special Hazard Policy is provided will identify the issuer of such policy and any limitations on coverage. No Special Hazard Policy will cover extraordinary losses such as those due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each Special Hazard Policy will contain an aggregate limit on claims specified in the related Prospectus Supplement. No claim will be paid under any Special Hazard Policy unless hazard insurance on the Mortgaged Property is in force and protection and preservation expenses have been paid.

  Spread Account and Reserve Fund. If so specified in the related Prospectus Supplement, all or any component of credit enhancement for a Series of Certificates may be provided by a reserve fund (a "Reserve Fund") or a spread account (a "Spread Account"). A Reserve Fund or Spread Account may be funded by a combination of cash, one or more letters of credit or one or more Permitted Instruments provided by the Depositors or other party identified in the related Prospectus Supplement, amounts otherwise distributable to one or more Classes of Certificates subordinated to one or more other Classes of Certificates or all or any portion of Excess Spread. If so specified in the related Prospectus Supplement, a Reserve Fund for a Series of Securities may be funded in whole or in part on the applicable Closing Date. If so specified in the related Prospectus Supplement, cash deposited in a Reserve Fund or a Spread Account may be withdrawn and replaced with one or more letters of credit or Permitted Instruments. A Reserve Fund or Spread Account may be pledged or otherwise made available to a Credit Provider. If so specified in the related Prospectus Supplement, a Reserve Fund or Spread Account may not be deemed part of the assets of the related Trust or may be deemed to be pledged or provided by one or more of the Depositors, the holders of the Class of Certificates otherwise entitled to the amounts deposited in such account or such other party as is identified in such Prospectus Supplement.

  Cash Collateral Account. If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a Series of Certificates may be provided by the establishment of a cash collateral account (a "Cash Collateral Account"). A Cash Collateral Account will be similar to a Reserve Fund or Spread Account except that generally a Cash Collateral Account is funded initially by a loan from a cash collateral lender (the "Cash Collateral Lender"), the proceeds of which are invested with the Cash Collateral Lender or other eligible institution. Unless otherwise specified in the related Prospectus Supplement, the Cash Collateral Account will be required to be maintained as an Eligible Account. The loan from the Cash Collateral Lender will be repaid from Excess Spread, if any, or such other amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the Cash Collateral Account will be available in generally the same manner described above with respect to a Spread Account or Reserve Fund. As specified in the related Prospectus Supplement, a Cash Collateral Account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more Classes of Certificates of a Series.

  Subordination. If so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, Curtailments, interest or any combination thereof otherwise payable to one or more Classes of Certificates of a Series ("Subordinated Certificates") may instead be payable to holders of one or more other Classes of Certificates of such Series ("Senior Certificates") under the circumstances and to the extent specified in such Prospectus Supplement. A Class of Certificates may be subordinated to one or more Classes of Certificates and senior to one or more other Classes of Certificates of a Series. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Senior Certificates on any Payment Date may be limited as specified in the related Prospectus Supplement or the availability of subordination may otherwise be limited as specified in the related Prospectus Supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of Subordinated Certificates of a Series or if such amounts were to exceed any limitation on the amount of subordination available, holders of Senior Certificates of such Series could experience losses.

  In addition, if so specified in the related Prospectus Supplement, amounts otherwise payable to holders of Subordinated Certificates on any Payment Date may be deposited in a Reserve Fund or Spread Account, as described above. Such deposits may be made on each Payment Date, on each Payment Date for a specified period or to the extent necessary to cause the balance in such account to reach or maintain a specified amount, as specified in the related Prospectus Supplement, and thereafter, amounts may be released from such Reserve Fund or Spread Account in the amounts and under the circumstances specified in such Prospectus Supplement.

  Distributions may be allocated as among Classes of Senior Certificates and as among Classes of Subordinated Certificates in order of their final scheduled payment dates, in accordance with a schedule or formula or otherwise, as specified in the related Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and deposits to any Reserve Fund or Spread Account will be allocated as specified in the related Prospectus Supplement. Principal Prepayments and Curtailments may be paid disproportionately to Classes of Senior Certificates pursuant to a "shifting interest" structure or otherwise, as specified in the related Prospectus Supplement.

  Cross-Support Provisions. If the Mortgage Loans for a Series are divided into separate groups, each supporting a separate Class or Classes of Certificates of a Series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Loans prior to distributions on Subordinated Certificates evidencing interests in a different group of Mortgage Loans within the Trust. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

  Other Credit Enhancement. Credit enhancement may also be provided for a Series of Certificates in the form of overcollateralization, surety bond, insurance policy or other type of credit enhancement approved by the applicable Rating Agencies to cover one or more risks with respect to the Mortgage Loans or the Certificates, as specified in the related Prospectus Supplement.

Payment of Certain Expenses

  If so specified in the related Prospectus Supplement, in order to provide for the payment of the fees of the Credit Provider, if any, the Trustee may be required to establish a Credit Enhancement Account and to deposit therein on the dates specified in the related Prospectus Supplement, from amounts on deposit in the Collection Account, in the priority indicated, an amount that is sufficient to pay the premiums or fees due to the Credit Provider.

  Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Servicer to pay to the Trustee(s) from time to time their respective fees and the reasonable expenses, disbursements and advances incurred or made by them. The Trustee will be permitted under the Pooling and Servicing Agreement on each Payment Date to pay, from amounts on deposit in the Collection Account and after making any required distributions to holders, any amounts then due and owing representing fees of the Trustee(s) that have not been paid by the Servicer after written demand therefor.

Servicing Compensation

  As compensation for servicing and administering the Mortgage Loans, the Servicer is entitled to a fee (the "Servicing Fee"), payable monthly from the interest portion of monthly payments on the related Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other late collections on the related Mortgage Loans. In addition to the Servicing Fee, the Servicer will generally be entitled under the related Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Mortgage Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account and not constituting any part of the Representative's Yield, and interest paid on funds on deposit in the Principal and Interest Account.

Servicing Standards

  General Servicing Standards. The Servicer will agree to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and, in servicing and administering the Mortgage Loans, to employ or cause to be employed procedures, including collection, foreclosure and REO Property management procedures, and exercise the same care it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted first and second mortgage servicing practices of prudent lending institutions and giving due consideration to the holders', and any Credit Provider's reliance on the Servicer. The interests of the holders of each Class of Certificates of any Series and the Credit Provider, if any, may differ with respect to servicing decisions which may affect the rate at which prepayments are received. For example, holders of certain Classes of Certificates may prefer that "due-on-sale" clauses be waived in the event of a sale of the underlying Mortgaged Property, that delinquent Mortgagors be granted extensions or other accommodations and that liquidations of Mortgage Loans be deferred, if an increase in the rate of principal prepayments would have an adverse effect on the yield to investors in such Certificates. Depending on the timing of such prepayments, holders of other Classes of Certificates may prefer that "due-on-sale" clauses be enforced or that other actions be taken which would increase prepayments. No holder of a Certificate will have the right to make any decisions with respect to the underlying Mortgage Loans. The Servicer will have the right and obligation to make such decisions in accordance with its normal servicing procedures and the standards set forth in the related Pooling and Servicing Agreement. In certain cases, the consent or approval of the Credit Provider, if any, may be permitted or required. The interests of the Credit Provider, if any, with respect to, among other things, matters which affect the timing of payments and prepayments may not be the same as those of the holders of each Class of Certificates of such Series.

  Hazard Insurance. The Servicer will cause to be maintained fire and hazard insurance with extended coverage (sometimes referred to as "standard hazard insurance") customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding Principal Balance owing on the Mortgage Loan, (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Generally, if
(i) the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as Flood Zone "A", (ii) flood insurance has been made available and (iii) the Servicer determines that such insurance is necessary in accordance with accepted first and second mortgage servicing practices of prudent lending institutions, the Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer will also be required to maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted first and second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first and second mortgage servicing procedures) will be deposited in the Principal and Interest Account, subject to retention by the Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the related Pooling and Servicing Agreement.

  If the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate outstanding principal balance on the Mortgage Loans without co-insurance, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

  Enforcement of Due on Sale Clauses. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, is required, to the extent it has knowledge of such conveyance or prospective conveyance, to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be permitted to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer will be required to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Note or Mortgage, the Mortgagor remains liable thereon. The Servicer will also be authorized (with the prior approval of any Credit Provider, if required) to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

  Realization Upon Defaulted Mortgage Loans. The Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the holders of the related Securities of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the Servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the holders or any Credit Provider. In connection with such foreclosure or other conversion, the Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs.

  The Servicer will not be permitted to foreclose on any Mortgaged Property which it knows to be located within a one mile radius of any site contaminated with or affected by hazardous wastes or hazardous substances without the prior written consent of the Trustee and, if applicable, the Insurer. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations." In addition, the Servicer will not be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. If a Servicer does not foreclose on a Mortgaged Property, the holders of Certificates of the related Series may experience a loss on the related Mortgage Loan. The Servicer will not be liable to holders of Certificates if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, the Servicer will not be liable to holders of Certificates if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

  Collection of Mortgage Loan Payments. Each Pooling and Servicing Agreement will require the Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans.

Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain as Servicing Compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the related Pooling and Servicing Agreement.

Use of Subservicers

  The Servicer will be permitted under each Pooling and Servicing Agreement to enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and is either (i) designated by FNMA or FHLMC as an approved Seller-Servicer for first and second mortgage loans or (ii) is an affiliate or a wholly owned subsidiary of the Servicer.

  Notwithstanding any Subservicing Agreement, unless otherwise specified in the related Prospectus Supplement, the Servicer will not be relieved of its obligations under a Pooling and Servicing Agreement, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer will be entitled to enter into any agreement with a subservicer for indemnification of the Servicer by such subservicer and nothing contained in any Pooling and Servicing Agreement shall be deemed to limit or modify such indemnification.

Servicing Certificates and Audits

  The Servicer is required to deliver, not later than the last day of the fourth month following the end of the Servicer's fiscal year, commencing in the year specified in the related Pooling and Servicing Agreement, an officers' certificate stating that (i) the Servicer has fully complied with the provisions of the Pooling and Servicing Agreement which relate to the servicing and administration of the Mortgage Loans, (ii) a review of the activities of the Servicer during such preceding year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

  The Servicer is required to cause to be delivered, not later than the last day of the fourth month following the end of the Servicer's fiscal year, commencing in the year set forth in the related Pooling and Servicing Agreement, a letter or letters of a firm of independent certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Limitations on Liability of the Servicer and Its Agents

  Each Pooling and Servicing Agreement will provide that the Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind that is reasonably and in good faith believed to be genuine and adopted or signed by the proper authorities respecting any matters arising under the Pooling and Servicing Agreement. In addition, the Servicer will not be required to appear with respect to, prosecute or defend any legal action that is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with the related Pooling and Servicing Agreement, other than certain claims made by third parties with respect to such Pooling and Servicing Agreement.

Removal and Resignation of Servicer

  Unless otherwise specified in the related Prospectus Supplement, any Credit Provider or the holders of Certificates of a Series representing a majority in principal amount of Certificates of such Series (or do majority of such other voting interests as are provided for in the applicable Pooling and Servicing Agreement), voting as a single class (a "Majority in Aggregate Voting Interest"), with the consent of any Credit Provider, may, pursuant to the related Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of any of the following events (each a "Servicer Termination Event"):

    (i) (A) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of any Credit Provider or the holders of the Certificates of such Series; or (B) any other failure by the Servicer to remit to holders of the Certificates of such Series or to the Trustee for the benefit of the holders of the Certificates of such Series, any payment required to be made under the terms of the related Pooling and Servicing Agreement which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer; or

    (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in the related Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer; or

    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

    (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

    (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

    (vi) the Servicer shall fail for 60 days to pay, or bond against, an unappealable, undischarged, unvacated and unstayed final judgment by a court of competent jurisdiction in an aggregate amount set forth in the related Pooling and Servicing Agreement; or

    (vii) under certain circumstances, and to the extent required by any Credit Provider, the aggregate Mortgage Loan Losses (as defined below) and delinquencies on the related Mortgage Pool shall exceed certain thresholds described in the related Pooling and Servicing Agreement.

  "Mortgage Loan Losses" means, for Mortgage Loans that become Liquidated Mortgage Loans during the related Due Period, the amount, if any, by which (i) the sum of the outstanding principal balance of each such Mortgage Loan (determined immediately before such Mortgage Loan became a Liquidated Mortgage
Loan) and accrued and unpaid interest thereon at the Mortgage Interest Rate to the date on which such Mortgage Loan became a Liquidated Mortgage Loan exceeds
(ii) the Net Liquidation Proceeds received during such Due Period in connection with the liquidation of such Mortgage Loan which have not theretofore been used to reduce the principal balance of such Mortgage Loan.

  Unless otherwise specified in the related Prospectus Supplement, the Depositors may, with the consent of any Credit Provider and holders representing a majority in aggregate Percentage Interest of each Class of Certificates of a Series, remove the Servicer upon 90 days' prior written notice. No such removal shall be effective until the appointment and acceptance of a successor Servicer other than the Trustee (unless the Trustee agrees to serve) meeting the requirements described below and otherwise acceptable to any Credit Provider and majority in Percentage Interest of each Class of Certificates of such Series.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer may not assign the related Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the Representative (if the Representative is not the Servicer), any Credit Provider, the Trustee and the Majority in Aggregate Voting Interest or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

  Unless otherwise specified in the related Prospectus Supplement, upon removal or resignation of the Servicer other than as described in the second preceding paragraph, the Trustee will be the successor servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, is obligated to make Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Majority in Aggregate Voting Interest or any Credit Provider so requests in writing, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to such Credit Provider having a net worth of not less than the amount set forth in the related Pooling and Servicing Agreement and which is approved as a servicer by FNMA and FHLMC as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

  The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and other Servicing Compensation as the Servicer. See "Servicing Compensation" above.

Registration and Transfer of the Certificates

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

  If so specified in the related Prospectus Supplement, Book-Entry Certificates may be initially represented by one or more Certificates registered in the name of DTC and be available only in the form of book-entries. If specified in the related Prospectus Supplement, holders of Certificates may hold beneficial interests in Book-Entry Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of Certificates by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Certificates of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

  Beneficial owners ("Owners") that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. DTC Participants who are Owners of Book-Entry Certificates will receive a credit for such Certificates on DTC's records. The ownership interest of such holder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Such holders will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Certificateholder entered into the transaction. Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Certificates of any Series will be Cede, as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC Participants and DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

  DTC has advised the Servicer and the Depositors that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more DTC Participants to whose DTC accounts the Certificates are credited. DTC has advised the Servicer and the Depositors that DTC will take such action with respect to any Percentage Interests of the Book-Entry Certificates of a Series only at the direction of and on behalf of such DTC Participants with respect to such Percentage Interests of the Book-Entry Certificates. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

  Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary

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

Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any Class or Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any Class or Series of Certificates offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Payments and distributions with respect to Book-Entry Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or The Chase Manhattan Bank, the relevant depositary of CEDEL and Euroclear (the "Depositaries"), respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  Book-Entry Certificates of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Certificates being referred to herein as "Definitive Certificates") only under the circumstances provided in the related Pooling and Servicing Agreement, which generally will include, except if otherwise provided therein, if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates of such Series and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Termination Event, a majority of the aggregate Percentage Interest of any Class of Certificates of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Owners is no longer in the best interests of Owners of such Class of Certificates. Upon issuance of Definitive Certificates of a Series to Owners, such Book-Entry Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state laws (which laws may differ substantially from one another), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgage Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

  All of the Mortgage Loans are loans evidenced by a note or other contractual payment obligation and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Any of the foregoing instruments will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the Mortgaged Property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

  A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.


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Interest in Real Property

  The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Originators will make certain representations and warranties to the Depositors, and substantially similar representations and warranties will be made by the Depositors pursuant to the related Pooling and Servicing Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

Cooperative Loans

  If so specified in the related Prospectus Supplement, a Mortgage Pool may include loans on units in cooperatives ("Cooperative Loans"). Cooperative Loans are evidenced by notes secured by security interests in shares issued by cooperatives (a "Cooperative"), which are corporations entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting rights to occupy specific dwelling units within the cooperative buildings. The security agreement will create a lien upon or grant a title interest in the property which it covers, the priority of which lien will depend on the terms of the agreement and the order of recordation in the appropriate recording office. Ownership of a unit in a cooperative is held through the ownership of stock in the corporation, together with the related proprietary lease or occupancy agreement. Such ownership interest is generally financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the proprietary lease or occupancy agreement and a security interest in the related cooperative shares.

  Each Cooperative owns in fee or has a leasehold interest in the real property and improvements, including all separate dwelling units therein. The Cooperative is directly responsible for property management and generally for the payment of real estate taxes, insurance and similar charges. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations
(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

  The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-

                                      57
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stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure -- Cooperative Loans" below.

Land Sale Contracts

  Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "Contract Lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

  The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

 General

  Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.


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

  Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 Judicial Foreclosure

  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 Equitable Limitations on Enforceability of Certain Provisions

  United States courts have traditionally imposed generally equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

 Non-Judicial Foreclosure/Power of Sale

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its

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

agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 Public Sale

  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

  A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obligated to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

  Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year after the year in which such property is acquired by the REMIC. With respect to a Series of Certificates for which an election is made to qualify the Trust or a part thereof as a REMIC, the Pooling and Servicing Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Regulations. The applicability of these limitations if a FASIT election is made with respect to all or a part of the Trust will be described in the applicable Prospectus Supplement.

 Cooperative Loans

  The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder or pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy

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agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

  In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

  In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" herein.

Junior Mortgages

  Some of the Mortgage Loans may be secured by second or more junior mortgages or deeds of trust, which are subordinate to first or more senior mortgages or deeds of trust held by other lenders. The rights of the holders, as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior

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mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "Foreclosure" above.

  Furthermore, the terms of the second or more junior mortgage or deed of trust are subordinate to the terms of the first or senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage. See "Risk Factors -- Risks Associated with the Mortgage Loans -- Risk of Loss May Be Greater on Second Lien Mortgage Loans" for a further discussion of certain risks associated with junior mortgage loans.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

  The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.


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

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

  A homeowner may file for relief under the Bankruptcy code under any of three different chapters of the Bankruptcy code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "-- Foreclosure." A homeowner may also file for relief under Chapter 11 of the bankruptcy code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.)

  The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

  A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

  Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

  The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these

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

decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

  State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

  In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  The National Bankruptcy Review Commission (the "Bankruptcy Commission"), an independent commission established under the Bankruptcy Reform Act of 1994 to study issues and make recommendations relating to the Bankruptcy Code, delivered its report to the President and Congress in October, 1997. The Bankruptcy Commission recommended in its report that the Bankruptcy Code be amended to treat any claim secured only by a junior lien on a borrower's principal residence as unsecured to the extent that the amount of such claim exceeds the appraised value of the mortgaged property at the date of origination of the loan minus the value of all senior liens. If such a change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans originated prior to enactment, a substantial number of the Mortgage Loans in a Trust could be treated, in whole or in part, as unsecured debt in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors could have substantially less incentive to make arrangements for repayment of the Mortgage Loans, and there is, accordingly, a significant risk that the recovery on such Mortgage Loans would be materially less than the outstanding balance of such Mortgage Loans, or that there could be no recovery.

  The Bankruptcy Commission recommendation described was not incorporated in bankruptcy reform legislation that was passed by the House of Representatives in June 1998. There can be no assurance, however, that such proposal would not be enacted in other legislation.

  Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the "TILA Amendment") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the depositor, and the depositor would be obligated to repurchase such Mortgage Loan as described herein.

  Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.


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  The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Enforceability of Certain Provisions

  Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Unless otherwise specified in the related Prospectus Supplement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be included in the Representative's Yield.

"Due-on-Sale" Clauses

  The Mortgage Loans will generally contain "due-on-sale" clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers, or conveys the related Mortgaged Property. The enforceability of these clauses has been the subject of legislation or litigation in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), which purports to preempt state laws that prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations, as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

  By virtue of the Garn Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. The extent of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Certain Yield and Prepayment Considerations."


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  Each Pooling and Servicing Agreement will provide that the Servicer, on behalf of the Trustee, will enforce any right of the Trustee as the mortgagee of record to accelerate a Mortgage Loan in the event of a sale or other transfer of the related Mortgaged Property unless, in the Servicer's reasonable judgment, doing so would materially increase the risk of default or delinquency on, or materially impair the security for, such Mortgage Loan.

Subordinate Financing

  Where a mortgagor encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March, 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges. The Depositors will represent and warrant in each Pooling and Servicing Agreement that each related Mortgage Loan was originated in compliance with applicable state law in all material respects.

Environmental Considerations

  A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; or removal and disposal of asbestos-containing materials; or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state laws in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and

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the aggregate assets of the owner or operator. CERCLA imposes strict as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

  The law is unclear as to whether and under what precise circumstances
Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have
"participated in the management" of the operations of the borrower, even through the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of ..... [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances including, among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

  The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

  A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

  Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

  On September 30, 1996, however, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise

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result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

  If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to holders of Certificates in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

  See "Description of the Certificates -- Servicing Standards -- Realization Upon Defaulted Mortgage Loans" above.

Soldiers' and Sailors' Civil Relief Act of 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter miliary service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances. Such shortfalls will be covered by the credit enhancement provided in connection with such Certificates only to the extent provided in the related Prospectus Supplement. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan which is subject to the Relief Act goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act") the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "Certain State Tax Consequences" below. Holders of Certificates are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

  The tax consequences of the purchase, ownership and disposition of the Certificates will depend in large part on whether or not an election is made to treat the issuing Trust or any segregated pool of assets therein as one or more real estate mortgage investment conduits ("REMICs") within the meaning of section 860D of the Code. A Trust or any segregated pool of assets therein as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool" and its related Certificates will be referred to as "REMIC Certificates." The discussion below assumes that no election will be made to treat the Trust, or any portion thereof, as a "financial asset securitization investment trust" (a "FASIT") under sections 860H through 860L of the Code. If a FASIT election is made for a particular series, the Prospectus Supplement for that Series will address the material federal income tax consequences of such election.

            Federal Income Tax Consequences for REMIC Certificates

REMIC Elections

  Upon issuance of each series of REMIC Certificates, Cadwalader, Wickersham & Taft ("Tax Counsel"), will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, each related REMIC Pool will qualify as a REMIC, and the related REMIC Certificates will be treated either as regular interests in the REMIC ("Regular Certificates") or as residual interests in the REMIC ("Residual Certificates"). Regular Certificates generally will be treated as debt instruments issued by the REMIC. The holder of a Residual Certificate will be subject to the special rules described below under which the holder generally will take into account for federal income tax purposes its pro rata share of the net income or loss of the REMIC.

  If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the REMIC Pool will not be treated as a REMIC for such year and thereafter. In that event, such REMIC Pool may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period in which the requirements for such status are not satisfied. The Agreement will include provisions designed to maintain the REMIC Pool's status as a REMIC. It is not anticipated that the status of any REMIC Pool as a REMIC will be terminated.

Status of REMIC Certificates

  In general, the REMIC Certificates will be treated as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and as assets described in section 7701(a)(19)(C) of the Code in the same proportion that

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the assets of the REMIC Pool underlying such REMIC Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Certificates will be treated as such assets in their entirety for that calendar year. Interest (including original issue discount) on the Regular Certificates and income allocated to the class of Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code. The Treasury regulations pertaining to the REMIC provisions of the Code (the "REMIC Regulations") provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under section 856(c)(4)(A) of the Code. In addition, the Regular Certificates generally will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code for another REMIC and "permitted assets" within the meaning of section 860L(c)(1)(G) of the Code for a FASIT. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of accounting for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under section 7701(a)(19)(C)(v) of the Code, but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

Tiered REMIC Structures

  For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC with the meaning of the REMIC provisions of the Code.

  Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income on such REMIC Certificates is interest described in section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Regular Certificates

  General. In general, stated interest, original issue discount and market discount received or accrued on a Regular Certificate will be ordinary income, and principal payments on a Regular Certificate will be a return of capital to the extent of the Certificateholder's basis in the Regular Certificate allocable to those payments. A holder of a Regular Certificate must use the accrual method of accounting with respect to that Certificate regardless of the method of accounting otherwise used.

  Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code.

  A holder of a Regular Certificate having original issue discount generally must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount regardless of the method of accounting otherwise used. Section 1272(a)(6) of the Code requires that a prepayment assumption be used with

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

respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; those regulations have not been issued. The legislative history of the REMIC Provisions indicates that the regulations will provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption used by the Company in reporting original issue discount for each series of Regular Certificates (the "Prepayment Assumption") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. The Company makes no representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

  The amount of original issue discount, if any, on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate in a particular class is the first price at which a substantial amount of the Regular Certificates of that class is first sold to the public (excluding bond houses, brokers and underwriters). Unless specified otherwise in the Prospectus Supplement, the Company will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price of a Regular Certificate is equal to the total of all payments due on the Regular Certificate other than payments of qualified stated interest. "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Regular Certificate.

  In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Regular Certificates. Generally, original issue discount will accrue on the Certificates at the same rate it would accrue if the Certificates were to bear interest at a fixed rate based on the rate that would be in effect if the index remained constant after the Closing Date (or, possibly, the pricing date).

  Notwithstanding the general definition, under a statutory de minimis rule, original issue discount on a Regular Certificate will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity of such Regular Certificate multiplied by its weighted average life. The weighted average life of a Regular Certificate is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until the date on which each such distribution is scheduled to be made (taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Regular Certificate's stated redemption price at maturity.

  The Treasury regulations pertaining to original issue discount (the "OID Regulations") provide a special application of the de minimis rule for certain debt instruments where the interest payable for the first period is at a rate less than that which applies in all other periods. In such cases, the OID Regulations provide that the Regular Certificate would be treated as having de minimis original issue discount if the greater of (i) the excess of its stated principal amount over its issue price or (ii) the amount of the "foregone interest" does not exceed the amount that would otherwise be treated as de minimis original issue discount under the rules described above, but treating as the stated redemption price at maturity for that purpose, the sum of the issue price and the greater of the amounts in clauses (i) or (ii). Foregone interest for this purpose is the amount of additional stated interest that would be required to be payable on the Regular Certificate during the period of the teaser rate, interest holiday or other shortfall so that all stated interest would be qualified stated interest. If original issue discount is treated as zero under these rules, all stated interest payments are treated as qualified stated interest and the actual amount of original issue discount must

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

be allocated to the principal distributions on the Regular Certificate and, when each such distribution is received, income equal to the discount allocated to such distribution will be recognized.

  One or more classes of Regular Certificates may entitle the holder to payments of a portion of the interest but not a corresponding portion of the principal of Mortgage Loans held in the REMIC Pool ("Stripped REMIC Certificates") or otherwise provide for interest that is disproportionately high relative to the principal amount. Although the matter is not free from doubt, the Company intends to treat all of the payments on such Certificates as part of their stated redemption price at maturity. If such Certificates are not treated as having original issue discount, it is likely that such Certificates will be treated as having been issued at a premium. See "Regular Certificates -- Premium" below. In addition, the holder of such a Certificate may be entitled to recognize a loss (which may be treated as a capital loss) at such time and in such amount as it is determined that the Certificateholder's adjusted basis exceeds all future payments to be received on such REMIC Certificates, assuming no future prepayments occur with respect to the Mortgage Loans.

  A Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions" of the original issue discount that accrue on the Regular Certificate for each day during the Certificateholder's taxable year on which the Regular Certificate is held. A calculation will be made of the portion of the original issue discount that accrues on each Regular Certificate during each "accrual period," which in general is the period corresponding to the period between Payment Dates or other interest compounding periods. Under the OID Regulations, the accrual periods may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day of an accrual period or on the first day of an accrual period. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

  For a Regular Certificate, original issue discount accruing in an accrual period is the excess, if any, of (i) the sum of (a) the present value of the remaining payments to be made on the Regular Certificate as of the end of that accrual period and (b) the payments made on the Regular Certificate during the accrual period that are included in the stated redemption price at maturity of the Regular Certificate, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. For this purpose, the present value of the remaining payments to be made on a Regular Certificate is calculated based on (i) the Prepayment Assumption, (ii) the yield to maturity of the Regular Certificate as of the Closing Date (taking into account the Prepayment Assumption) and (iii) events (including actual prepayments) that have occurred prior to the end of the accrual period. The adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate increased by the aggregate amount of original issue discount that accrued on that Regular Certificate in all such prior periods and reduced by the amount of payments included in the stated redemption price at maturity of the Regular Certificate in prior accrual periods. In general, the daily portions of original issue discount required to be included in income by the holder of a Regular Certificate (other than a Stripped REMIC Certificate) will increase if prepayments on the Mortgage Loans exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if those prepayments are slower than the Prepayment Assumption.

  A subsequent purchaser of a Regular Certificate at a price greater than the Regular Certificate's "adjusted issue price" but less than its remaining stated redemption price also will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate. With respect to such a purchaser, the daily portion for any day is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the Regular Certificate after the purchase date, other than payments of qualified stated interest, over the Regular Certificate's adjusted issue price. The adjusted issue price of a Regular Certificate on any given day is equal to its issue price, increased by all original issue discount previously includible with respect to such Regular Certificate and reduced by the amount of all previous distributions with respect to such Regular Certificate included in such Regular Certificate's stated redemption price at maturity.


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  Market Discount. The holder of a Regular Certificate purchased at a market discount will be subject to the market discount provisions of the Code. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Regular Certificate issued with original issue discount, the adjusted issue price) of the Regular Certificate exceeds the purchaser's basis in a Regular Certificate. The holder of a Regular Certificate that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Regular Certificate are received. The purchaser of a Regular Certificate that has market discount also will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount that accrued to the date of disposition and was not previously included in ordinary income. Unless otherwise provided in Treasury regulations that have not yet been issued, it is anticipated that market discount on a Regular Certificate will accrue at the holder's option (i) on the basis of a constant interest rate, (ii) ratably based on the ratio of stated interest payable in the current period to all interest remaining to be paid in the case of a Regular Certificate issued without original issue discount, or (iii) ratably based on the ratio of the amount of original issue discount accrued in the current period to all remaining original issue discount in the case of a Regular Certificate issued with original issue discount, in each case computed taking into account the Prepayment Assumption.

  A purchaser of a Regular Certificate that has market discount may be required to defer recognition of a portion of interest expense attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. The amount of this deferred interest expense in any taxable year generally would not exceed the accrued market discount for the year, and the deferred expense generally is allowed as a deduction not later than the year in which the related market discount income is recognized. Alternatively, a Certificateholder may elect to include market discount in income currently as it accrues on all market discount obligations that the Certificateholder acquires in that taxable year or thereafter, in which case the rules described above relating to the treatment of market discount, as well as the interest deferral rule will not apply. Notwithstanding the above rules, market discount on a Regular Certificate will be considered to be zero under a de minimis rule that is similar to the de minimis rule applied for purposes of determining whether a Regular Certificate has original issue discount.

  Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity is considered to be purchased at a premium. The holder of such a Regular Certificate may elect under section 171 of the Code to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder owns or subsequently acquires. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. The portion of the premium deductible pursuant to an election under section 171 of the Code and allocable to a particular period will be treated as a reduction in interest payments on the Regular Certificate during that period. A Certificateholder who neither has in place nor makes an election to amortize bond premium could be required to allocate that premium among the principal payments to be received on that instrument and recognize the premium as a loss (which would be a capital loss if the Certificate is held as a capital asset) as those principal payments are received.

  Interest Election. Under the OID Regulations, Regular Certificateholders generally may elect to include all accrued interest on a Regular Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a Certificateholder makes such an election and (i) the Regular Certificate has amortizable bond premium, the Certificateholder is deemed to have made an election to amortize bond premium or (ii) the Regular Certificate has market discount, the Certificateholder is deemed to have made an election to include market discount in income currently. See "Premium" and "Market Discount" above. A Regular Certificateholder should consult its tax adviser before making this election.

  Sale or Exchange of Regular Certificates. If a holder sells or exchanges a Regular Certificate, the Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income

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with respect to the Regular Certificate and reduced by the payments previously received on the Regular Certificate, other than payments of qualified stated interest, by any amortized premium and by previously recognized losses.

  In general, except as described above with respect to market discount, and except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Regular Certificate recognized by an investor who holds the Regular Certificate as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for more than one year. Gain from the disposition of a Regular Certificate that otherwise might be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if the yield on the Regular Certificate were 110% of the applicable federal rate under section 1274(d) of the Code as of the date of purchase, over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. Furthermore, such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as part of such transaction, or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

  Treatment of Subordinated Certificates. As described above under "Description of the Certificates -- Credit Enhancement -- Subordination," certain series of REMIC Certificates may contain one or more classes of Regular REMIC Certificates that are subordinate to one or more other classes of Regular REMIC Certificates (the "Subordinated Certificates" and "Senior Certificates," respectively), Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method of accounting without giving effect to delays or reductions in distributions attributable to defaults and delinquencies on the Mortgage Loans, except to the extent it can be established that such amounts are uncollectible. In addition, holders of Subordinated Certificates will be required to treat amounts transferred to any Reserve Fund as having been distributed to them. As a result, the amount of income reported by a holder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder generally will be allowed a loss (or will be allowed to report less income) where either principal or previously accrued interest are determined to be uncollectible with respect to the Subordinated Certificate, although the timing and character of such losses (or reductions in income) are uncertain.

Taxation of Residual Certificates

  General. Generally, holders of Residual Certificates ("Residual Certificateholders") will take into account as ordinary income or loss for federal income tax purposes, the "daily portions" of REMIC taxable income or net loss. The daily portions of REMIC taxable income or net loss for a Residual Certificateholder are determined by allocating to each day in any calendar quarter its ratable portion of the REMIC's taxable income or net loss for such calendar quarter, and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates of a series on that day. A Residual Certificateholder also must include in income any distributions from the REMIC in excess of the Residual Certificateholder's adjusted basis in the Residual Certificate. Certain adjustments to the income of a subsequent holder of a Residual Certificate may be required when the Residual Certificate was purchased at a price that is greater or less than the adjusted basis (determined in the manner discussed below) that the Residual Certificate would have if held by an initial holder. Nevertheless, in the absence of Treasury regulations or clarifying legislation, it is uncertain whether any adjustments would be required.

  Method of Computing REMIC Taxable Income. In general, REMIC taxable income is determined in the same manner as the taxable income of an individual having the calendar year as the taxable year and using the accrual

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method of accounting, with certain exceptions. For these purposes, REMIC taxable income generally means the excess of (i) the REMIC's gross income (including interest, original issue discount and market discount, if any) on the Mortgage Loans owned by the REMIC, plus income on reinvestment of cash flows and investment of assets in the Reserve Fund and amortization of any premium with respect to the Regular Certificates, over (ii) deductions, including interest and original issue discount on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses, and deduction or amortization of premium, if any, with respect to the Mortgage Loans. Under the REMIC Regulations, section 163(d) of the Code does not apply to limit a REMIC's deductions for any interest expense, and for purposes of determining a REMIC's bad debt deduction, debt owed to the REMIC is not treated as nonbusiness debt under section 166(d) of the Code. In addition, under the REMIC Regulations, any gain or loss from the disposition of any asset, including a qualified mortgage (as defined in section 860G(a)(3) of the Code) or a permitted investment (as defined in section 860G(a)(5) of the Code) is treated as ordinary gain or loss. For purposes of determining REMIC taxable income or net loss, the REMIC's aggregate basis in the collateral is the fair market value thereof immediately after transfer to the REMIC. Under the REMIC Regulations, that fair market value is equal to the aggregate of the issue prices of all regular and residual interests in the REMIC.

  Generally, the REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Regular Certificates -- Original Issue Discount," without regard to the de minimis rule described therein. The REMIC will have discount income in respect of a Mortgage Loan if, in general, the basis of the REMIC allocable thereto is exceeded by the unpaid principal balance thereof. In respect of Mortgage Loans that have discount, REMIC taxable income will take into account discount that accrues during the taxable year as it accrues under a constant yield method. Generally, if the REMIC's basis allocable to a Mortgage Loan exceeds the unpaid principal balance thereof, the REMIC will be considered to have acquired the Mortgage Loan at a premium equal to the amount of the excess, which premium may be amortized under a constant interest method as described above under "Regular Certificates -- Premium."

  The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount and market discount income (or amortization of premium) with respect to Mortgage Loans, and the timing of deductions for interest (including original issue discount) on the Regular Certificates. Where the Mortgage Loans bear interest at a fixed rate, mismatching of that timing may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the Regular Certificates, will increase over time as the earlier classes of Regular Certificates are paid, whereas interest income with respect to any given Mortgage Loan generally will remain constant over time as a percentage of the outstanding principal amount of that loan. When there is more than one class of Regular Certificates that pay principal sequentially, this mismatching of income and deductions is likely to occur in the early years following issuance of the REMIC Certificates when principal payments are being made in respect of the earlier classes of Regular Certificates particularly if the Mortgage Loans were acquired at a discount. In those circumstances, Residual Certificateholders may require sufficient other sources of cash to pay any federal, state or local income or franchise taxes due as a result of the mismatching. The mismatching of income and deductions described in this paragraph, if present with respect to a series of REMIC Certificates, may have a significant adverse effect upon a Residual Certificateholder's after-tax rate of return.

  Losses. The amount of any net loss of the REMIC that may be taken into account by a Residual Certificateholder is limited to the Residual Certificateholder's adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate, if earlier) determined without taking into account the net loss for the quarter. Any loss so disallowed may be carried over indefinitely, and may be used only to offset any income generated by the Residual Certificate. The adjusted basis of a Residual Certificate is equal to the amount paid therefor, increased by the amount of any income allocated to the Residual Certificateholder and decreased (but not below zero) by the amount of cash distributed, the fair market value of property distributed and any loss allocated to the Residual Certificateholder. The ability of a Residual Certificateholder that is an individual or a closely held corporation to take into account losses from the REMIC also may be subject to other limitations under the Code.

  Limitations on Offset or Exemption of REMIC Income. A portion of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That

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portion, referred to as the "excess inclusion," is equal to the excess, if any, of the Residual Certificateholder's allocable share of REMIC taxable income for a calendar quarter, over the sum of the "daily accruals" with respect to the Residual Certificate for days during the calendar quarter that the Residual Certificateholder held the Residual Certificate. The daily accruals for each day during a calendar quarter generally are determined by allocating to each day in the calendar quarter its ratable portion of the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument issued on the day the REMIC was formed) under section 1274(d) of the Code, and (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. The adjusted issue price of the Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate (generally determined as if the Residual Certificate were a debt instrument), increased by the amount of the daily accruals of such excess inclusion income for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate prior to the beginning of the quarterly period.

  To the extent provided in Treasury regulations that have not yet been issued, if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then a Residual Certificateholder's entire share of REMIC taxable income will be treated as excess inclusions. Unless otherwise stated in the Prospectus Supplement with respect to any Residual Certificates offered by such Prospectus Supplement, it is expected that the value of the Residual Certificates will not be significant.

  The portion of a Residual Certificateholder's REMIC taxable income consisting of the "excess inclusion" may not be offset by other deductions, including net operating losses or net operating loss carryforwards, on the Residual Certificateholder's federal income tax return. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, the Residual Certificateholder's excess inclusion will be treated as unrelated business taxable income of the Residual Certificateholder. Pursuant to the REMIC Regulations, if a Residual Certificateholder is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests held by the members of the affiliated group. In addition, under Treasury regulations that have not yet been issued, if a real estate investment trust owns a Residual Certificate, a portion of dividends paid by the real estate investment trust would be treated as excess inclusions in the hands of its shareholders with the same consequences as excess inclusions attributed directly to a Residual Certificateholder. Similar rules will apply to Residual Certificates that are held by regulated investment companies, common trust funds or certain cooperative corporations. Finally, Residual Certificateholders who are not U.S. persons ("Non-U.S. Persons") will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC.

  Prohibited Transactions and Other Taxes on the REMIC. Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, no loss or deduction allocable to a prohibited transaction is taken into account in determining the taxable income or net loss of the REMIC. Prohibited transactions generally include (i) subject to certain limited exceptions (which exceptions include the liquidation of the REMIC, a "clean-up call" of one class of interests and the repurchase of a defective mortgage loan), the disposition of any mortgage loan; (ii) the receipt of income attributable to any asset that is not the type of mortgage loan or other investment that the REMIC is permitted to hold; (iii) the receipt of compensation for services; or (iv) the receipt of gain from disposition of temporary investments between Payment Dates other than pursuant to a qualified liquidation. In addition, a 100% tax is imposed on the amount of any contribution of property made to the REMIC after its initial formation (excluding certain specified contributions such as cash payments in the nature of guarantees). An additional tax at the highest corporate rate (currently 35%) will be imposed on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year after the year in which the Trust Fund acquires the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a
Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "-- Losses") the REMIC Residual Certificate at the time of the sale or exchange. In addition, a cash distribution to a Residual Certificateholder from the REMIC is treated as gain from the sale or exchange of the Residual Certificate to the extent that the amount of the distribution exceeds such adjusted basis. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, long-term capital gains generally are subject to a maximum rate of tax of 20% in the case of capital assets held for more than one year. In addition, in certain circumstances, if a Residual Certificate is transferred to a "Disqualified Organization" (as defined below), a tax will be imposed on the transferor. See "Residual Certificates Transferred to or Held by Disqualified Organizations."

  Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person is disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate is treated as constituting a noneconomic residual interest for this purpose unless, at the time of the transfer, (i) the present value of the expected future distributions on the Residual Certificate is no less than the product of the present value of the "anticipated excess inclusions" with respect to the Residual Certificate and the highest rate applicable to domestic corporations for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in an amount sufficient to satisfy the income tax liability on any "excess inclusions" at or after the time the liability accrues. The anticipated excess inclusions are the excess inclusions that are anticipated to accrue to each calendar quarter, or portion thereof, following the transfer of the Residual Certificate, determined as of the date the Residual Certificate is transferred and based on events that have occurred up to the time of the transfer and on the Prepayment Assumption and any required or permitted clean up calls or required liquidation. See "Taxation of REMIC Certificates -- Original Issue Discount" and "Limitations on Offset or Exemption of REMIC Income."

  A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

  Under the REMIC Regulations, a transfer of a Residual Certificate that has "tax avoidance potential" to a person who is not a U.S. Person is disregarded for all federal tax purposes. For this purpose a Residual Certificate has tax avoidance potential unless at the time of the transfer the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee Residual Certificateholder an amount that will equal at least thirty percent of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. The REMIC Regulations provide that a transferor has a reasonable expectation if the thirty percent test would be satisfied were the REMIC's qualified mortgages to prepay at each rate within a range of rates from fifty percent to two hundred percent of the rate assumed under section 1272(a)(6) of the Code with respect to the qualified mortgages (or the rate that would have been assumed had the mortgages been issued with original issue discount). A transfer of a Residual Certificate to a person who is not a U.S. Person, however, is not disregarded if income from the Residual Certificate is subject to tax under section 871(b) or section 882 of the Code in the hands of the transferee. Moreover, if a person who is not a U.S. Person transfers a Residual Certificate to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of sections 871(a), 881, 1441 and 1442 of the Code. As used herein, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership

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(unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). See "Limitations on Offset or Exemption of REMIC Income" and "Other Matters Relating to REMIC Certificates -- Taxation of Certain Foreign Investors -- Residual Certificates."

  Except as provided in Treasury regulations that have not yet been issued, the wash sale rules of section 1091 of the Code will apply to the disposition of a Residual Certificate where, during the period beginning six months before the sale or disposition of the REMIC Residual Certificate and ending six months after the sale or disposition, the seller of the Residual Certificate acquires (or enters into any other transaction that results in the application of section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is comparable to a Residual Certificate. Application of these wash sale rules would result in the deferral of recognition of any loss on the sale of the Residual Certificate.

Residual Certificates Transferred to or Held by Disqualified Organizations

  Regardless of whether any gain or loss is recognized on the transfer of a Residual Certificate, a tax is imposed on the transferor of a Residual Certificate where the transfer is to certain specified entities generally including governmental entities or any other entities that are exempt from U.S. tax including the tax on unrelated business income (collectively, "Disqualified Organizations"). If a transfer of a Residual Certificate to a Disqualified Organization is made through an agent for the Disqualified Organization (including a nominee, broker or middleman), then the tax is imposed on the agent. The tax is imposed at the highest rate applicable to domestic corporations (currently 35%) based on the present value of expected excess inclusions (see "Limitations on Offset or Exemption of REMIC Income" above). The REMIC Regulations provide that the anticipated excess inclusions must be determined as of the date the Residual Certificate is transferred and must be based on (i) events that have occurred up to the time of the transfer,
(ii) the Prepayment Assumption, and (iii) any required or permitted clean up calls, or required qualified liquidation. In addition, the REMIC Regulations provide that the present value of the anticipated excess inclusions is determined by discounting the anticipated excess inclusions from the end of each remaining calendar quarter in which those excess inclusions are expected to accrue to the date the Disqualified Organization acquires the Residual Certificate. The discount rate to be used for this present value computation is the applicable Federal rate as specified in section 1274(d)(1) of the Code that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Certificate. The transferor is relieved of the tax liability if it receives in good faith from the transferee (i) an affidavit stating that the transferee is not a Disqualified Organization or
(ii) the transferee's social security number and an affidavit stating that the social security number is that of the transferee. Because a requirement for qualification as a REMIC is that reasonable efforts must be made to ensure that Residual Certificates are not held by Disqualified Organizations, the ability of a Residual Certificate to be transferred may be conditioned upon the Trustee's receipt of an affidavit representing that the proposed transferee is not a Disqualified Organization.

  If a Residual Certificate is held by a "pass-through entity" (such as a partnership, trust, real estate investment trust, regulated investment company, or common trust fund), a tax is imposed at the highest rate applicable to domestic corporations on the pass-through entity if a record holder of interest in the entity is a Disqualified Organization. The tax would be imposed on the portion of the excess inclusion income relating to the Residual Certificate allocable to the Disqualified Organization interest holder. If a nominee holds an interest in a pass-through entity for a Disqualified Organization, then the tax is imposed on the nominee. Any tax imposed on a pass-through entity is deductible against the gross amount of ordinary income of the pass-through entity. No tax, however, will be imposed during any period if (i) the record holder of an interest in the pass-through entity furnishes to the pass-through entity an affidavit that the record holder is not a Disqualified Organization, (ii) the record holder provides its

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social security number and an affidavit stating that the social security number is that of the record holder, and (iii) during such period, the pass-through entity does not have actual knowledge that the affidavit is false.

  For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

Mark to Market Regulations

  On December 24, 1996, the Internal Revenue Service (the "IRS") issued final regulations (the "Mark to Market Regulations") under section 475 of the Code relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

Other Matters Relating to REMIC Certificates

  Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation, and sells all of its assets (other than cash) within the 90-day period beginning on the date of the adoption of the plan of liquidation, then the REMIC will not be subject to an entity-level tax on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of all REMIC Certificates within the 90-day period. It is unclear whether the termination of the REMIC will be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, a Residual Certificateholder would be entitled to recognize a gain (or loss) at that time equal to the amount of the excess (or shortfall) of the cash or fair market value of other property distributed in liquidation over the adjusted basis in the Residual Certificate remaining upon termination of the REMIC. The amount of such gain (or loss) may be treated as a capital gain (or loss) for certain taxpayers, although not for financial institutions subject to the provisions of section 582(c) of the Code.

  Reporting and Other Administrative Matters. For federal income tax purposes, the REMIC must adopt a calendar year as its taxable year and must file annual federal information and tax returns and other reports with the IRS and furnish reports to Certificateholders as specified in temporary Treasury regulations (the "Temporary Regulations") and Treasury regulations. Pursuant to Treasury regulations, reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accrued on the Regular Certificates, the portion of the Regular Certificates (and income therefrom) that is eligible for each special tax status described above, and certain information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates. Quarterly reports will be made to the holders of Residual Certificates with regard to REMIC taxable income, excess inclusions and allocable investment expenses of the REMIC required to be taken into account by the holder of the Residual Certificate. These quarterly reports will be filed with the IRS on an annual basis. The Temporary Regulations also provide that quarterly reports must be made of the REMIC's investment expenses to holders of Regular Certificates where such allocations are required. The REMIC also is subject to the procedural and administrative rules of the Code applicable to partnerships including the determination of any adjustments to, among other things, items of REMIC income gain, loss, deduction or credit by the IRS in a unified administrative proceeding. In this connection, a holder of a Residual Certificate may be required to act as the "tax matters person" of the REMIC.

  Certain Noncorporate Investors. Under section 67 of the Code, an individual, estate or trust may deduct certain itemized deductions only to the extent that the aggregate of these itemized deductions exceeds two percent of the taxpayer's adjusted gross income. These itemized deductions include expenses paid or incurred for the production or

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collection of income, or the management, conservation or maintenance of property held for the production of income. In the case of a REMIC, these deductions may include deductions for servicing expenses with respect to the Mortgage Loans, compensation paid to the Servicer of a series of Certificates, or other administrative expenses, if any, of the REMIC. In the case of a REMIC that is similar to a traditional single-class mortgage pass-through arrangement (including a pass-through arrangement with senior and subordinated interests), a pro rata portion of the expenses that are deductible under section 212 of the Code would be allocated among all of the holders of interests in the REMIC and would be taken into account by holders who are individuals, estates or trusts (where interests are held either directly or indirectly through certain pass-through entities) as a "gross-up" to income, against which deductions for those expenses would be available subject to the limitations of section 67 of the Code. Nevertheless, for other REMICs, these deductions would be allocated only to holders of the Residual Certificates.

  Taxation of Certain Foreign Investors -- Regular Certificates. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a REMIC Certificate and who is not a U.S. Person. A Foreign Holder that is not subject to federal income tax as a result of any direct or indirect connection with the United States in addition to its ownership of a Regular Certificate will not be subject to federal income tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder does not own actually or constructively a 10% or greater interest in the Residual Certificates. To qualify for this tax exemption, the Foreign Holder will be required to provide a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on an IRS Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years.

  Any gain recognized by a Foreign Holder upon a sale, retirement, or other taxable disposition of a Regular Certificate generally will not be subject to U.S. Federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears a Regular Certificate will not be includible in the estate of a Foreign Holder and would not be subject to U.S. estate taxes.

  The IRS recently issued final regulations (the "New Regulations"), which provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under the rules as currently in effect. The New Regulations will require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than the foreign partnership and (y) the partnership provide certain information including a United States taxpayer identification number. A look-through rule will apply in the case of tiered partnerships. Foreign Holders should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

  Taxation of Certain Foreign Investors -- Residual Certificates. Amounts paid to Residual Certificateholders who are Foreign Holders are treated as interest for purposes of the 30% U.S. withholding tax. The U.S. Department of the Treasury has promulgated regulations that provide that interest payments to the holder of a Residual Certificate is treated as having been paid with respect to the obligations held by the REMIC for purposes of determining whether the payments are eligible for the portfolio interest exemption. Such regulations do not allow any payments representing the "excess inclusion" portion of the REMIC's income to be eligible for the portfolio interest exemption. In addition, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of REMIC Certificates -- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts allocable to Residual Certificateholders who are Foreign Holders are effectively connected with the conduct of a trade or business within the United States by such Foreign Holders, 30%

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(or lower treaty rate) withholding will not apply. Instead, the amounts allocable to such Foreign Holders will be subject to U.S. federal income tax at regular graduated rates. If 30% (or lower treaty rate) withholding is applicable, such amounts will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those that govern withholding upon disposition of debt instruments that have original issue discount. However, the Code grants the U.S. Department of the Treasury authority to issue regulations requiring that the amounts includible be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax. This latter rule may apply where the Residual Certificates do not have significant value.

  Backup Withholding. Under certain circumstances interest (and original issue discount, if any), principal or proceeds of the sale of a Regular Certificate may be subject to "backup withholding" of U.S. Federal income tax at a 31% rate. Backup withholding does not apply to corporations and certain other exempt recipients, which may be required to establish their exempt status. Backup withholding generally applies if, among other circumstances, a non-exempt Regular Certificateholder who is a U.S. Person fails to furnish its taxpayer identification number or, when applicable, a Form 4224. Backup withholding generally does not apply to a Foreign Holder if the Foreign Holder provides the statement necessary to establish the exemption from federal income tax on interest on the Regular Certificate. Special backup withholding rules may apply when a payment is made through one or more financial institutions or by a custodian, nominee, broker or other agent of the beneficial owner of a Regular Certificate.

            Federal Income Tax Consequences for Certificates as to
                        Which No REMIC Election Is Made

General

  In the event that no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, in the opinion of Cadwalader, Wickersham & Taft, the Trust will be classified as a grantor trust under subpart E. Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where such Certificates are not designated as "Stripped Certificates," the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "-- Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), market discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $126,600 for 1999 ($63,300 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation for each year thereafter), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond"

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and "stripped coupon" rules of the Code, as described below under "-- Stripped
Certificates" and "-- Recharacterization of Servicing Fees," respectively.

Tax Status

  In the opinion of Cadwalader, Wickersham & Taft, except as described below with respect to Stripped Certificates:

    1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

    2. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
  Section 856(c)(4)(A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

    3. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    4. A Certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the Trust consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

  An issue arises as to whether Buy-Down Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

  Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

 Premium

  The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Method of Computing REMIC Taxable Income."

 Original Issue Discount

  The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code

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provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See " -- Stripped Certificates" below regarding original issue discount on Stripped Certificates.

  Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

 Market Discount

  Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates-- Regular Certificates -- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

  If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans, would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing fees deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

  If the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may

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be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

  Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

 General

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositors or any of their affiliates retain (for its own account or for purposes of resale) an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositors or any of their affiliates are treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "-- Recharacterization of Servicing Fees" above), and (iii) Certificates are issued in two or more Classes representing the right to non-pro rata percentages of the interest and principal payments on the Mortgage Loans.

  In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "-- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "-- General," subject to the limitation described therein.

  Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates

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are issued with respect to a Mortgage Pool containing variable rate Mortgage
Loans, in the opinion of Cadwalader, Wickersham & Taft, (i) the Trust will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "-- Taxation of Stripped Certificates --
 Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuers to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

  Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

  No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) and "permitted assets" within the meaning of Code Section 860L(c), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Mortgage Loans is uncertain. See "-- Tax Status" above.

 Taxation of Stripped Certificates

  Original Issue Discount. Except as described above under "-- General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--
 General,"

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

the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

  If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

  As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

  Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "-- Federal Income Tax Consequences for REMIC Certificates --
 Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of the subsequent purchase.

  Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

  Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are

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

premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

  Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

  The Servicer will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Servicer may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Servicer will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Other Matters Relating to REMIC Certificates -- Backup Withholding."

Taxation of Certain Foreign Investors

  To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to Non-U.S. Persons generally will be subject to 30% United States withholding tax or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

  Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--
 Federal Income Tax Consequences for REMIC Certificates -- Other Matters Relating to REMIC Certificates -- Taxation of Certain Foreign Investors --
 Regular Certificates."

                        CERTAIN STATE TAX CONSEQUENCES

  Each holder of a Certificate may be liable for state and local income taxes payable in the state or locality in which it is a resident or conducts or is deemed to conduct business and where an election is not made to treat the Trust as a REMIC, a holder of a Certificate representing an ownership interest in the related Trust may also be liable for such taxes in any state or locality in which the Trust conducts or is deemed to conduct business. The income tax laws of each state and locality may differ from the above discussion of federal income tax laws so each prospective purchaser of a Certificate should consult its own tax counsel with respect to potential state and local income taxes payable as a result of its purchase of a Certificate.


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                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

  ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

  A Plan's investment in Certificates may cause the Mortgage Loans and other assets included in a related Trust to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

  Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans and other assets included in a Trust constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans and other assets included in a Trust constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and the Code.

  On May 14, 1993, the DOL granted to NationsBank Corporation, the predecessor to Bank of America Corporation, the corporate parent of Banc of America Securities LLC, an individual administrative exemption, Prohibited Transaction Exemption 93-31, Exemption Application No. D-9105 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Certificates underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust or (b) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this

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Section "ERISA Considerations," the term "Underwriter" shall include (a) Bank of America Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation, including Banc of America Securities LLC, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a Class of Certificates.

  The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by DCR, S&P, Moody's or Fitch. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of the Underwriter, the Depositors, the Trustee, the Servicer, any insurer and any obligor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans in the related Trust as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositors pursuant to the assignment of the Mortgage Loans to the related Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, the Trust must meet the following requirements: (i) the assets of the Trust must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories by Moody's, S&P, DCR or Fitch for at least one year prior to the Plan's acquisition of the securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

  A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate. However, to the extent Certificates are subordinate, the Exemption will not apply to an investment by a Plan.

  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(e)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

  If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositors or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

  Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust. The Depositors expect that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

  The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

  The Exemption was amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997), which, among other changes, permits the inclusion of a pre-funding account in a trust fund, provided that the following conditions are met: (a) the pre-funding account may not exceed 25% of the total amount of certificates being offered; (b) additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust fund; (c) the transfer of additional obligations to the trust during the pre-funding period must not result in the certificates receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates; (d) the weighted average interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trust on the closing date; (e) the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support provider or insurance provider independent of the sponsor or by an independent accountant retained by the sponsor that confirms such conformance in writing; (f) the pre-funding period must be described in the prospectus or private placement memorandum provided to investing plans; and (g) the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

  Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the pooling and servicing agreement; (y) the date on which an event of default occurs under the pooling and servicing agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that any Prefunding Account will meet all of these requirements.

  Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisitions and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

  The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payment on a Trust.

  However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust or only of a specified percentage of future principal payments on a Trust, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

  PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor, and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interest in pools of the exact nature as some of the Certificates described herein.

  The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860B. Furthermore, prior to the purchase of Residual Certificates, a prospective transferee will be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Residual Certificates Transferred to or Held by Disqualified Organizations".

  The sale of Certificates to a Plan is in no respect a representation by the Depositors or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

  Any Plan fiduciary or other investor considering whether to purchase any Certificates on behalf of or with "plan assets" of any Plan should consult with its counsel and refer to the applicable Prospectus Supplement for guidance regarding the ERISA considerations applicable to the Certificates offered thereby.

                               LEGAL INVESTMENT

  The applicable Prospectus Supplement will specify whether the Class or Classes of Certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such Certificates constitute a legal investment for you.

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from each sale of the Series of Certificates will be received, directly or indirectly, by the Depositors. In the aggregate, the Originators will contribute or otherwise transfer the related Mortgage Loans to the Depositors in return for cash, stock or other property as specified in the related Prospectus Supplement.

                             PLAN OF DISTRIBUTION

  The Certificates offered hereby and by the Supplements to this Prospectus will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Banc of America Securities LLC acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositors. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositors or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositors.

  Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Banc of America Securities LLC acting as agent or in some cases as principal with respect to Certificates which it has previously purchased or agreed to purchase. If Banc of America Securities LLC acts as agent in the sale of Certificates, Banc of America Securities LLC will receive a selling commission with respect to each series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Banc of America Securities LLC elects to purchase Certificates as principal, Banc of America Securities LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositors and purchasers of Certificates of such series.

  Banc of America Securities LLC is an affiliate of the Depositors. This Prospectus may be used by Banc of America Securities LLC, to the extent required, in connection with market making transactions in the Certificates. Banc of America Securities LLC may act as principal or agent in such transactions.

  The Depositors will indemnify Banc of America Securities LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Banc of America Securities LLC and any underwriters may be required to make in respect thereof.

  In the ordinary course of business, Banc of America Securities LLC and the Depositors may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositors' mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

  The Depositors anticipate that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates, Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

  As to each Series of Certificates, only those Classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositors, and may be sold by the Depositors at any time to one or more institutional investors.

                                    RATINGS

  Each Class of Offered Certificates of a Series will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

  Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to a Certificate upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Depositors and EquiCredit by Cadwalader, Wickersham & Taft, New York, New York and Charlotte, North Carolina or Hunton & Williams, Charlotte, North Carolina. Certain federal income tax matters will be passed upon for the Depositors by Cadwalader, Wickersham & Taft, New York, New York and Charlotte, North Carolina or Hunton & Williams, Charlotte, North Carolina.

                      WHERE YOU CAN FIND MORE INFORMATION

  The Depositors filed a registration statement (the "Registration Statement") relating to the Certificates with the ("SEC" or the "Commission"). This Prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

  Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositors have filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this Prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to EQCC Receivable Corporation and EQCC Asset Backed Corporation, 10401 Deerwood Park Blvd., Jacksonville, Florida 32256, telephone number (904) 457-5000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The SEC allows the Depositors to "incorporate by reference" information it files with the SEC, which means that the Depositors can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Depositors file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus Supplement. The Depositors incorporate by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the Certificates.

  As a recipient of this Prospectus, you may request a copy of any document the Depositors incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference) at no cost, by writing or calling the Treasurer at EQCC Receivable Corporation and EQCC Asset Backed Corporation, 10401 Deerwood Park Blvd., Jacksonville, Florida 32256, telephone number (904) 457-5000.

                        INDEX OF SIGNIFICANT DEFINITIONS

      Term                                                                  Page
      ----                                                                  ----
Accrual Period.............................................................   6
Accrual Certificates.......................................................  32
Actuarial Mortgage Loan....................................................  16
Adjustable Rate Mortgages..................................................  15
Advance....................................................................  41
ARMs.......................................................................  15
Asset Conservation Act.....................................................  67
Available Payment Amount...................................................  43
Bankruptcy Code............................................................  63
Bankruptcy Commission......................................................  64
Bankruptcy Mortgage Loan...................................................  16
Bankruptcy Plan............................................................  16
Balloon Loans..............................................................  13
Basic Principal Amount.....................................................  33
Book-Entry Certificates....................................................   6
Buydown Mortgage Loans.....................................................  19
Buydown Period.............................................................  19
Capitalized Interest Account...............................................  44
Cash Collateral Account....................................................  47
Cash Collateral Lender.....................................................  47
Cash Flow Agreement........................................................  44
Cede.......................................................................  32
CEDEL......................................................................   6
CEDEL Participants.........................................................  54
CERCLA.....................................................................  66
Certificateholders.........................................................  20
Certificates...............................................................   5
Class......................................................................   6
Cleanup Costs..............................................................  66
Closing Date...............................................................   5
Code.......................................................................   8
Collection Account.........................................................  42
Combined Loan-to-Value Ratio...............................................  15
Commission.................................................................  93
Company....................................................................  11
Companion Class............................................................  35
Component..................................................................  33
contract borrower..........................................................  58
Contract Lender............................................................  58
Cooperative................................................................  57
Cooperative Loans..........................................................  57
Credit Bureau Risk Scores..................................................  26
Credit Grade Matrix........................................................  26
Credit Provider............................................................  46
Crime Control Act..........................................................  68
Curtailments...............................................................  32
Custodian..................................................................  38
Cut-off Date...............................................................   5
Debt-to-Income Ratio.......................................................  28

      Term                                                                  Page
      ----                                                                  ----
Definitive Certificates....................................................   6
Depositaries...............................................................  55
Depositors.................................................................   5
Determination Date.........................................................   5
Disqualified Organization..................................................  78
DOL........................................................................  88
DTC........................................................................   6
DTC Participants...........................................................  54
due-on-sale................................................................  65
Due Period.................................................................  32
EDGAR......................................................................  93
Eligible Account...........................................................  40
ERISA......................................................................   8
EquiCredit.................................................................   5
EquiCredit Corporation.....................................................  22
Euroclear..................................................................   6
Euroclear Cooperative......................................................  55
Euroclear Operator.........................................................  55
Euroclear Participants.....................................................  55
Excess Spread..............................................................  40
Excluded Plan..............................................................  89
Exemption..................................................................  88
Fair, Isaac................................................................  26
FASIT......................................................................  69
FHLBB......................................................................  65
FHLMC......................................................................  11
Fixed Monthly Debt.........................................................  28
FNMA.......................................................................  11
Foreign Holder.............................................................  80
Garn Act...................................................................  65
Gross Margin...............................................................  16
holders....................................................................  32
Illinois Land Trust........................................................  37
Index......................................................................  16
Indirect DTC Participants..................................................  54
Insolvency Laws............................................................  23
Insurance Proceeds.........................................................  32
Insurer....................................................................  46
IRA........................................................................   8
IRS........................................................................  79
Issuer.....................................................................   5
land sale contract.........................................................  58
Land Sale Contracts........................................................  15
Letter of Credit...........................................................  46
Letter of Credit Issuer....................................................  46
Liquidated Mortgage Loan...................................................  33
Liquidation Proceeds.......................................................  33
Majority in Aggregate Voting Interest......................................  52
Mark to Market Regulations.................................................  78

      Term                                                                  Page
      ----                                                                  ----
market discount............................................................  73
Maximum Mortgage Rate......................................................  16
MERS.......................................................................  36
Minimum Mortgage Rate......................................................  16
Monthly Deposit Date.......................................................  40
Monthly Payments...........................................................  32
Monthly Period.............................................................  40
Mortgage...................................................................  15
Mortgages..................................................................  12
Mortgage File..............................................................  36
Mortgage Interest Rate.....................................................  15
Mortgage Loans.............................................................   6
Mortgage Loan Losses.......................................................  52
Mortgage Loan Schedule.....................................................  36
Mortgage Pool..............................................................   6
Mortgaged Property.........................................................  15
Mortgagor..................................................................  11
Net Liquidation Proceeds...................................................  33
New Regulations............................................................  80
NIV Program................................................................  25
Nonrecoverable Advances....................................................  42
Non-U.S. Persons...........................................................  76
Offered Certificate........................................................   7
OID Regulations............................................................  71
Original Pool Principal Balance............................................  15
Originator.................................................................   5
OSCC-Florida...............................................................  22
OTS........................................................................  65
Owners.....................................................................  54
PAC........................................................................  34
PAC I......................................................................  34
PAC II.....................................................................  34
Parties in Interest........................................................  88
pass-through entity........................................................  78
Pass-Through Rate..........................................................  31
Payment Cap................................................................  16
Payment Date...............................................................   5
PCBs.......................................................................  66
Percentage Interest........................................................  31
Periodic Cap...............................................................  16
Permitted Instruments......................................................  40
Plans......................................................................   8
Pooling and Servicing Agreement............................................   5
Pool Insurance Policy......................................................  47
Pool Insurer...............................................................  47
Pool Principal Balance.....................................................  45
Prefunding Account.........................................................   7
Prefunding Amount..........................................................  44
Prefunding Period..........................................................  44
Prepayment Assumption......................................................  71

      Term                                                                  Page
      ----                                                                  ----
Prepayment Period..........................................................  32
Prepayment Premium.........................................................  16
Primary Servicing Portfolio................................................  30
Principal and Interest Account.............................................  40
Principal Prepayments......................................................  32
Prospectus.................................................................   5
Prospectus Supplement......................................................   5
PTE 83-1...................................................................  90
Qualified Substitute Mortgage Loan.........................................  37
Rating Agency..............................................................   7
RCRA.......................................................................  67
Record Date................................................................   5
Registration Statement.....................................................  93
Regular Certificates.......................................................  69
Released Mortgaged Property Proceeds.......................................  33
Relief Act.................................................................  68
REMIC......................................................................   8
REMICs.....................................................................  69
REMIC Certificates.........................................................  69
REMIC Pool.................................................................  69
REMIC Regulations..........................................................  70
REO Properties.............................................................  20
Representative.............................................................   5
Representative's Yield.....................................................  42
Reserve Fund...............................................................  47
Residual Certificateholders................................................  74
Residual Certificates......................................................  69
Restricted Group...........................................................  89
Revolving Credit Line Loans................................................  17
RICO.......................................................................  68
SBJPA of 1996..............................................................  70
SEC........................................................................  93
Securities Insurance Policy................................................  46
Senior Liens...............................................................  12
Senior Certificates........................................................  48
Series.....................................................................   5
Servicer...................................................................   5
Servicer Termination Event.................................................  52
Servicing Advances.........................................................  41
Servicing Fee..............................................................  49
Similar Law................................................................   8
SMMEA......................................................................   8
Special Hazard Policy......................................................  47
Special Payment Amount.....................................................  43
Special Payment Date.......................................................  21
Special Payments...........................................................  21
Special Record Date........................................................  43
Spread Account.............................................................  47
standard hazard insurance..................................................  49
Stripped Certificates......................................................  84
Stripped Certificateholder.................................................  85

      Term                                                                  Page
      ----                                                                  ----
Stripped REMIC Certificates................................................  72
Subordinated Certificates..................................................  48
Subsequent Mortgage Loans..................................................  44
Substitution Adjustment....................................................  38
Successor Servicer.........................................................  53
Superliens.................................................................  66
TAC........................................................................  35
Tax Counsel................................................................  69
Temporary Regulations......................................................  79
Terms and Conditions.......................................................  55
Texas Home Equity Loans....................................................  13

      Term                                                                  Page
      ----                                                                  ----
Tiered REMICs..............................................................  70
TILA Amendment.............................................................  64
Title V....................................................................  66
Transfer Agreement.........................................................  34
Trust......................................................................   5
Trustee....................................................................  22
Underwriter................................................................  89
U.S. Person................................................................  77
UST........................................................................  67
weighted average life......................................................  19

                       EQCC Home Equity Loan Trust 1999-3
                                     Issuer

                          EQCC Receivables Corporation
                         EQCC Asset Backed Corporation
                                   Depositors

                             EquiCredit Corporation
                                   of America
                                  as Servicer

                                a subsidiary of
                          Bank of America Corporation

                                 $1,000,000,000
                                 (Approximate)

                EQCC Home Equity Loan Asset Backed Certificates
                                 Series 1999-3

                              Class A Certificates

                              ------------------

                             PROSPECTUS SUPPLEMENT

                              ------------------

     You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No one has been authorized to provide you with different information.

     The offered Certificates are not being offered in any state where the offer is not permitted.

     The Depositors do not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered Certificates will deliver a Prospectus Supplement and Prospectus until ninety days following the date of this Prospectus Supplement.

                         Banc of America Securities LLC

                              Merrill Lynch & Co.

                                August 18, 1999